As filed with the Securities and Exchange Commission on October 22, 1998
                                       Registration No. 333-62225, 333-62225-01
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                AMENDMENT NO. 1
                                       TO



                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------


                    FIDELITY BANCSHARES (N.C.), INC.                                    FIDBANK CAPITAL TRUST I
         (Exact name of registrant as specified in its charter)         (Exact name of registrant as specified in its charter)
                                 Delaware                                                      Delaware
                      (State or other jurisdiction of                               (State or other jurisdiction of
                       incorporation or organization)                                incorporation or organization)


                               56-1586543                                                     52-6936487
                   (I.R.S. Employer Identification No.)                           (I.R.S. Employer Identification No.)
                              100 South Main Street                                      100 South Main Street
                    Fuquay-Varina, North Carolina 27526                           Fuquay-Varina, North Carolina 27526
                              (919) 552-2242                                                (919) 552-2242
         (Address, including zip code, and telephone number,              (Address, including zip code, and area telephone number,
 including area code, of registrant's principal executive offices)              including area code, of registrant's principal
                                                                                              executive offices)



                                ---------------
                                Billy T. Woodard
                     Chairman and Chief Executive Officer
                       Fidelity BancShares (N.C.), Inc.
                             100 South Main Street
                      Fuquay-Varina, North Carolina 27526
                                (919) 552-2242
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:

         William R. Lathan, Jr., Esq.     Frank M. Conner, III, Esq.
       F. Donald Nelms, Jr., Esq.          Jonathan H. Talcott, Esq.
          Ward and Smith, P.A.                 Alston & Bird LLP
           1001 College Court               601 Pennsylvania Avenue
       New Bern, North Carolina 28560     North Building, 11th Floor
             (252) 633-1000                 Washington, D.C. 20004
                                                (202) 756-3300

                                ---------------
     Approximate date of commencement of the proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]
                                ---------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



                             Subject to Completion
                             Dated October *, 1998




                                  PROSPECTUS



                            FIDBANK Capital Trust I
                                  $20,000,000
                             *  % Capital Securities

               (Liquidation Amount $10.00 per Capital Security) fully and unconditionally guaranteed, as described herein, by



                              Fidelity BancShares

                                  (N.C.), Inc.

                                ---------------


     The Capital Securities offered hereby represent preferred undivided beneficial interests in the assets of FIDBANK Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Fidelity BancShares (N.C.), Inc. ("BancShares"), initially will be the holder of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in
 * % Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by BancShares. The Junior Subordinated
Debentures will mature on    *   , 2028 (the "Stated Maturity"). See
"Description of the Junior Subordinated Debentures -- General." The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Capital Securities -- Subordination of Common Securities." The Capital Securities have been approved for quotation on the American Stock Exchange, Inc. ("AMEX"),
subject to notice of issuance.        (Continued on next page.)



     See "Risk Factors" beginning on Page 12 of this Prospectus for a discussion of certain risk factors that should be considered by prospective investors in evaluating an investment in the Capital Securities.

                                ---------------
THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY A BANKING OR NONBANKING AFFILIATE OF BANCSHARES (EXCEPT TO THE EXTENT THAT THE CAPITAL SECURITIES ARE GUARANTEED BY BANCSHARES AS DESCRIBED HEREIN), AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT
                 RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Price to       Underwriting        Proceeds to
                                   Public (1)     Commission (2)   Issuer Trust (3)(4)
Per Capital Security .........  $       10.00        (4)           $       10.00
Total (5) ....................  $  20,000,000        (4)           $  20,000,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Plus accumulated Distributions (as defined herein), if any, from * , 1998.

(2) BancShares and the Issuer Trust each have agreed to indemnify the Underwriter (as defined herein) against certain liabilities, including certain liabilities under the Securities Act. See "Underwriting."


(3) Before deducting estimated expenses of $218,500 which are payable by BancShares.


(4) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures issued by BancShares, BancShares has agreed to pay the Underwriter, as compensation for its arranging the investment therein of such proceeds, $ * per Capital Security (or $ * in the aggregate). See "Underwriting."

(5) The Issuer Trust has granted to the Underwriter an option, exercisable within 30 days of the date hereof, to purchase up to 300,000 additional Capital Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If the Underwriter exercises such option in full, the total Price to Public, Underwriting Commission and Proceeds to Issuer Trust, will be $23,000,000, $ * and $23,000,000, respectively. See "Underwriting."

                                ---------------

     The Capital Securities are offered by the Underwriter, as specified herein, subject to receipt and acceptance by it, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the
Capital Securities will be made on or about    *   , 1998, against payment
therefor in immediately available funds.

                                ---------------
                               Wheat First Union


                The date of this Prospectus is October *, 1998.

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"),
commencing    *    , 1998, at an annual rate equal to  *  % on the stated
amount of $10.00 per Capital Security (the "Liquidation Amount"). The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Issuer Trust. So long as no Event of Default (as defined in the Junior Subordinated Indenture (as defined herein)) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), BancShares has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period subject to the requirements described herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and BancShares will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to BancShares' capital stock or with respect to debt securities of BancShares that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a rate equal to * %, compounded quarterly, and holders of Capital Securities will be required to accrue income for United States federal income tax purposes. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     BancShares will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of BancShares guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein. See "Description of the Guarantee." If BancShares does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against BancShares to enforce payment of such Distributions to such holder. See "Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of BancShares under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Junior Subordinated Debentures -- Subordination") of BancShares.

     The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption by BancShares of the Junior Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case subject to possible regulatory approval and (iii)
in whole or in part at any time on or after    *   , 2003, contemporaneously
with the optional redemption by BancShares of the Junior Subordinated Debentures in whole or in part, in each case at the applicable Redemption Price (as defined herein). The Junior Subordinated Debentures are redeemable prior to
maturity at the option of BancShares (i) on or after    *   , 2003, in whole at
any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of BancShares to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures -- Redemption."


     In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $10.00 per

Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the holders of the outstanding Common Securities to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of BancShares. See "Description of the Junior Subordinated Debentures -- Subordination."


     The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in this Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."


     THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF BANCSHARES AND, LIKE THE CAPITAL SECURITIES, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY.
                                ---------------
     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF CAPITAL SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                                ---------------

                             AVAILABLE INFORMATION


     This Prospectus constitutes a part of a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), by the Issuer Trust with respect to the Capital Securities offered hereby, and by BancShares with respect to its Junior Subordinated Debentures to be issued to the Issuer Trust pursuant to the Junior Subordinated Indenture and its guarantee (to the extent provided herein) of payment of the Distributions due on the Capital Securities pursuant to the Guarantee. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits filed as a part thereof for further information with respect to BancShares, the Issuer Trust and the securities to which this Prospectus relates. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


     Neither BancShares nor the Issuer Trust is currently subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), but each of BancShares and the Issuer Trust will become subject to such requirements upon the effectiveness of the Registration Statement. BancShares intends to seek an order from the Commission conditionally exempting the Issuer Trust from the reporting requirements of the Exchange Act pursuant to Section 12(h) thereof, and, therefore, it is not expected that the Issuer Trust will be filing separate reports under the Exchange Act. When filed, BancShares' reports and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W. Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov.

     No separate financial statements of the Issuer Trust have been included herein. BancShares and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because (i) the Issuer Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities, (ii) all of the voting securities of the Issuer Trust will be owned, directly or indirectly, by BancShares, and (iii) the obligations of the Issuer Trust under the Capital Securities are guaranteed by BancShares as described herein. See "FIDBANK Capital Trust I," "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," and "Description of the Guarantee."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriter's over-allotment option. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." Throughout this Prospectus, unless the context clearly requires otherwise, references to "BancShares" should be deemed references to the combined activities of Fidelity BancShares (N.C.), Inc., a non-operating holding company, and its principal operating subsidiary, The Fidelity Bank (the "Bank"). As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, to be
dated as of    *   , 1998, as amended and supplemented from time to time,
between BancShares and Bankers Trust Company ("Bankers Trust"), as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement, to be dated
as of   *  , 1998, as amended and supplemented from time to time, relating to the Issuer Trust among BancShares, as Depositor, Bankers Trust, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), the Administrators named by the Depositor therein (the "Administrators"), and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, and (iii) the "Guarantee" means the Guarantee Agreement, to
be dated as of   *  , 1998, as amended and supplemented from time to time,
relating to the Capital Securities between BancShares and Bankers Trust, as Guarantee Trustee (the "Guarantee Trustee").


                       Fidelity BancShares (N.C.), Inc.


General


     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Fuquay-Varina, North Carolina. It was organized during 1987 as the holding company for the Bank. BancShares operates through the Bank which provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses in the communities it serves. At June 30, 1998, BancShares had total consolidated assets of approximately $597.7 million, total consolidated deposits of approximately $515.9 million, and total consolidated shareholders' equity of approximately $62.5 million.


     BancShares currently is engaged in an expansion program which involves acquisitions of other financial institutions, or offices and/or deposits of other institutions, and the opening of de novo branches. The Bank is a North Carolina-chartered bank that currently maintains 41 banking offices in 28 central North Carolina communities, 12 of which were opened or acquired within the last three fiscal years.


     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited product offerings of smaller institutions. By outsourcing its core data processing requirements to an affiliated financial institution (see "Certain Relationships and Related Transactions"), BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At June 30, 1998, transaction accounts and non-interest bearing accounts equaled 40.13% and 15.02%, respectively, of total deposits, with the remaining 44.85% of total deposits attributable to interest bearing savings and time deposit accounts.

     BancShares' return on average assets and return on average equity were 1.32% and 13.47%, respectively, for the year ended December 31, 1997, and an annualized 1.44% and 13.80%, respectively, for the six months ended June 30, 1998.

     Members of the Holding family, including Lewis R. Holding, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 77.31% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At June 30, 1998, BancShares' loan-to-deposit ratio was 74.67%, and over 64% of its $158.1 million investment portfolio was invested in U.S. government obligations with an average maturity of 11 months. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At June 30, 1998, BancShares' non-performing assets were $57,000, or 0.01% of gross loans and other real estate. Net charge-offs for the year ended December 31, 1997 were 0.10% of average loans and, for the six-month period ended June 30, 1998, were an annualized 0.33% of average loans. The allowance for loan losses at June 30, 1998, was 0.96% of gross loans.

     BancShares' principal executive offices are located at 100 South Main Street, Fuquay-Varina, North Carolina 27526, and its telephone number is (919) 552-2242.

     For additional information regarding BancShares and its financial condition and results of operations, see "Available Information," "Risk Factors -- Risk Factors Relating to BancShares," "Fidelity BancShares (N.C.), Inc.," "Consolidated Ratios of Earnings to Fixed Charges," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Supervision and Regulation," "Beneficial Ownership of Securities," "Directors and Executive Officers," "Executive Compensation," "Certain Relationships and Related Transactions," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."


                            FIDBANK Capital Trust I

     The Issuer Trust is a statutory business trust created under Delaware law on July 14, 1998, and which will be governed by the Trust Agreement. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities of the Issuer Trust. Upon issuance of the Common Securities, BancShares will own all of the Common Securities of the Issuer Trust which will represent an aggregate Liquidation Amount equal to at least 3% of the Issuer Trust's total capital. See "FIDBANK Capital Trust I."



                                 The Offering


Securities Offered..............   $20,000,000 aggregate Liquidation Amount of
                                    * % Capital Securities (Liquidation Amount
                                   $10.00 per Capital Security). BancShares and the Issuer Trust have granted to the Underwriter an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional
                                   $3,000,000 aggregate Liquidation Amount of
                                   Capital Securities (300,000 Capital
                                   Securities) at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, plus accumulated
                                   Distributions, if any, from the date of
                                   issuance. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of Capital
                                   Securities offered hereby. If purchased, the Underwriter will offer such additional
                                   Capital Securities on the same terms as those on which the $20,000,000 aggregate
                                   Liquidation Amount of the Capital Securities are being offered.


Offering Price..................   $10.00 per Capital Security plus
                                   accumulated Distributions, if any, from the date of original issuance.


Distribution Dates..............   March 31, June 30, September 30 and
                                   December 31 of each year, commencing    *   ,
                                   1998.


Extension Periods...............   So long as no Debenture Event of Default
                                   has occurred and is continuing, Distributions on Capital Securities may be deferred for the duration of any Extension Period selected by BancShares with respect to the payment of interest on the Junior Subordinated
                                   Debentures. No Extension Period may exceed 20 consecutive quarterly periods, extend beyond the Stated Maturity of the Junior
                                   Subordinated Debentures, or end on a date other than a Distribution Date. See
                                   "Description of the Capital Securities --
                                   Distributions," "Description of the Junior
                                   Subordinated Debentures -- Option to Extend
                                   Interest Payment Period" and "Federal Income
                                   Tax Consequences -- Interest Income and
                                   Original Issue Discount."


                                   During an Extension Period, interest on the
                                    Junior Subordinated Debentures will
                                    continue to accrue (and the amount of
                                    Distributions to
                                    which holders of the Capital Securities are entitled will accumulate) at the rate of
                                    * % per annum, compounded quarterly, to the extent permitted by applicable law, from the relevant payment date for such interest, and holders of Capital Securities will be required to accrue income (in the form of original issue discount ("OID")) for United States federal income tax purposes even though the Issuer Trust is not making cash Distributions on such Capital Securities. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures.


                                   As a consequence of the extension by
                                    BancShares of the interest payment period, quarterly Distributions on the Capital Securities will be deferred (though such distributions will continue to accumulate and compound quarterly, since interest will continue to accrue and compound on the Junior Subordinated Debentures) during any such Extension Period. During an Extension Period, BancShares will be prohibited, subject to certain exceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, BancShares may commence a new Extension Period, subject to the foregoing requirements. See "Description of the Capital Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period." During an Extension Period, holders of Capital Securities will be required to include income in the form of OID in their gross income for federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Federal Income Tax Consequences -- Interest Income and Original Issue Discount."



Ranking.........................   The Capital Securities will rank pari
                                   passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of the Capital
                                   Securities -- Subordination of Common
                                   Securities." The Junior Subordinated
                                   Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior
                                   Subordinated Indenture to all Senior
                                   Indebtedness. See "Description of the Junior
                                   Subordinated Debentures." The Guarantee will constitute an unsecured obligation of
                                   BancShares and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness. See "Description of the Guarantee." In addition, because
                                   BancShares is a holding company, the Junior
                                   Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of
                                   BancShares' subsidiaries, including the
                                   Bank's deposit liabilities. See "Description of the Junior Subordinated Debentures --
                                   Subordination."

Redemption......................   The Trust Securities are subject to
                                   mandatory redemption (i) in whole, but not in
                                   part, at the Stated Maturity upon repayment
                                   of the Junior Subordinated Debentures, (ii)
                                   in whole, but not in part, contemporaneously
                                   with the optional redemption at any time by
                                   BancShares of the Junior Subordinated
                                   Debentures at any time within 90 days
                                   following the occurrence and during the
                                   continuation of a Tax Event, Investment
                                   Company Event or Capital Treatment Event, in
                                   each
                                    case subject to possible regulatory
                                    approval, and (iii) in whole or in part at
                                    any time on or after   *  , 2003,
                                    contemporaneously with the optional
                                    redemption by BancShares of the Junior
                                    Subordinated Debentures in whole or in
                                    part, in each case at the applicable
                                    redemption price. See "Description of the Capital Securities -- Redemption" and "Description of the Junior Subordinated Debentures -- Redemption."

No Ratings......................   The Capital Securities will not be rated by
                                   any rating service, nor is any other security issued by BancShares so rated.

Termination and Distribution....   BancShares, as holder of the Common
                                   Securities, will have the right at any time to terminate the Issuer Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital
                                   Securities in liquidation of the Issuer
                                   Trust. This right is optional and wholly within the discretion of BancShares.
                                   Circumstances under which BancShares may determine to exercise such right could include the occurrence of adverse tax consequences to BancShares or the Issuer
                                   Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Capital
                                   Securities as described under "Accounting
                                   Treatment." See "Description of the Capital
                                   Securities -- Liquidation Distribution Upon
                                   Dissolution."

Guarantee.......................   BancShares has, through the Guarantee, the
                                   Junior Subordinated Indenture, the Junior
                                   Subordinated Debentures and the Trust
                                   Agreement, fully and unconditionally
                                   guaranteed all the Issuer Trust's obligations with respect to the Capital Securities, subject to certain subordination provisions discussed below. The payment of Distributions on the Capital Securities is guaranteed by BancShares under the Guarantee, but only to the extent the Issuer Trust has funds legally and immediately available to make such Distributions. If BancShares does not make principal or interest payments on the Junior
                                   Subordinated Debentures, the Issuer Trust will not have sufficient funds to make
                                   Distributions on the Capital Securities. In such event, a holder of Capital Securities may institute a legal proceeding directly against BancShares pursuant to the terms of the Guarantee to enforce payment of amounts equal to such Distributions to such holder.
                                   See "Description of the Junior Subordinated
                                   Debentures -- Enforcement of Certain Rights by Holders of Capital Securities."


ERISA Considerations............   Prospective investors must carefully
                                   consider the restrictions on purchase set forth under "ERISA Considerations."



Absence of Market for the
 Capital Securities...............  The Capital Securities will be a new issue of securities for which there currently is no market. The Capital Securities have been approved for quotation on AMEX, subject to notice of issuance. However, there can be no assurance that an active public market in the Capital Securities will develop or, if one does develop, that it will be maintained. Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital Securities. See "Underwriting."



American Stock Exchange, Inc....   The Capital Securities have been approved
                                   for quotation on AMEX, subject to notice of issuance. See "Underwriting."

     For additional information regarding the Capital Securities, see "FIDBANK Capital Trust I," "Accounting Treatment," "Use of Proceeds," "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," "Federal Income Tax Consequences," and "ERISA Considerations."




                                Use of Proceeds


     All net proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All the net proceeds to be received by BancShares from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, although it is likely that substantially all such proceeds will be used initially to make additional capital contributions to the Bank to fund its operations and continued expansion and to maintain its status as a "well capitalized" bank under bank regulatory capital guidelines. See "Supervision and Regulation." Portions of the net proceeds from the sale of the Junior Subordinated Debentures also may be used in the future for acquisitions by BancShares or the Bank, extensions of credit to the Bank, or for repurchases of outstanding common stock of BancShares.


     The proceeds from the Capital Securities are expected to qualify as Tier 1 or core capital of BancShares under the risk-based capital guidelines of the Federal Reserve. However, capital received from the proceeds of the sale of the Capital Securities cannot constitute more than 25% of the total Tier 1 capital of BancShares (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of BancShares. See "Use of Proceeds" and "Accounting Treatment."




                                 Risk Factors


   Prospective investors should carefully consider the matters set forth under
                                   "Risk Factors" beginning on page 12.

                     Selected Consolidated Financial Data

     The following table sets forth certain selected consolidated financial information for BancShares as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, and the six-month periods ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from BancShares' audited consolidated financial statements. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the independent auditors' reports thereon, are included elsewhere in this Prospectus. The information presented as of and for the six-month periods ended June 30, 1998 and 1997 is derived from BancShares' unaudited consolidated financial statements for these periods. Those unaudited consolidated financial statements, which are included elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. The following information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. See also "Available Information," "Experts," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."





                                                        As of and for the
                                                        six months ended
                                                            June 30,
                                                   ---------------------------
                                                        1998          1997
                                                   ------------- -------------
                                                     (Dollars in thousands,
                                                   except share and per share
                                                              data)
                                                           (Unaudited)
Summary of Operations
Interest income ..................................   $  22,434     $  21,007
Interest expense .................................       9,686         9,323
                                                     ---------     ---------
Net interest income ..............................      12,748        11,684
Provision for loan losses ........................         180           180
                                                     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      12,568        11,504
Noninterest income ...............................       2,639         1,908
Noninterest expense ..............................       8,411         7,595
                                                     ---------     ---------
Income before income taxes .......................       6,796         5,817
Income taxes .....................................       2,587         2,193
                                                     ---------     ---------
Net income .......................................   $   4,209     $   3,624
                                                     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 597,723     $ 559,652
Investment securities and federal funds sold .....     158,266       156,340
Loans, gross .....................................     385,271       354,013
Interest earning assets ..........................     543,537       510,353
Deposits .........................................     515,937       484,718
Interest bearing liabilities .....................     449,455       434,212
Shareholders' equity .............................      62,542        55,039
Common shares outstanding ........................      28,410        28,410
                                                     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 585,136     $ 545,705
Investment securities and federal funds sold .....     168,045       153,087
Loans, gross .....................................     370,463       342,042
Interest earning assets ..........................     538,508       495,129
Deposits .........................................     505,827       479,189
Interest bearing liabilities .....................     448,130       428,514
Shareholders' equity .............................      61,016        52,458
Common shares outstanding ........................      28,410        28,410
                                                     ---------     ---------
Profitability Ratios
Return on average total assets (1) ...............        1.44%         1.33%
Return on average shareholders' equity (1) .......       13.80         13.82
Dividend payout ratio (2) ........................       10.80         12.54
                                                     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       73.24%        71.38%
Average shareholders' equity to average total
 assets ..........................................       10.43          9.61
Tier 1 capital ratio (3) .........................       13.04         12.59
Total capital ratio (3) ..........................       13.99         13.82
Leverage capital ratio (3) .......................        8.82          8.10
                                                     ---------     ---------



                                                                             As of and for the
                                                                          year ended December 31,
                                                   ---------------------------------------------------------------------
                                                        1997          1996          1995          1994          1993
                                                   ------------- ------------- ------------- ------------- -------------
                                                          (Dollars in thousands, except share and per share data)
Summary of Operations
Interest income ..................................   $  43,249     $  37,238     $  30,607     $  23,859     $  20,991
Interest expense .................................      19,016        16,245        12,616         8,437         7,599
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income ..............................      24,233        20,993        17,991        15,422        13,392
Provision for loan losses ........................         360           360           360           360           360
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      23,873        20,633        17,631        15,062        13,032
Noninterest income ...............................       3,974         3,348         2,628         2,867         2,495
Noninterest expense ..............................      15,878        14,191        10,998         9,968         9,485
                                                     ---------     ---------     ---------     ---------     ---------
Income before income taxes .......................      11,969         9,790         9,261         7,961         6,042
Income taxes .....................................       4,581         3,487         3,254         2,955         2,232
                                                     ---------     ---------     ---------     ---------     ---------
Net income .......................................   $   7,388     $   6,303     $   6,007     $   5,006     $   3,810
                                                     =========     =========     =========     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 582,995     $ 542,138     $ 406,304     $ 334,390     $ 325,383
Investment securities and federal funds sold .....     179,043       163,083       108,518        71,816        93,178
Loans, gross .....................................     358,250       334,880       268,931       242,301       209,661
Interest earning assets ..........................     537,293       497,963       377,449       314,117       302,839
Deposits .........................................     505,237       479,140       352,566       296,297       285,146
Interest bearing liabilities .....................     448,832       429,649       313,409       264,370       256,272
Shareholders' equity .............................      59,117        51,242        44,351        38,433        32,738
Common shares outstanding ........................      28,410        28,410        28,582        28,582        28,682
                                                     ---------     ---------     ---------     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 558,119     $ 476,559     $ 371,036     $ 331,956     $ 301,734
Investment securities and federal funds sold .....     164,884       140,651        85,501        84,184        92,259
Loans, gross .....................................     349,526       297,229       260,103       226,400       190,731
Interest earning assets ..........................     514,410       437,880       345,604       310,584       282,990
Deposits .........................................     487,985       414,829       323,352       287,876       263,119
Interest bearing liabilities .....................     433,979       370,876       286,412       258,390       236,698
Shareholders' equity .............................      54,840        46,824        39,255        34,158        31,191
Common shares outstanding ........................      28,410        28,570        28,582        28,640        28,686
                                                     ---------     ---------     ---------     ---------     ---------
Profitability Ratios
Return on average total assets (1) ...............        1.32%         1.32%         1.62%         1.51%         1.26%
Return on average shareholders' equity (1) .......       13.47         13.46         15.30         14.66         12.21
Dividend payout ratio (2) ........................       12.31         14.51         11.42         13.72         12.05
                                                     ---------     ---------     ---------     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       71.63%        71.65%        80.44%        78.64%        72.49%
Average shareholders' equity to average total
 assets ..........................................        9.83          9.83         10.58         10.29         10.34
Tier 1 capital ratio (3) .........................       12.80         12.54         15.57         16.58         17.33
Total capital ratio (3) ..........................       13.93         13.79         16.82         17.83         18.58
Leverage capital ratio (3) .......................        8.52          8.55         10.74         10.78         10.44
                                                       ---------     ---------     ---------     ---------     ---------


                                                          As of and for the
                                                          six months ended
                                                              June 30,
                                                     ---------------------------
                                                          1998          1997
                                                     ------------- -------------
                                                       (Dollars in thousands,
                                                     except share and per share
                                                                data)
                                                             (Unaudited)
Per Share of Common Stock
Net income applicable to common shares (4) .........  $   148.17    $   127.55
Cash dividends .....................................       16.00         16.00
Book value (5) .....................................    2,201.41      1,937.31
                                                      ----------    ----------
Asset Quality Ratios (6)
Nonperforming assets to total gross loans and
 other real estate owned ...........................         0.01%         0.02%
Net charge-offs to average loans ...................        0.33          0.05
Total allowance for loan losses to total loans .....        0.96          1.20
Total allowance for loan losses to total
 nonperforming assets ..............................    6,495.89      7,411.36



                                                                               As of and for the
                                                                            year ended December 31,
                                                     ---------------------------------------------------------------------
                                                          1997          1996          1995          1994          1993
                                                     ------------- ------------- ------------- ------------- -------------
                                                            (Dollars in thousands, except share and per share data)
Per Share of Common Stock
Net income applicable to common shares (4) .........  $   260.04    $   220.63    $   210.18    $   174.80    $   132.81
Cash dividends .....................................       32.00         32.00         24.00         24.00         16.00
Book value (5) .....................................    2,080.86      1,803.66      1,551.70      1,344.65      1,141.43
                                                      ----------    ----------    ----------    ----------    ----------
Asset Quality Ratios (6)
Nonperforming assets to total gross loans and
 other real estate owned ...........................         0.02%         0.02%         0.00%         0.00%         0.63%
Net charge-offs to average loans ...................        0.10          0.14          0.03          0.01          0.00
Total allowance for loan losses to total loans .....        1.16          1.24          1.52          1.56          1.65
Total allowance for loan losses to total
 nonperforming assets ..............................    7,271.93      7,261.40        N/A           N/A           261.91


---------

(1) Annualized for the six months ended June 30, 1998 and 1997.

(2) For each indicated period, total common dividends declared divided by net income.

(3) See "Supervision and Regulation -- Capital Adequacy" for a more detailed description of these ratios.

(4) For each indicated period, net income divided by the average number of common shares outstanding. BancShares' adoption of Statement 128, "Earnings per Share," had no effect on its earnings per share disclosure since BancShares has no potentially dilutive securities.

(5) At the end of each indicated period, shareholders' equity divided by the number of common shares outstanding.

(6) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- For the Six Months Ended June 30, 1998 and 1997 -- Financial Condition and Results of Operations -- Asset Quality and Provision for Possible Loan Losses."

                                 RISK FACTORS



     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.




Risk Factors Relating to the Capital Securities



     Subordinate Ranking of Obligations Under the Guarantee and the Junior Subordinated Debentures. The obligations of BancShares under the Guarantee issued by BancShares for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At June 30, 1998, BancShares had no Senior Indebtedness. However, none of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by BancShares. Therefore, if BancShares were to incur such Senior Indebtedness, required payments on such Senior Indebtedness would, under certain conditions, need to be made before BancShares could make any payments on the Junior Subordinated Debentures. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."



     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon BancShares' making payments on the Junior Subordinated Debentures as and when required.



     Because BancShares is a bank holding company, its right to participate in any distribution of assets, if any, of the Bank upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Bank (including its depositors), except to the extent that BancShares may itself be recognized as a creditor of the Bank. At June 30, 1998, the Bank had total liabilities (excluding liabilities owed to BancShares) of approximately $533.4 million, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Bank, and holders of Capital Securities should look only to the assets of BancShares for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Bank in the future. See "Description of the Junior Subordinated Debentures" and "Description of the Guarantee."

     Option to Extend Interest Payment Period; Tax Consequences. So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to
 * % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock, (c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to * % per annum, compounded quarterly), BancShares may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that BancShares may elect to begin an Extension Period. See "Description of the Capital Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."


     Should an Extension Period occur, a holder of Capital Securities will accrue interest income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust. As a result, a holder of Capital Securities will include such OID income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of Capital Securities."


     BancShares has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should BancShares elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of BancShares' right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.


     Possibility of Early Redemption. Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, BancShares has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and the Common
Securities. In addition, on or after   *  , 2003, BancShares may prepay the
Junior Subordinated Debentures, in whole or in part, for any reason and thereby cause an optional redemption of the Capital Securities and the Common Securities, in whole or in part. Any such redemption shall be at a price equal to the aggregate Liquidation Amount of the Capital Securities and the Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of BancShares to exercise its rights to redeem the Junior Subordinated Debentures prior to the Stated Maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Redemption" and " -- Liquidation Distribution Upon Dissolution," and "Description of the Junior Subordinated Debentures -- Redemption."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by BancShares on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by BancShares, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. According to a petition recently filed in the United States Tax Court by a corporation unrelated to BancShares and the Issuer Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. Whether the Internal Revenue Service would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. BancShares, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by BancShares for United States federal income tax purposes. See "Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.



     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by BancShares that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that BancShares will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to BancShares.


     Possible Tax Law Changes. In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest and OID on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of BancShares to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit BancShares, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption."


     Possible Exchange of Capital Securities for Junior Subordinated Debentures. The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of BancShares to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."


     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will be classified as a grantor trust for United States federal income tax purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."


     Limitation on Rights Under the Guarantee. Bankers Trust will act as the Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust will also act as Debenture

Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of the Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and
(iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under " -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of the Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If BancShares were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of BancShares to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against BancShares for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, BancShares will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by BancShares to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and " -- Debenture Events of Default," and "Description of the Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

     Limited Voting Rights. Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable other than as a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."


     Absence of Prior Market for the Capital Securities and Certain Trading Restrictions. There is no current public market for the Capital Securities. Although the Capital Securities have been approved for quotation on AMEX, subject to notice of issuance, there can be no assurance that an active public market will develop for the Capital Securities, or if such market develops, that it will be maintained or that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Capital Securities has been determined through negotiations between BancShares and the Underwriter. Prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Capital Securities, investor perceptions of BancShares and general industry and economic conditions. In addition, notwithstanding the registration of the Capital Securities, holders who are "affiliates" of BancShares or the Issuer Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. See "Underwriting."

     Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Junior Subordinated Debentures."

     Capital Securities are Not Insured. The Capital Securities are not insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency.




Risk Factors Relating to BancShares

     Reliance on Dividend Payments by the Bank. Almost all of the operating assets of BancShares are owned by the Bank, and BancShares relies primarily on dividends from the Bank to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. Therefore, BancShares may be unable to meet its obligations under the Junior Subordinated Indenture and the Guarantee in the event the Bank is unable to pay dividends. The payment of dividends by the Bank to BancShares is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. At June 30, 1998, approximately $6.6 million was available for payment of dividends to BancShares from the Bank without regulatory approval and without affecting the Bank's current classification as a "well capitalized" bank under federal bank regulatory capital guidelines. However, no assurance can be given that the Bank will have funds available to pay dividends to BancShares at any particular time in the future. At June 30, 1998, BancShares had separate assets (consisting primarily of marketable equity securities) with a fair value of approximately $10.8 million that could be liquidated, if necessary, in order to pay obligations of BancShares. The Bank also is subject to certain restrictions under federal law on extensions of credit to, and certain other transactions with, BancShares and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent BancShares and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Bank are generally limited in amount as to BancShares and as to each such other affiliate to 10% of the Bank's capital and surplus and as to BancShares and all such other affiliates to an aggregate of 20% of the Bank's capital and surplus. See "Supervision and Regulation."


     Fluctuations in Performance. BancShares' operating results can fluctuate substantially from period to period as a result of a number of factors, including the volume of loan production, interest rates, risk of credit losses and changes in the economy, including the local economy in the markets in which the Bank does business. In particular, BancShares' results are strongly influenced by the level of loan production, which is influenced by the interest rate environment and other economic factors. Accordingly, BancShares' net income may fluctuate substantially from period to period.


     Interest Rate Fluctuations. Changes in interest rates can have differing effects on various aspects of BancShares' business, particularly on the net interest income of BancShares, the rate of loan prepayments, and the volume of loans originated.


       Net Interest Income. The Bank's profitability is dependent to a large extent on its net interest income, which is the difference between its income on interest-earning assets and its expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises in part from the mismatch (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing interest earning assets and liabilities, and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More interest earning assets than interest bearing liabilities repricing or maturing over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities than assets repricing or maturing over a given time period is considered liability-sensitive and is reflected as a negative gap. A liabilities-sensitive position (i.e., a negative gap) may generally enhance net interest income in a falling interest rate environment and reduce net interest income in a rising interest rate environment, while an asset-sensitive position (i.e., a positive gap) may generally enhance net interest income in a rising interest rate environment and will reduce net interest income in a falling interest rate environment. Fluctuations in interest rates are not predictable or controllable. Periodically, the Bank estimates the prepayment rates of all loans in its loan portfolios in order to determine its gap position over the approaching twelve-month period. At December 31, 1997, based on management's assumptions derived from its experience, the Bank calculated that it had a positive one-year cumulative gap position representing 16.92% of total assets.

       Rate of Loan Prepayment. Changes in interest rates also affect the average life of loans. The relatively lower interest rates in recent periods have resulted in increased prepayments of loans and mortgage-backed securities as borrowers have refinanced their mortgages to reduce their borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the prepaid loans or securities.



     Possible Inadequacy of Allowance for Loan Losses. Industry experience indicates that a portion of BancShares' loans held in its portfolio will become delinquent and a portion of the loans will become charge-offs. Regardless of the underwriting criteria used by the Bank, losses may be experienced as a result of various factors beyond the Bank's control, including, among other things, changes in market conditions affecting the value of properties and problems affecting the credit of the borrower. The Bank's determination of the adequacy of its allowance for loan losses is based on various considerations, including an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, specific loans which would have loan loss potential, delinquency trends, estimated fair value of the underlying collateral, current economic conditions, the views of the Bank's regulators (who have the authority to require additional reserves), and geographic and industry loan concentration. If delinquency levels were to increase as a result of adverse general economic conditions, the loan loss reserve so determined by the Bank, however, may not be adequate. The Bank believes the allowance to be adequate, but there can be no assurance that the allowance will be adequate to cover possible loan losses or that the Bank will not experience significant losses in its loan portfolio which may require significant increases to the allowance for loan losses in the future. At June 30, 1998, BancShares' allowance for loan losses totaled $3.7 million which was 0.96% of gross loans.

     No Assurance of Continued Growth or Successful Growth Management. BancShares has grown, and may seek to grow in the future, through acquisitions by the Bank of other financial institutions and branches of financial institutions and the establishment of de novo branches. However, opportunities for acquisitions and the establishment of de novo branches in BancShares' market area are highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that BancShares will obtain such approvals. BancShares may not be successful in the future in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, BancShares' ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.


     BancShares has experienced growth over the past five years, as total assets have increased from $325.4 million at December 31, 1993 to approximately $583.0 million at December 31, 1997. There can be no assurance that BancShares will be able to manage adequately and profitably its future growth. Failure by BancShares to manage its growth effectively or sustain historical increases in loan origination volume could have a material adverse effect on BancShares' business, financial condition, and results of operations.


     Concentration of Control. A significant percentage of BancShares' voting securities are beneficially owned by members of the Holding family. Accordingly, the Holding family is able to control the election of the Board of Directors of BancShares and thus the direction and future operations of BancShares without any approving vote of the holders of the Capital Securities offered hereby. See "Beneficial Ownership of Securities."



     Potential Conflicts of Interest. Certain decisions concerning the operations of, or financial dealings between, BancShares and other financial services companies controlled by the Holding family may present conflicts of interest between the Holding family and the holders of the Capital Securities offered hereby. Although it is expected that the terms of any such transactions between BancShares or the Bank and such other companies will be on terms no less favorable than those that could be obtained from an independent third party, BancShares cannot predict with certainty either the nature of, or the financial terms of, any transactions which may arise in the future. See "Fidelity BancShares (N.C.), Inc.," "Business," and "Certain Relationships and Related Transactions."

     Competition. The banking business is highly competitive. In its primary market area, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and other financial and non-financial companies operating locally and elsewhere, which may offer products similar to those offered by the Bank. Certain of the Bank's primary competitors have substantially greater resources and lending limits than the Bank and offer services the Bank does not provide at this time. Also, certain of the competing banks in the Bank's market area are controlled by the Holding family which also controls BancShares. See "Business" and "Certain Relationships and Related Transactions." BancShares' profitability depends upon the Bank's ability to continue to compete in its primary market areas. See "Business -- Description of Business -- Competition."

     Year 2000 Issue. BancShares is heavily dependent upon complex computer systems for all phases of its operations. The year 2000 issue common to most corporations concerns the inability of certain software and databases to recognize properly date sensitive information beginning January 1, 2000. This problem could result in a disruption to BancShares' operations, if not corrected. Financial institutions are particularly sensitive to such disruptions. In 1997, resources were committed and implementation began to modify the affected information systems. Implementation is currently on schedule, but the degree of success of the project cannot be determined at this time. BancShares uses third-party vendors for substantially all of its data processing. See "Fidelity BancShares (N.C.), Inc. -- Relationship with Affiliated Financial Institutions." Additionally, BancShares could be adversely affected by year 2000 problems experienced by others, including its customers, their vendors, correspondent banks, government agencies, and the financial services industry in general. As a result, much of BancShares' remediation effort relates to monitoring and communicating with those vendors. BancShares has assessed and developed a detailed strategy to prevent or at least minimize problems related to the year 2000 issue. However, no assurances can be given that BancShares will not be adversely affected by year 2000 problems relating to its own systems or those of third parties, and those problems could have a material adverse effect on BancShares' financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Issue" for a description of BancShares' plan to address the year 2000 issue.

     Developments in Technology. The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, debit cards and so-called "smart" cards. BancShares' ability to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or BancShares' success or failure in anticipating or responding to such developments, will materially affect BancShares' business, financial condition and operating results.

     Dependence on Regional and Local Economics. BancShares and the Bank are headquartered and operate primarily in rural areas of central North Carolina. Consistent with its banking philosophy, a majority of the Bank's depositors are located in and doing business within its banking markets, and the Bank lends a substantial portion of its capital and deposits to individual and commercial borrowers in its banking markets. Accordingly, the local economies of those areas have a direct impact on the ability of the Bank to generate deposits to support loan growth, on the demand for loans, on the ability of residents who are borrowers from the Bank to repay loans, on the value of collateral securing such loans (particularly loans secured by real estate), and on the Bank's ability to collect, liquidate and restructure problem loans. Should the economy of any of the Bank's banking markets be adversely affected by a general economic downturn or by other specific events or trends, the resulting economic impact could have a direct adverse effect on the Bank and its operating results.



     Risk of Claims. In the ordinary course of its business, the Bank is or may become subject to claims made against it by borrowers arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, errors and omissions of employees, officers and agents of the Bank, incomplete documentation, and failures by the Bank to comply with various laws and regulations applicable to its business. Relying as it does on employees interacting with its customers, the Bank may encounter circumstances where employees knowingly or unknowingly violate laws or regulations without the knowledge of management, in which case the Bank may be liable for these acts. BancShares believes that liability with respect to any currently asserted claims or legal actions is not likely to be material to BancShares' results of operations or financial condition; however, any claims asserted may result in legal expenses or liabilities which could have a material adverse effect on BancShares' results of operations and financial condition.


     Environmental Matters. In the course of its business, through the foreclosure process the Bank has acquired, and may acquire in the future, properties securing loans that are in default. Therefore, there is a risk that the Bank could be required to investigate and clean up hazardous or toxic substances or chemical releases at such properties after their acquisition and may be held liable to a governmental entity or to third-parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. To date, the Bank has not been required to perform any investigation or cleanup activities of any material nature. No assurance can be given, however, that this will remain the case in the future.


                       FIDELITY BANCSHARES (N.C.), INC.

General

     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Fuquay-Varina, North Carolina. It was organized during 1987 as the holding company for the Bank. BancShares operates through the Bank which provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses in the communities it serves. At June 30, 1998, BancShares had total consolidated assets of approximately $597.7 million, total consolidated deposits of approximately $515.9 million, and total consolidated shareholders' equity of approximately $62.5 million.


     BancShares currently is engaged in an expansion program which involves acquisitions of other financial institutions, or offices and/or deposits of other institutions, and the opening of de novo branches. The Bank is a North Carolina-chartered bank that currently maintains 41 banking offices in 28 central North Carolina communities, 12 of which were opened or acquired within the last three fiscal years.


     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited product offerings of smaller institutions. By outsourcing its core data processing requirements to an affiliated financial institution (see "Certain Relationships and Related Transactions"), BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At June 30, 1998, transaction accounts and non-interest bearing accounts equaled 40.13% and 15.02%, respectively, of total deposits, with the remaining 44.85% of total deposits attributable to interest bearing savings and time deposit accounts.

     BancShares' return on average assets and return on average equity were 1.32% and 13.47%, respectively, for the year ended December 31, 1997, and an annualized 1.44% and 13.80%, respectively, for the six months ended June 30, 1998.

     Members of the Holding family, including Lewis R. Holding, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 77.31% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At June 30, 1998, BancShares' loan-to-deposit ratio was 74.67%, and over 64% of its $158.1 million investment portfolio was invested in U.S. government obligations with an average maturity of 11 months. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At June 30, 1998, BancShares' non-performing assets were $57,000, or 0.01% of gross loans and other real estate. Net charge-offs for the year ended December 31, 1997 were 0.10% of average loans and, for the six-month period ended June 30, 1998, were an annualized 0.33% of average loans. The allowance for loan losses at June 30, 1998, was 0.96% of gross loans.

     BancShares' principal executive offices are located at 100 South Main Street, Fuquay-Varina, North Carolina 27526, and its telephone number is (919) 552-2242.

     For additional information regarding BancShares and its financial condition and results of operations, see "Available Information," "Risk Factors -- Risk Factors Relating to BancShares," "Consolidated Ratios of Earnings to Fixed Charges," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Supervision and Regulation," "Beneficial Ownership of Securities," "Directors and Executive Officers," "Executive Compensation," "Certain Relationships and Related Transactions," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."


Relationship with Affiliated Financial Institutions


     The Bank is party to a contract with an affiliated financial institution, First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), pursuant to which FCB provides the Bank with certain management consulting services and with various support and data processing services relating to (i) its deposit and loan, item processing, general ledger, statement rendering and securities portfolio management functions which the Bank has chosen not to provide for itself, and (ii) service as trustee for the Bank's pension plan and Section 401(k) salary deferral plan. The Bank also purchases business forms, equipment and supplies through FCB. Amounts paid by the Bank to FCB pursuant to those arrangements during 1997, 1996 and 1995 totaled approximately $1.9 million, $1.6 million and $1.3 million, respectively. Management of the Bank estimates that amounts payable during 1998 will total approximately $2.0 million. The Bank also has agreed to purchase an aggregate of approximately $35.5 million in assets, and to assume an aggregate of approximately $72.6 million in deposit liabilities, associated with five branch offices of FCB; and, during January 1998, the Bank sold rights to service $51 million in mortgage loans to another affiliated bank, Southern Bank and Trust Company. See "Certain Relationships and Related Transactions."

                            FIDBANK CAPITAL TRUST I

     The Issuer Trust is a statutory business trust created under the Delaware Business Trust Act (the "Trust Act") on July 14, 1998, pursuant to the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust will be governed by the Trust Agreement among BancShares, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. Two individuals will be selected by the holders of the Common Securities to act as Administrators with respect to the Issuer Trust. BancShares, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with BancShares to serve as the Administrators. See "Description of the Capital Securities -- Miscellaneous." The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     All the Common Securities will initially be owned by BancShares. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities -- Subordination of Common Securities." BancShares will acquire Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may be dissolved or terminated earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500. It is anticipated that the Issuer Trust will be conditionally exempted from the reporting requirements of the Exchange Act.



                             ACCOUNTING TREATMENT


     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of BancShares and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of BancShares. The Capital Securities will be included in the consolidated balance sheets of BancShares as long-term obligations, and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of BancShares. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income as interest expense of BancShares. See also "Capitalization."



                                USE OF PROCEEDS


     All the net proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The net proceeds to BancShares from the sale of the Junior Subordinated Debentures offered hereby are estimated to be approximately $ * million ($ * if the Underwriter's over-allotment option is exercised in full), after deducting the Underwriter's commission and estimated offering expenses. All the net proceeds to be received by BancShares from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, although it is likely that substantially all such proceeds will be used initially to make additional capital contributions to the Bank to fund its operations and continued expansion and to maintain its status as a "well capitalized" bank under bank regulatory capital guidelines. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Supervision and Regulation." Portions of the net proceeds from the sale of the Junior Subordinated Debentures also may be used in the future for acquisitions by BancShares or the Bank, extensions of credit to the Bank, or for repurchases of outstanding common stock of BancShares. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of BancShares and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, BancShares may from time to time engage in additional financings of a character and in amounts to be determined.

     The proceeds from the sale of the Capital Securities are expected to qualify as Tier 1 or core capital with respect to BancShares under the risk-based capital guidelines established by the Federal Reserve. However, capital received from the proceeds of the sale of the Capital Securities cannot constitute more than 25% of the total Tier 1 capital of BancShares (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of BancShares.



               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


     The following table presents the unaudited consolidated ratios of earnings to fixed charges of BancShares for the periods indicated. The consolidated ratio of earnings to fixed charges has been computed by dividing the sum of income before income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on short-term borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."






                                                 For the
                                               six months
                                             ended June 30,                    For the year ended December 31,
                                         ----------------------- -----------------------------------------------------------
                                             1998        1997        1997        1996        1995        1994        1993
                                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
Earnings to fixed charges:
  Excluding interest on deposits .......     36.44x      40.79x      37.99x      35.07x      34.02x      28.84x      38.05x
  Including interest on deposits .......      1.70        1.62        1.63        1.60        1.73        1.94        1.80

                                CAPITALIZATION


     The following table sets forth the unaudited consolidated capitalization of BancShares and its subsidiary as of June 30, 1998, and as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the net proceeds thereof as provided under "Use of Proceeds." The following data is qualified in its entirety by, and should be read in conjunction with, the detailed information contained in BancShares' consolidated financial statements contained elsewhere herein. See "Selected Consolidated Financial Data," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."





                                                                                          As of June 30, 1998
                                                                                              (Unaudited)
                                                                                 -------------------------------------
                                                                                               As adjusted for Capital
                                                                                    Actual     Securities issuance (1)
                                                                                 ------------ ------------------------
                                                                                        (Dollars in thousands)
Short-term borrowings
 TT&L and repurchase agreements ................................................   $ 11,037           $ 11,037
                                                                                   --------           --------
   Total short-term borrowings .................................................     11,037             11,037
                                                                                   --------           --------
Long-term obligations
 Company-obligated mandatorily redeemable capital securities of subsidiary trust
   holding solely junior subordinated debentures of BancShares (2) .............         --             20,000
                                                                                   --------           --------
   Total long-term obligations .................................................         --             20,000
                                                                                   --------           --------
    Total borrowings ...........................................................     11,037             31,037
                                                                                   --------           --------
Shareholders' equity
 Common stock: 29,200 shares authorized; 28,410 shares issued and outstanding at
   June 30, 1998 ...............................................................        710                710
 Surplus .......................................................................      6,251              6,251
 Retained earnings .............................................................     50,675             50,675
 Net unrealized gain on securities available-for-sale ..........................      4,906              4,906
                                                                                   --------           --------
    Total shareholders' equity .................................................     62,542             62,542
                                                                                   --------           --------
     Total capitalization ......................................................   $ 73,579           $ 93,579
                                                                                   ========           ========
Capital ratios (3)
 Tier 1 capital ratio ..........................................................      13.04%             18.15%
 Total capital ratio ...........................................................      13.99              19.10
 Leverage capital ratio ........................................................       8.82              12.27


---------

(1) Does not reflect the effect of exercise of the Underwriter's over-allotment option. See "Underwriting."

(2) See "Accounting Treatment."

(3) See "Supervision and Regulation -- Capital Adequacy."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected consolidated financial information for BancShares as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, and the six-month periods ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from BancShares' audited consolidated financial statements. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the independent auditors' reports thereon, are included elsewhere in this Prospectus. The information presented as of and for the six-month periods ended June 30, 1998 and 1997 is derived from BancShares' unaudited consolidated financial statements for these periods. Those unaudited consolidated financial statements, which are included elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the six-month period ended June 30, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. The following information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. See also "Available Information," "Experts," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."





                                                        As of and for the
                                                        six months ended
                                                            June 30,
                                                   ---------------------------
                                                        1998          1997
                                                   ------------- -------------
                                                     (Dollars in thousands,
                                                   except share and per share
                                                              data)
                                                           (Unaudited)
Summary of Operations
Interest income ..................................   $  22,434     $  21,007
Interest expense .................................       9,686         9,323
                                                     ---------     ---------
Net interest income ..............................      12,748        11,684
Provision for loan losses ........................         180           180
                                                     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      12,568        11,504
Noninterest income ...............................       2,639         1,908
Noninterest expense ..............................       8,411         7,595
                                                     ---------     ---------
Income before income taxes .......................       6,796         5,817
Income taxes .....................................       2,587         2,193
                                                     ---------     ---------
Net income .......................................   $   4,209     $   3,624
                                                     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 597,723     $ 559,652
Investment securities and federal funds sold .....     158,266       156,340
Loans, gross .....................................     385,271       354,013
Interest earning assets ..........................     543,537       510,353
Deposits .........................................     515,937       484,718
Interest bearing liabilities .....................     449,455       434,212
Shareholders' equity .............................      62,542        55,039
Common shares outstanding ........................      28,410        28,410
                                                     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 585,136     $ 545,705
Investment securities and federal funds sold .....     168,045       153,087
Loans, gross .....................................     370,463       342,042
Interest earning assets ..........................     538,508       495,129
Deposits .........................................     505,827       479,189
Interest bearing liabilities .....................     448,130       428,514
Shareholders' equity .............................      61,016        52,458
Common shares outstanding ........................      28,410        28,410
                                                     ---------     ---------
Profitability Ratios
Return on average total assets (1) ...............        1.44%         1.33%
Return on average shareholders' equity (1) .......       13.80         13.82
Dividend payout ratio (2) ........................       10.80         12.54
                                                     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       73.24%        71.38%
Average shareholders' equity to average total
 assets ..........................................       10.43          9.61
Tier 1 capital ratio (3) .........................       13.04         12.59
Total capital ratio (3) ..........................       13.99         13.82
Leverage capital ratio (3) .......................        8.82          8.10
                                                     ---------     ---------



                                                                             As of and for the
                                                                          year ended December 31,
                                                   ---------------------------------------------------------------------
                                                        1997          1996          1995          1994          1993
                                                   ------------- ------------- ------------- ------------- -------------
                                                          (Dollars in thousands, except share and per share data)
Summary of Operations
Interest income ..................................   $  43,249     $  37,238     $  30,607     $  23,859     $  20,991
Interest expense .................................      19,016        16,245        12,616         8,437         7,599
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income ..............................      24,233        20,993        17,991        15,422        13,392
Provision for loan losses ........................         360           360           360           360           360
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      23,873        20,633        17,631        15,062        13,032
Noninterest income ...............................       3,974         3,348         2,628         2,867         2,495
Noninterest expense ..............................      15,878        14,191        10,998         9,968         9,485
                                                     ---------     ---------     ---------     ---------     ---------
Income before income taxes .......................      11,969         9,790         9,261         7,961         6,042
Income taxes .....................................       4,581         3,487         3,254         2,955         2,232
                                                     ---------     ---------     ---------     ---------     ---------
Net income .......................................   $   7,388     $   6,303     $   6,007     $   5,006     $   3,810
                                                     =========     =========     =========     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 582,995     $ 542,138     $ 406,304     $ 334,390     $ 325,383
Investment securities and federal funds sold .....     179,043       163,083       108,518        71,816        93,178
Loans, gross .....................................     358,250       334,880       268,931       242,301       209,661
Interest earning assets ..........................     537,293       497,963       377,449       314,117       302,839
Deposits .........................................     505,237       479,140       352,566       296,297       285,146
Interest bearing liabilities .....................     448,832       429,649       313,409       264,370       256,272
Shareholders' equity .............................      59,117        51,242        44,351        38,433        32,738
Common shares outstanding ........................      28,410        28,410        28,582        28,582        28,682
                                                     ---------     ---------     ---------     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 558,119     $ 476,559     $ 371,036     $ 331,956     $ 301,734
Investment securities and federal funds sold .....     164,884       140,651        85,501        84,184        92,259
Loans, gross .....................................     349,526       297,229       260,103       226,400       190,731
Interest earning assets ..........................     514,410       437,880       345,604       310,584       282,990
Deposits .........................................     487,985       414,829       323,352       287,876       263,119
Interest bearing liabilities .....................     433,979       370,876       286,412       258,390       236,698
Shareholders' equity .............................      54,840        46,824        39,255        34,158        31,191
Common shares outstanding ........................      28,410        28,570        28,582        28,640        28,686
                                                     ---------     ---------     ---------     ---------     ---------
Profitability Ratios
Return on average total assets (1) ...............        1.32%         1.32%         1.62%         1.51%         1.26%
Return on average shareholders' equity (1) .......       13.47         13.46         15.30         14.66         12.21
Dividend payout ratio (2) ........................       12.31         14.51         11.42         13.72         12.05
                                                     ---------     ---------     ---------     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       71.63%        71.65%        80.44%        78.64%        72.49%
Average shareholders' equity to average total
 assets ..........................................        9.83          9.83         10.58         10.29         10.34
Tier 1 capital ratio (3) .........................       12.80         12.54         15.57         16.58         17.33
Total capital ratio (3) ..........................       13.93         13.79         16.82         17.83         18.58
Leverage capital ratio (3) .......................        8.52          8.55         10.74         10.78         10.44
                                                     ---------     ---------     ---------     ---------     ---------


                                                          As of and for the
                                                          six months ended
                                                              June 30,
                                                     ---------------------------
                                                          1998          1997
                                                     ------------- -------------
                                                       (Dollars in thousands,
                                                     except share and per share
                                                                data)
                                                             (Unaudited)
Per Share of Common Stock
Net income applicable to common shares (4) .........  $   148.17    $   127.55
Cash dividends .....................................       16.00         16.00
Book value (5) .....................................    2,201.41      1,937.31
                                                      ----------    ----------
Asset Quality Ratios (6)
Nonperforming assets to total gross loans and
 other real estate owned ...........................         0.01%         0.02%
Net charge-offs to average loans ...................        0.33          0.05
Total allowance for loan losses to total loans .....        0.96          1.20
Total allowance for loan losses to total
 nonperforming assets ..............................    6,495.89      7,411.36



                                                                               As of and for the
                                                                            year ended December 31,
                                                     ---------------------------------------------------------------------
                                                          1997          1996          1995          1994          1993
                                                     ------------- ------------- ------------- ------------- -------------
                                                            (Dollars in thousands, except share and per share data)
Per Share of Common Stock
Net income applicable to common shares (4) .........  $   260.04    $   220.63    $   210.18    $   174.80    $   132.81
Cash dividends .....................................       32.00         32.00         24.00         24.00         16.00
Book value (5) .....................................    2,080.86      1,803.66      1,551.70      1,344.65      1,141.43
                                                      ----------    ----------    ----------    ----------    ----------
Asset Quality Ratios (6)
Nonperforming assets to total gross loans and
 other real estate owned ...........................         0.02%         0.02%         0.00%         0.00%         0.63%
Net charge-offs to average loans ...................        0.10          0.14          0.03          0.01          0.00
Total allowance for loan losses to total loans .....        1.16          1.24          1.52          1.56          1.65
Total allowance for loan losses to total
 nonperforming assets ..............................    7,271.93      7,261.40        N/A           N/A           261.91



---------
(1) Annualized for the six months ended June 30, 1998 and 1997.

(2) For each indicated period, total common dividends declared divided by net income.

(3) See "Supervision and Regulation -- Capital Adequacy" for a more detailed description of these ratios.

(4) For each indicated period, net income, divided by the average number of common shares outstanding. BancShares' adoption of Statement 128, "Earnings per Share," had no effect on its earnings per share disclosure since BancShares has no potentially dilutive securities.

(5) At the end of each indicated period, shareholders' equity divided by the number of common shares outstanding.

(6) See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- For the Six Months Ended June 30, 1998 and 1997 -- Financial Condition and Results of Operations -- Asset Quality and Provision for Possible Loan Losses."



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


For the Three Years Ended December 31, 1997, 1996 and 1995


Introduction.

     This discussion provides information concerning changes in the consolidated financial condition and results of operations of BancShares for the three years ended December 31, 1997, 1996, and 1995. The comments are intended to supplement and should be reviewed in conjunction with the consolidated financial statements, related notes and selected financial data presented elsewhere herein.


Acquisitions.

     1996 Acquisitions. In May 1996, BancShares acquired the deposits of the Biscoe, Troy, Rockingham, and Hamlet, North Carolina offices of a North Carolina commercial bank. These acquisitions were accounted for as purchases, and therefore, the results of operations prior to the purchase are not included in the consolidated financial statements. In September 1996, BancShares acquired Perpetual State Bank, Lexington, North Carolina. This acquisition was accounted for as a purchase, and therefore, the results of operations of Perpetual State Bank prior to the purchase are not included in the consolidated financial statements. These acquisitions were as follows:





                                          Transaction         Loans      Deposits
                                              Date          Acquired     Acquired
                                       -----------------   ----------   ---------
                                                           (Dollars in thousands)
Biscoe, NC Branch ..................         May  1996           --      $ 7,574
Troy, NC Branch ....................         May  1996           --       21,647
Rockingham, NC Branch ..............         May  1996           --       12,134
Hamlet, NC Branch ..................         May  1996           --       13,949
Perpetual State Bank ...............   September  1996      $40,000       35,000
                                                            -------      -------
   1996 Acquisition Totals .........                        $40,000      $90,304
                                                            =======      =======

     1995 Acquisitions. In May 1995, BancShares acquired the Buies Creek, Moncure, and Roxboro, North Carolina offices of a North Carolina commercial bank. These acquisitions were accounted for as purchases, and therefore, the results of operations prior to the purchase are not included in the consolidated financial statements. Additionaly, in June 1995, BancShares acquired the deposits of the Candor, North Carolina office of a North Carolina savings bank. This acquisition was accounted for as a purchase, and therefore, the results of operations prior to the purchase are not included in the consolidated financial statements. These acquisitions were as follows:





                                    Transaction     Loans    Deposits
                                        Date      Acquired   Acquired
                                   ------------- ---------- ---------
                                                     (Dollars in
                                                      thousands)
Buies Creek, NC Branch ........... May 1995       $ 3,167    $ 6,108
Moncure, NC Branch ............... May 1995         2,407      4,961
Roxboro, NC Branch ............... May 1995        10,001     10,142
Candor, NC Branch ................ June 1995           --      2,954
                                                  -------    -------
 1995 Acquisition Totals .........                $15,575    $24,165
                                                  =======    =======



     BancShares made no acquisitions in 1997.


     1998 Expansion Activities. Currently, BancShares has definitive plans to purchase five branch offices of an affiliated bank. In connection with that transaction, BancShares expects to acquire approximately $35.5 million in assets (including premises and loans), and to assume an aggregate of approximately $72.6 million in deposit liabilities (for which it expects to pay an aggregate deposit premium of approximately $5.0 million). See "Certain Relationships and Related Transactions." Additionally, BancShares plans to establish one additional de novo branch office during the remainder of 1998 (having previously established five de novo branches during 1998). While these expansion activities will reduce BancShares' capital ratios and short-term earnings, management believes this course of action to be in BancShares' best interest over the long term. Management has extensive experience in managing acquisitions and de novo offices. The planned expansions will allow BancShares to spread fixed costs over a larger customer base and to increase the geographic diversification of its loan portfolio throughout the Piedmont Region of North Carolina.



Results of Operations.

     Net Income. For 1997, net income of $7.4 million represented a 17.21% increase from 1996 net income of $6.3 million. Net income for 1995 was $6.0 million. The increase in 1997 net income was principally the result of an increase in net interest income resulting from the full year impact of new locations acquired or established in 1996. This increase was partially offset by increased operating expenses associated with both de novo branches and acquired branches established in 1996.

     The increase in 1996 net income was principally the result of increased net interest income resulting from the 1996 full year impact in 1996 of the 1995 acquisitions and the partial year impact of the 1996 acquisitions. This increase was partially offset by the additional expenses of the de novo offices established in 1996. Net income per share increased to $260.04 in 1997, from $220.63 in 1996 due to increased earnings and a decrease in the average shares outstanding for 1997. Net income per share increased to $220.63 in 1996, from $210.18 in 1995 due to increased earnings.

     Net Interest Income. The greatest portion of BancShares' earnings is from net interest income, which is the difference between interest income on earning assets and interest paid on deposits and other interest bearing liabilities. The primary factors affecting net interest income are changes in the volume and yields/rates on earning assets and interest bearing liabilities, and the ability to respond to changes in interest rates through asset/liability management. In 1997 net interest income was $24.2 million as compared to $21.0 million in 1996, an increase of $3.2 million or 15.43%. In 1996 net interest income was $21.0 million as compared to $18.0 million in 1995, an increase of $3.0 million or 16.69%. The 1997 increase was primarily attributable to increased interest income from a 17.60% increase in average loan balances outstanding from $297.2 million in 1996 to $349.5 million in 1997. Approximately $13.3 million of this increase was attributable to loans acquired in 1996 branch acquisitions. The yields received on average loans for 1997 decreased to 9.76% from 9.78% in 1996. The rates paid on interest bearing liabilities were unchanged during 1997, and the average interest bearing deposits increased 17.14% between 1996 and 1997 resulting in a 17.06% increase in total interest expense. Approximately $48.5 million of this increase was attributable to deposits acquired in 1996 branch acquisitions.

     The 1996 increase was primarily attributable to increased interest income from a 14.26% increase in average loan balances outstanding from $260.1 million in 1995 to $297.2 million in 1996. The yields received on average loans for 1996 decreased to 9.78% from 9.79% in 1995. The rates paid on interest bearing liabilities decreased 2 basis points during 1996 while the average interest bearing deposits increased 29.63% between 1995 and 1996 resulting in a 28.77% increase in total interest expense.

     Loans produced the largest component of interest income, amounting to $34.1 million in 1997, $29.1 million in 1996, and $25.5 million in 1995. This represented an increase in 1997 of 17.40%. For the year ended December 31, 1996, interest income on loans increased 14.10%. During 1997 average loans outstanding increased $52.3 million or 17.59%. This average increase was primarily due to loan growth in the existing branch network. The increase in interest income for 1996 was primarily due to loan growth in the existing branch network and the impact of the 1996 acquisitions discussed above. In 1997, the average yield on loans decreased to 9.76% from 9.78% in 1996. This decrease resulted from the overall lower market interest rates during most of 1997. The 1995 average yield was 9.79%.

     Earnings from investments and federal funds sold provided the balance of interest income, contributing $9.1 million in 1997, $8.2 million in 1996, and, $5.1 million in 1995. In 1997, BancShares realized lower yields on investment securities and federal funds sold and maintained higher average balances for each period. In 1996, BancShares realized lower yields on investment securities and federal funds sold and larger average balances. Average investment securities and federal funds sold was $164.9 million in 1997, an increase from $140.7 million in 1996. The 1997 average increase was principally the result of deposit growth in the existing branch network and deposits acquired.

     Total 1997 interest expense for BancShares was $19.0 million, an increase of 17.06% over total 1996 interest expense of $16.2 million, a 28.77% increase over total 1995 interest expense of $12.6 million. The principal component of BancShares' interest expense, interest paid on deposits, totaled $18.7 million in 1997, $16.0 million in 1996, and $12.3 million in 1995. BancShares' deposit base increased 5.45% in 1997, primarily as a result of growth in the existing branch network. The cost of interest bearing deposits also increased in 1997 as a result of deposit growth. The cost of interest bearing deposits increased in 1996 as a result of deposit growth within the branch network and the 1996 acquisitions. The average effective rates paid on interest bearing liabilities were 4.38%, 4.38%, and 4.40% in 1997, 1996, and 1995 respectively.

     BancShares' interest rate spread was 4.03%, 4.12%, and 4.46% on a tax equivalent basis in 1997, 1996, and 1995 respectively. BancShares' ability to maintain a favorable spread between interest income and interest expense is a major factor in generating earnings. Therefore, it is necessary for BancShares to effectively manage earning assets and interest bearing liabilities.

     Noninterest Income. Noninterest income which consists primarily of service charges, commissions and fees increased $626,000 in 1997. Total noninterest income was $4.0 million in 1997, as compared to $3.3 million in 1996 and $2.6 million in 1995. Noninterest income did not include any securities gains in 1997, 1996 or 1995. Service charges on deposit accounts increased $311,000, or 15.55% in 1997 to $2.3 million from $2.0 million in 1996. This increase was primarily attributable to the full year impact of the accounts subject to service charges acquired in 1996 and deposit growth in the existing branch network. Service charges on deposit accounts increased $429,000 or 27.32% in 1996, from $1.6 million in 1995 to $2.0 million in 1996. This increase was primarily attributable to the full year impact of accounts subject to service charges acquired in 1995, the acquisitions in 1996, de novo branch openings in 1996, and deposit growth in the existing branch network.

     BancShares had increases in other service charges and fees of $319,000 and $287,000, respectively in 1997 and 1996.

     Noninterest expense. Noninterest expense includes personnel, occupancy, furniture and equipment, data processing, FDIC assessments, printing, supplies, legal and professional fees, postage, intangible amortization, and other miscellaneous operating expenses. Noninterest expense was $15.9 million in 1997 compared to $14.2 million in 1996 and $11.0 million in 1995. Control of noninterest expense is an important aspect in managing net income. The 1995 and 1996 acquisitions should enhance the future operating results of BancShares. However, for the following fifteen years, earnings will be reduced as BancShares amortizes intangibles resulting from the assets acquired.

     The most significant element of BancShares' noninterest expense is personnel costs. In 1997 salaries and benefits represented $8.2 million, or 51.85%, of total noninterest expense. The 1997 personnel costs include the impact of a full year of the costs related to the acquisitions made in 1996 and de novo offices established in 1996. In 1996, salaries and benefits represented $7.0 million, or 49.65%, of total noninterest expense. The personnel costs of 1996 include the impact of a full year of the costs related to acquisitions made in 1995 and a partial year of costs for the acquisitions made and de novo offices established in 1996. In 1995, salaries and benefits represented $5.6 million, or 50.86%, of total noninterest expense. The personnel costs of 1995 included the impact of the partial year costs of the acquisitions made in 1995. In addition, certain deferred compensation contracts were amended during 1996, which resulted in an additional $101,000 and $98,000 of salaries and employee benefits expense in 1997 and 1996, respectively.

     Occupancy and equipment expenses increased from $1.9 million in 1995 to $2.5 million in 1996 and to $3.2 million in 1997. The 1996 increase of 31.64% principally relates to new locations added as a result of acquisition activity and establishment of de novo branches. The four offices acquired in 1995 all represented new branch office locations. 1996 costs included the full year impact of these additional offices. Of the five locations acquired in 1996, two of those represented the Bank's expansion into new markets, while the three other offices were consolidated into Bank offices within existing markets. The partial year costs of these two new locations, as well as the four de novo offices established in 1996 were principally responsible for the increased costs. The 1997 increase of 28.92% was principally the result of the full year impact of the six new offices established in 1996 as well as the partial year impact of the depreciation cost associated with the replacement of all computer hardware in the branches and the conversion to new branch platform software in the branch network (collectively, the "Branch 2000 Project"). The total cost of this equipment was $850,000.

     Data processing costs represent charges by vendors that perform data processing services for the Bank. The Bank has contracts with three such companies. Data processing fees are primarily based upon per item or per account charges. Data processing costs in 1997 were $1.2 million, unchanged from the 1996 data processing expenses of $1.2 million. The data processing costs of $1.2 million in 1996 were an increase of 21.15% over 1995 data processing expenses of $1.0 million. The 1995 and 1996 amounts included one time costs associated with the acquisitions in those years.

     Intangibles amortization in 1997 was $589,000, a 63.16% increase over the 1996 intangibles amortization. Intangibles amortization in 1996 was $361,000, a 107.47% increase over the 1995 amortization of $174,000. The 1997 amortization included a full year's amortization for the 1996 acquisitions. The 1996 amortization included a full year's amortization for the 1995 acquisitions and a partial year amortization for acquisitions made in 1996. The 1995 amortization included a partial year amortization for the acquisitions made in 1995.

     The Bank has deposits insured under both of the FDIC's insurance funds, the BIF and the SAIF. In July 1995, the FDIC and other regulatory agencies proposed a plan to recapitalize the SAIF, and Congress mandated a one-time assessment for all SAIF insured deposits on September 30, 1996. Congress required that 80% of the Bank's SAIF insured deposits as reported on the Bank's March 31, 1995 call report and 100% of SAIF insured deposits purchased by the Bank after March 31, 1995 be assessed at 0.66%. In 1996 the Bank recorded a charge to earnings as a one-time FDIC SAIF insurance expense. The decrease in 1997 and increase in 1996 FDIC assessment expenses of $408,000 and $75,000, respectively, for FDIC premiums, resulted primarily from the 1996 one-time assessment discussed above.

     BancShares expects that, under current FDIC assessment guidelines, it will not incur any FDIC deposit insurance assessments for 1998. However, beginning in 1997 the FDIC began collecting from all banks an assessment for Financing Corporation ("FICO") funding requirements. Accordingly, BancShares expects a 1998 FDIC FICO assessment expense of approximately $100,000, based on the FDIC FICO assessment rates in effect for the first quarter of 1998.

     Other miscellaneous operating expenses were $2.6 million, $2.6 million, and $2.0 million for 1997, 1996, and 1995, respectively.

     Income Taxes. In 1997, 1996 and 1995, BancShares had taxable income for book purposes that resulted in income tax expense of $4.6 million, $3.5 million and $3.3 million, respectively. The resulting effective income tax rates for the years ended December 31, 1997, 1996 and 1995 were 38.28%, 35.62% and 35.13%, respectively. The increase in the effective income tax rate for the year ended December 31, 1997, as compared to the years ended December 31, 1996 and 1995, is primarily attributable to an increase in state taxes paid.


Financial Condition.
     Earning and Nonearning Assets. Earning assets consist of loans, investment securities, and short-term investments that earn interest. Average earning assets during 1997 were $514.4 million, an increase of 17.47% from the 1996 average of $437.9 million. This increase was primarily due to the full year impact of the 1996 acquisitions and de novo branch openings, and to a lesser extent, growth within the existing branch network. The cash received from the acquisitions was ultimately invested primarily in loans and short-term investments.

     Average earning assets during 1996 were $437.9 million, an increase of 26.70% from the 1995 average of $345.6 million. This increase was due primarily to the 1996 full year average impact of the 1995 acquisitions and the partial year impact of the 1996 acquisitions and denovo branch openings, and to a lesser extent, growth within the existing branch network. The cash received in the acquisitions was ultimately invested primarily in loans and short-term investments including federal funds.

     Average non-interest earning assets during 1997 were $43.7 million, an increase of 13.00% from the 1996 average of $38.7 million. Average non-interest earning assets during 1996 were $38.7 million, an increase of 52.09% from the 1995 average of $25.4 million. The increase was primarily due to increases in fixed assets and intangible assets resulting from the 1995 and 1996 acquisitions and the 1996 de novo branch openings. The principal non-interest earning asset for BancShares is cash and due from banks. Cash and due from banks averaged $15.8 million in 1997, $14.0 million in 1996 and $11.5 million in 1995.

     Return on total average assets was 1.32% in 1997 as compared to 1.32% in 1996 and 1.62% in 1995. The decline is principally the result of the establishment of four de novo offices in 1996 as well as costs to establish a new telephone banking center for customers of the Bank to be able to bank-by-phone.

     Interest Bearing and Noninterest Bearing Liabilities. Interest bearing liabilities consist of deposits and short term borrowed funds. Average interest bearing liabilities during 1997 were $434.0 million, an increase of 17.01% from the 1996 average of $370.9 million. This increase was due primarily to the 1997 full year impact of the 1996 acquisitions of $90.3 million in deposits, growth in the four de novo offices established in 1996, and to a lesser extent, deposit growth within the existing branch network. The principal interest bearing liabilities of BancShares are interest bearing deposits. Average noninterest bearing liabilities during 1997 were $69.3 million, an increase of 17.74% from the 1996 average of $58.9 million. Noninterest bearing demand deposits are the principal noninterest bearing liability. The cost of total interest bearing liabilities was 4.38% in both 1997 and 1996.

     Average interest bearing liabilities during 1996 were $370.9 million, an increase of 29.49% from the 1995 average of $286.4 million. This increase was due primarily to the 1996 full year impact of the 1995 acquisitions of $24.2 million in deposits, the 1996 partial year impact of the 1996 acquisitions of $90.3 million in deposits and deposit growth in the existing branch network. Average noninterest bearing liabilities during 1996 were $58.9 million, an increase of 29.73% from the 1995 average of $45.4 million. Noninterest bearing demand deposits are the principal noninterest bearing liability. This increase was also due primarily to the 1996 full year impact of the 1995 acquisitions and the 1996 partial year impact of the 1996 acquisitions and de novo branch openings. The cost of total interest bearing liabilities was 4.38% in 1996 as compared to 4.40% in 1995.

     Loans. As of December 31, 1997, loans, net of the allowance for loan losses, totaled $354.1 million compared to $330.7 million at year-end 1996. The increase was attributable to normal loan growth, particularly in the real estate mortgage and commercial loan portfolios, which grew $10.2 million and $5.5 million, respectively. The Bank ran an equity line of credit promotion during 1997, which contributed to a $8.9 million increase in this category of the real estate mortgage loans. There were no significant changes made to underwriting standards to stimulate this growth.

     Rate sensitivity and liquidity in the loan portfolio are achieved by making loans with adjustable interest rates and shorter maturities. This allows the Bank to adjust its pricing structure with changes in interest rates. At the end of 1997, 62.74% of the loan portfolio was due to mature or be available for repricing of interest rates in 1998.

     Investments. Management's asset/liability strategies include maintaining an investment securities portfolio with appropriate maturities to preclude the necessity of selling investment securities for purposes of liquidity. Traditionally, BancShares has maintained a larger investment portfolio than its peers.

     BancShares accounts for investment securities under the provisions of Statement of Financial Accounting Standards No. 115 ("Statement 115"), "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt and equity securities be classified in three categories and accounted for as follows: debt securities that BancShares has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. Securities available-for-sale consist of certain debt and marketable equity securities not classified as trading securities or as held-to-maturity, and consist of securities which may be sold in response to changes in interest rates, prepayment risk, regulatory capital requirements and liquidity needs.

     At December 31, 1997 the fair value of available-for-sale securities exceeded the carrying value by $8.7 million, deferred taxes related to these available-for-sale securities were $3.5 million and shareholders' equity included $5.2 million for the net unrealized gain related to these available-for-sale securities. At December 31, 1996 the fair value of available-for-sale securities exceeded the carrying value by $5.8 million, deferred taxes related to these available-for-sale securities were $2.0 million and shareholders' equity included $3.8 million for the net unrealized gain related to these available-for-sale securities. BancShares does not maintain a trading account.

Asset Quality.

     Provision and Allowance for Possible Loan Losses. Because the loan portfolio represents BancShares' largest earning asset, BancShares continually monitors the quality of its loan portfolio. The Bank operates in a diversified economic environment, and, in the opinion of management, is not unduly exposed to any one particular industry. In 1997, BancShares charged-off loans net of recoveries of $354,000. This represents a decrease of $62,000 from 1996 charge-offs of $416,000. This decrease is primarily the result of increased recoveries in 1997. The percentage of charge-offs (net of recoveries) to average outstanding loans was 0.10% in 1997, 0.14% in 1996, and 0.03% in 1995.

     The ratio of total non-performing assets to total loans plus other real estate remained unchanged at a level of 0.02% at both December 31, 1997 and December 31, 1996. At both December 31, 1997 and December 31, 1996 BancShares had $57,000 of assets classified as other real estate.

     Accrual of interest is discontinued on a loan when management believes the borrower's financial condition is such that collection of principal or interest is doubtful. Loans are returned to the accrual status when the factors indicating doubtful collectibility cease to exist.

     Management considers a loan to be impaired when based on current information or events, it is probable that a borrower will be unable to pay all amounts due according to contractual terms of the loan agreement. Impaired loans are valued using either the discounted expected cash flow method or the value of the collateral. When the ultimate collectibility of the impaired loan's principal is doubtful, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest income has been foregone. Future cash receipts are recorded as recoveries of any amounts previously charged-off.

     At December 31, 1997 and 1996, the Bank did not have any nonaccrual loans, nor did the Bank have any restructured or impaired loans. At December 31, 1997 the Bank did not have any accruing loans past due 90 days or more. At December 31, 1996, the total accruing loans past due 90 days or more were $85,000.

     The allowance for loan losses represented 1.16% and 1.24% of loans outstanding at year end 1997 and 1996, respectively. The Bank's provision for loan losses charged against earnings was $360,000 in each of the years 1997, 1996 and 1995.

     Management considers the December 31, 1997 allowance for loan losses adequate to cover the losses inherent in the loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's experience, the estimated value of any underlying collateral, current economic conditions, analysis of peer bank trends, and other risk factors. Management believes it has established the allowance in accordance with generally accepted accounting principles and in consideration of the current economic environment. While management uses the best information available to make evaluations, future adjustments may be necessary if economic or other conditions differ substantially from the assumptions used.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and losses on other real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on the examiner's judgments about information available to them at the time of their examinations.


Liquidity, Market Risk and Interest Sensitivity

     Liquidity. Liquidity refers to the ability of BancShares to generate sufficient funds to meet its financial obligations and commitments at a reasonable cost. One of BancShares' objectives is to maintain a high level of liquidity, and this goal continues to be met. Maintaining liquidity ensures that funds will be available for reserve requirements, customer demand for loans, withdrawal of deposit balances and maturities of other deposits and liabilities. These events may take place daily or at other intervals in the normal operation of the business. Past experience helps management anticipate cyclical demands and amounts of cash required. These obligations can be met by existing cash reserves or funds from maturing loans and investments, but in the normal course of business are met by deposit growth.

     In assessing liquidity, many relevant factors are considered, including: stability of deposits, quality of assets, economy of the markets served, business concentrations, competition and BancShares' overall financial condition. BancShares' liquid assets include all investment securities, federal funds sold, and cash and due from banks. These assets represented 38.47% of deposits at December 31, 1997, an increase from 37.14% at December 31, 1996.

     The Bank's liquidity ratio, which is defined as cash plus short term and marketable securities divided by deposits and short term liabilities, was 34.74% at December 31, 1997, compared to 17.04% and 30.25% at year-end 1996 and 1995, respectively. In addition, the Bank has a $40 million line of credit with the Federal Home Loan Bank to meet liquidity needs.

     BancShares has traditionally maintained a high level of liquidity, characteristic of the high ratio of investment securities to total assets that BancShares maintains. Although loans have increased in each of the recent fiscal periods, BancShares' ability to manage its liquidity is enhanced by the mortgage loan department. With this department, BancShares has the ability to sell mortgage loans originated for liquidity or other asset/liability management requirements.

     Any maturing investments whose funds are not immediately necessary to sustain BancShares' liquidity, are invested in similar instruments or used to fund any increased loan demand. Investments scheduled to mature within the one year time frame, without consideration of marketable equity securities, represented 88.64%, 26.04% and 82.01% of the total investment securities portfolio at December 31, 1997, 1996 and 1995, respectively.

     In addition, BancShares holds marketable equity securities with fair values of $11.8 million, $8.9 million and $5.5 million in 1997, 1996 and 1995, respectively. Although these investments do not "mature" in the next twelve months, they are classified as available-for-sale and could be sold at management's discretion.


     The consolidated statements of cash flows disclose the principal sources and uses of cash from operating, investing, and financing activities for 1997, 1996, and 1995. In 1997, operating activities of BancShares provided cash flows of $10.0 million. Net income of $7.4 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Investing activities, including lending, utilized $30.0 million of BancShares' cash flow. Loans originated, net of principal collected, used $23.7 million. BancShares utilized $3.8 million in cash in connection with expenditures for premises and equipment.


     In 1997, operating activities of BancShares provided cash flows of $10.0 million. Net income of $7.4 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Investing activities, including lending, utilized $30.0 million of BancShares' cash flow. Loans originated, net of principal collected, used $23.7 million. Securities purchases, net of maturities, utilized $3.3 million, and expenditures for premises and equipment utilized $3.8 million, largely for de novo branching during 1997. Net additional cash inflows of $30.3 million resulted from financing activities, principally from deposit inflows of $26.1 million and short-term borrowings of $5.1 million. BancShares had cash outflows for 1997 of $909,000.

     In 1996, operating activities of BancShares provided cash flows of $7.8 million. Net income of $6.3 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Investing activities, including lending, utilized $47.2 million of BancShares' cash flow. Loans originated, net of principal collected, used $26.7 million. BancShares received $42.0 million in cash in connection with the branches purchased from other financial institutions in 1996. Securities purchases, net of maturities, utilized $56.6 million and expenditures for premises and equipment utilized $6.6 million, largely for de novo branching activities. Net additional cash inflows of $35.9 million resulted from financing activities. Net deposit inflows of $36.6 million were improved by an increase in short term borrowed funds of $483,000 and reduced by payments for cash dividends and retirements of stock totaling $1.2 million.

     In 1995, operating activities of BancShares provided cash flows of $7.6 million. Net income of $6.0 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Investing activities, including lending, utilized $12.4 million of BancShares' cash flow. Loans originated, net of principal collected, used $10.1 million. BancShares received $5.3 million in cash in connection with the branches purchased from other financial institutions in 1995. In 1995, net additional cash inflows of $30.5 million resulted from financing activities. Net deposit inflows of $33.1 million were reduced by the $2.0 million repayment of short term obligations and payments for cash dividends on stock totaling $686,000.

     The Bank has no brokered funds. Jumbo certificates of deposit ("CD's") are considered to include all CD's of $100,000 or more. The Bank does not and has never aggressively bid on these deposits, and it does not seek nor does it accept deposits from outside of its general trade area. Almost all of the Bank's jumbo CD customers have other relationships with the Bank, including savings, demand and other time deposits, and in some cases, loans. At December 31, 1997 and 1996, jumbo CD's represented 9.9% of total deposits.


     In the opinion of management, BancShares has the ability to generate sufficient amounts of cash to cover normal funding requirements and any additional needs which may arise, within realistic limitations, during the next twelve months, and management is not aware of any known demands, commitments or uncertainties that will affect liquidity in a material way.

     Market Risk. Market risk reflects the risk of economic loss resulting from adverse changes in market price and interest rates. This risk of loss can be reflected in either diminished current market values or reduced potential net interest income in future periods.

     BancShares' market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. Management seeks to manage this risk through the use of shorter term maturities. The composition and size of the investment portfolio is managed so as to reduce the interest rate risk in the deposit and loan portfolios while at the same time maximizing the yield generated by the portfolio.

     The table below presents in tabular form the contractual balances and the estimated fair value of financial instruments at their expected maturity dates as of December 31, 1997. The expected maturity categories take into consideration historical prepayment experience as well as management's expectations based on the interest rate environment as of December 31, 1997. For core deposits without contractual maturity (i.e., interest bearing checking, savings and money market accounts), the table presents principal cash flows as maturing in 1998 since they are subject to immediate repricing.





                                                     Maturing in years ended December 31,
                                  ---------------------------------------------------------------------------
                                      1998         1999         2000         2001        2002     Thereafter
                                  ------------ ------------ ------------ ----------- ----------- ------------
Assets
 Loans
   Fixed Rate ...................   $ 72,961     $ 33,144     $ 35,370     $ 7,950     $ 4,582     $ 20,924
   Average rate (%) .............      10.23%        9.28%        9.20%       9.25%       8.97%        8.53%
   Variable rate ................   $156,801     $ 15,975     $ 11,091     $ 2,168     $ 2,284           --
   Average rate (%) .............       9.30%        9.38%        9.38%       9.37%       9.35%          --
 Investment securities
   Fixed rate ...................   $117,117     $ 14,996           --          --          --     $     18
   Average rate (%) .............       5.75%        5.96%          --          --          --        10.81%
   Variable rate ................   $  3,101           --           --          --          --           --
   Average rate (%) .............       3.22%          --           --          --          --           --
Liabilities
 Savings and interest bearing
   checking
   Fixed rate ...................   $172,873           --           --          --          --           --
   Average rate (%) .............       2.71%          --           --          --          --           --
 Certificates of deposit
   Fixed rate ...................   $215,169     $ 28,836     $ 20,140     $   762          --           --
   Average rate (%) .............       5.26%        5.64%        5.37%       5.96%         --           --
 Short-term obligations
   Variable rate ................   $ 11,051           --           --          --          --           --
   Average rate (%) .............       4.47%          --           --          --          --           --



                                      Total      Fair Value
                                  ------------- -----------
Assets
 Loans
   Fixed Rate ...................   $ 174,931    $174,387
   Average rate (%) .............        9.43%
   Variable rate ................   $ 183,319    $183,319
   Average rate (%) .............        9.22%
 Investment securities
   Fixed rate ...................   $ 132,131    $132,289
   Average rate (%) .............        6.40%
   Variable rate ................   $   3,101    $ 11,809
   Average rate (%) .............        3.22%
Liabilities
 Savings and interest bearing
   checking
   Fixed rate ...................   $ 172,873    $172,873
   Average rate (%) .............        2.71%
 Certificates of deposit
   Fixed rate ...................   $ 264,907    $263,518
   Average rate (%) .............        5.43%
 Short-term obligations
   Variable rate ................   $  11,051    $ 11,051
   Average rate (%) .............        4.47%




     Interest Sensitivity. Deregulation of interest rates and short-term, interest bearing deposits which are more volatile, has created a need for shorter maturities of interest earning assets. As a result, an increasing percentage of commercial, installment, and mortgage loans are being made with variable rates or shorter maturities to increase liquidity and interest rate sensitivity.

     The difference between interest sensitive asset and interest sensitive liability repricing within time periods is referred to as the interest rate sensitivity gap. Gaps are identified as either positive (interest sensitive assets in excess of interest sensitive liabilities) or negative (interest sensitive liabilities in excess of interest sensitive assets).

     As of December 31, 1997, BancShares had a positive one year cumulative gap position of 16.92%. BancShares has interest earning assets of $375.2 million maturing or repricing within one year and interest bearing liabilities of $284.3 million repricing or maturing within one year. This is primarily the result of developing loan products and purchasing investment securities that are either short-term in nature or subject to repricing in the near term in order to protect BancShares from volatile interest rates. A positive gap position implies that interest earning assets (loans and investments) will reprice at a faster rate than interest bearing liabilities (deposits). In a falling rate environment, this position will generally have a negative effect on earnings, while in a rising rate environment this position will generally have a positive effect on earnings.

     Inflation. The effect of inflation on financial institutions differs from the impact on other types of businesses. Since assets and liabilities of banks are primarily monetary in nature, they are more effected by changes in interest rates than by the rate of inflation.

     Inflation generates increased credit demands and fluctuations in interest rates. Although credit demand and interest rates are not directly tied to inflation, each can significantly impact net interest income. As in any business or industry, expenses such as salaries, equipment, occupancy, and other operating expenses are also subject to upward pressures created by inflation.

     Since the rate of inflation has been relatively stable during the last several years, the impact of inflation on the earnings presented in this report is insignificant.


Capital Resources.

     Shareholders' Equity and Capital Adequacy. Sufficient levels of capital are necessary to sustain growth and absorb losses. To this end, the Federal Reserve, which regulates BancShares, and the FDIC, which regulates the Bank, have established risk based capital ("RBC") adequacy guidelines.

     As of December 31, 1997, BancShares' Leverage Capital Ratio (as defined herein) was 8.52%, as compared to 8.55% and 10.74%, respectively, at year end 1996 and 1995. For regulatory purposes, a 5.00% Leverage Capital Ratio represents a well capitalized financial institution.

     Within the RBC calculations, BancShares' assets, including commitments to lend and other off-balance sheet items, are weighted according to Federal regulatory guidelines for the risk considered inherent in the assets. BancShares' Tier 1 Capital Ratio (as defined herein) as of December 31, 1997 was 12.80% which is, along with the ratios of 12.54% and 15.57% for 1996 and 1995, respectively, representative of a well capitalized institution (one whose ratio exceeds 6.00%). The calculation of Total Capital Ratio (as defined herein) allows, in BancShares' circumstances, the inclusion of BancShares' allowance for loan losses in capital, but only to a maximum of 1.25% of risk weighted assets. As of December 31, 1997 BancShares' Total Capital Ratio was 13.93%, which is representative of a well capitalized institution (one whose ratio exceeds 10.00%). The Total Capital Ratios for 1996 and 1995 were 13.79% and 16.82%, respectively. See "Supervision and Regulation -- Capital Adequacy." The reason for the decline in ratios between 1995 and 1997 is the significant balance sheet growth due to acquisitions creating intangible assets, de novo branch openings, and normal growth in the existing branch network.

     These ratios will only improve if BancShares' capital increases at a rate proportionately faster than liabilities. Management is aware that growth must be controlled. BancShares' 1998 expansion plans may appear to be contrary to this policy but management is also aware that the process of expanding market share by normal business processes can be very difficult and expensive. Management believes that improvement in its overall market share within an existing trade area is valuable in the long run and should be pursued by BancShares, when it can be done prudently.

     BancShares' primary source of new capital is earnings. In 1997, equity capital increased through retention of earnings by $6.5 million, by $5.4 million in 1996 and by $5.3 million in 1995. BancShares' internal capital generation rate was 11.81% in 1997, 11.51% in 1996, and 13.55% in 1995. At
December 31, 1997, shareholders' equity totaled $59.1 million compared to $51.2 million in 1996. The shareholders' equity for 1997 and 1996 included, as discussed above, $5.2 million and $3.8 million, respectively, of net unrealized securities gains on available-for-sale securities.

     The ratio of average shareholders' equity to average total assets was 9.83% in both 1997 and 1996.

     Retention of sufficient earnings to maintain an adequate capital position that provides BancShares with expansion capabilities is an important factor in determining dividends. During 1997, BancShares paid $909,000 in dividends, versus $914,000 in 1996 and $686,000 in 1995. As a percentage of net income, dividends were 12.31% in 1997, 14.51% in 1996 and 11.42% in 1995. The decrease in dividends paid in 1997 compared to 1996 is attributable to a decrease in the number of shares outstanding between these two periods.


Accounting and Other Matters.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("Statement 130"). This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues in recognition or measurement for comprehensive income and its components. The provisions of Statement 130 are effective for fiscal years beginning after December 31, 1997. BancShares adopted this statement in the first quarter of 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("Statement 131"). This statement requires that public business enterprises report certain information about operating segments in complete sets of financial statements issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The provisions of Statement 131 are effective for fiscal years beginning after December 31, 1997. Adoption of this pronouncement is not expected to have a material effect on BancShares' consolidated financial statements.

     In February 1998, the FASB issued SFAS No. 132, "Employer's Disclosures About Pension and Other Postretirement Benefits." This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact BancShares. This statement is effective for fiscal years beginning after December 15, 1997.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application of all provisions of this statement is encouraged. The Company plans to adopt this Statement on January 1, 2000 and does not anticipate any material effect on its consolidated financial statements.


     Management is not aware of any other known trends, events, uncertainties, or current recommendations by regulatory authorities that will have or are reasonably likely to have a material effect on BancShares' liquidity, capital resources, or other operations.

Statistical Information.

     The following tables contain certain additional statistical information regarding BancShares' business operations.

Table I.
Average Balance Sheet Items and Net Interest Differential
Average Balances and Average Rates Earned and Paid





                                            December 31, 1997                December 31, 1996
                                     -------------------------------- --------------------------------
                                       Average               Average    Average               Average
                                       Balance    Interest     Rate     Balance    Interest     Rate
                                     ----------- ---------- --------- ----------- ---------- ---------
                                                (Dollars in thousands, taxable-equivalent)
Assets
Interest earning assets:
 Loans (1)(2) ......................  $349,526    $34,116      9.76%   $297,229    $29,060      9.78%
 Taxable investment
   securities ......................   144,218      8,438      5.85     119,042      7,248      6.09
 Non taxable investment
   securities (3) ..................        88          5      5.68         158         11      6.96
 Federal funds sold ................     8,519        461      5.41      13,442        704      5.24
 Other .............................    12,059        229      1.89       8,009        218      2.72
                                      --------    -------      ----    --------    -------      ----
Total interest earning assets ......   514,410     43,249      8.41%    437,880     37,241      8.50%
                                      --------    -------      ----    --------    -------      ----
Noninterest earning assets:
 Cash and due from banks ...........    15,811                           14,043
 Premises and equipment ............    19,974                           17,519
 Other .............................     7,924                            7,117
                                      --------                         --------
Total assets .......................  $558,119                         $476,559
                                      ========                         ========
Liabilities & Equity
Interest bearing liabilities:
 Demand deposits ...................  $118,582      3,321      2.80%   $ 99,928      2,684      2.69%
 Savings deposits ..................    46,008      1,142      2.48      42,954      1,073      2.50
 Time deposits .....................   262,000     14,230      5.43     221,304     12,201      5.51
 Short-term borrowings (6) .........     7,389        324      4.38       6,690        287      4.29
                                      --------    -------      ----    --------    -------      ----
Total interest bearing
 liabilities .......................   433,979     19,017      4.38%    370,876     16,245      4.38%
                                      --------    -------      ----    --------    -------      ----
Noninterest bearing liabilities:
 Demand deposits ...................    61,395                           50,643
 Other .............................     7,905                            8,216
Shareholders' equity ...............    54,840                           46,824
                                      --------                         --------
Total liabilities and equity .......  $558,119                         $476,559
                                      ========                         ========
Interest rate spread (4) ...........                           4.03%                            4.12%
                                                               ====                             ====
Net interest income and net
 interest margin (5) ...............              $24,232      4.71%               $20,996      4.79%
                                                  =======      ====                =======      ====



                                             December 31, 1995
                                     ---------------------------------
                                       Average                Average
                                       Balance    Interest     Rate
                                     ----------- ---------- ----------
                                          (Dollars in thousands,
                                            taxable-equivalent)
Assets
Interest earning assets:
 Loans (1)(2) ......................  $260,103    $25,468       9.79%
 Taxable investment
   securities ......................    70,013      4,312       6.16
 Non taxable investment
   securities (3) ..................       786         55       7.00
 Federal funds sold ................    11,584        658       5.68
 Other .............................     3,118        133       4.27
                                      --------    -------       ----
Total interest earning assets ......   345,604     30,626       8.86%
                                      --------    -------       ----
Noninterest earning assets:
 Cash and due from banks ...........    11,452
 Premises and equipment ............    12,599
 Other .............................     1,381
                                      --------
Total assets .......................  $371,036
                                      ========
Liabilities & Equity
Interest bearing liabilities:
 Demand deposits ...................  $ 83,066      2,401       2.89%
 Savings deposits ..................    38,018      1,039       2.73
 Time deposits .....................   159,865      8,896       5.56
 Short-term borrowings (6) .........     5,463        280       5.13
                                      --------    -------       ----
Total interest bearing
 liabilities .......................   286,412     12,616       4.40%
                                      --------    -------       ----
Noninterest bearing liabilities:
 Demand deposits ...................    42,403
 Other .............................     2,966
Shareholders' equity ...............    39,255
                                      --------
Total liabilities and equity .......  $371,036
                                      ========
Interest rate spread (4) ...........                            4.46%
                                                                ====
Net interest income and net
 interest margin (5) ...............              $18,010       5.21%
                                                  =======       ====


---------

(1) Average balances include non-accrual loans.


(2) Interest income includes related loan fee amounts which were immaterial.

(3) The average rate on nontaxable investment securities has been adjusted to a tax equivalent yield using a 34% tax rate.

(4) Interest rate spread is the difference between earning asset yield and interest bearing liability rate.

(5) Net interest margin is net interest income divided by average earning assets.


(6) See Table XI.

Table II.
Average Balance Sheet Items and Net Interest Differential
Analysis of Changes in Interest Differential




                                                      December 31, 1997 Increase (Decrease)
                                             -------------------------------------------------------
                                                             Amount         Amount         Amount
                                                Total     Attributable   Attributable   Attributable
                                                Change      to Change      to Change    to Change in
                                              1996-1997     in Volume       in Rate     Rate/Volume
                                             ----------- -------------- -------------- -------------
                                                             (Dollars in thousands)
Assets
Interest earning assets:
 Loans .....................................   $5,056        $5,115         $  (59)         $ --
 Taxable investment securities .............    1,190         1,533           (286)          (57)
 Non taxable investment securities .........       (6)           (5)            (2)            1
 Federal funds sold ........................     (243)         (258)            23            (8)
 Other .....................................       11           110            (66)          (33)
                                               -------       -------        -------        ------
Total interest income ......................    6,008         6,495           (390)          (97)
                                               -------       -------        -------        ------
Liabilities & Equity
Interest bearing liabilities:
 Demand deposits ...........................      637           502            110            25
 Savings deposits ..........................       69            76             (9)            2
 Time deposits .............................    2,029         2,242           (177)          (36)
 Short-term borrowings .....................       37            30              6             1
                                               -------       -------        -------        ------
Total interest expense .....................    2,772         2,850            (70)           (8)
                                               -------       -------        -------        ------
Net interest income ........................   $3,236        $3,645         $ (320)         $(89)
                                               =======       =======        =======        ======




                                                      December 31, 1996 Increase (Decrease)
                                             -------------------------------------------------------
                                                             Amount         Amount         Amount
                                                Total     Attributable   Attributable   Attributable
                                                Change      to Change      to Change    to Change in
                                              1995-1996     in Volume       in Rate     Rate/Volume
                                             ----------- -------------- -------------- -------------
                                                             (Dollars in thousands)
Assets
Interest earning assets:
 Loans, net ................................   $3,592        $3,635         $  (26)       $  (17)
 Taxable investment securities .............    2,936         3,020            (49)          (35)
 Non taxable investment securities .........      (44)          (44)            --            --
 Federal funds sold ........................       46           106            (51)           (9)
 Other .....................................       85           209            (48)          (76)
                                               ------        ------         ------        ------
Total interest income ......................    6,615         6,926           (174)         (137)
                                               ------        ------         ------        ------
Liabilities & Equity
Interest bearing liabilities:
 Demand deposits ...........................      283           487           (166)          (38)
 Savings deposits ..........................       34           135            (87)          (14)
 Time deposits .............................    3,305         3,416            (80)          (31)
 Short-term borrowings .....................        7            63            (46)          (10)
                                               ------        ------         ------        ------
Total interest expense .....................    3,629         4,101           (379)          (93)
                                               ------        ------         ------        ------
Net interest income ........................   $2,986        $2,825         $  205        $  (44)
                                               ======        ======         ======        ======



     Average loan balances include nonaccrual loans. BancShares earns tax-exempt interest on certain loans and investment securities due to the borrower or issuer being either a governmental agency or a quasi-governmental agency. Yields related to loans and securities exempt from both federal and state income taxes, federal income taxes only, or state income taxes only, are stated on a taxable-equivalent basis assuming a statutory federal income tax rate of 34% for all periods. The taxable equivalent adjustment was immaterial for the years 1997, 1996 and 1995, respectively.

Table III. Investment Portfolio


     The following table sets forth the carrying amount of investment securities:




                                                                December 31,
                                                     ----------------------------------
                                                         1997        1996       1995
                                                     ----------- ----------- ----------
                                                           (Dollars in thousands)
U.S. Treasury and U.S. Government agencies .........  $130,131    $128,592    $71,028
States and political subdivisions ..................     2,000         219      1,000
Marketable equity securities .......................    11,809       8,918      5,512
                                                      --------    --------    -------
 Total .............................................  $143,940    $137,729    $77,540
                                                      ========    ========    =======


     The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted average yields of such securities. (Note that nontaxable investment securities have not been adjusted to a tax equivalent basis and unrealized gain (loss) on available for sale is not included.)




                                                                                   Maturing After One
                                                              Within One Year     But Within Five Years   After Ten Years
                                                           ---------------------- --------------------- --------------------
                                                              Amount      Yield     Amount      Yield    Amount     Yield
                                                           ----------- ---------- ---------- ---------- -------- -----------
                                                                                (Dollars in thousands)
U.S. Treasury and other U.S. Government agencies (1) .....  $115,117       5.75%   $14,996       6.27%     $18       10.81%
States and political subdivisions ........................     2,000       5.73         --         --       --          --
Other (2) ................................................    11,809       3.22         --         --       --          --
                                                            --------       ----    -------       ----      ---       -----
                                                            $128,926       5.52%   $14,996       6.27%     $18       10.81%
                                                            ========       ====    =======       ====      ===       =====


---------
(1) Mortgage-backed securities are included in the obligations of U.S. Government agencies and spread within the columns according to their anticipated repayment schedules.

(2) The "Within One Year" column of the "Other" category includes marketable equity securities held by BancShares. Accordingly, the yield on these securities represents anticipated dividend income rather than interest income.


Table IV. Loan Portfolio


                    Analysis of Loans by Type and Maturity


   The table below classifies loans by major category:




                                                                   December 31,
                                              ------------------------------------------------------
                                                 1997       1996       1995       1994       1993
                                              ---------- ---------- ---------- ---------- ----------
                                                              (Dollars in thousands)
Real estate:
 Construction and land development ..........  $ 33,851   $ 28,787   $ 24,728   $ 24,369   $ 15,215
 Mortgage:
    One to four family residential ..........   141,301    144,331     99,228     94,743     88,902
    Commercial ..............................    57,222     51,629     48,736     42,733     34,777
    Equity lines of credit ..................    44,915     35,971     29,011     22,973     20,087
    Other ...................................     4,579      5,839      4,757      6,933      7,434
Commercial and industrial ...................    41,851     36,330     30,080     24,129     18,092
Consumer ....................................    28,630     26,934     24,870     20,956     18,153
Agricultural ................................     3,335      2,669      2,368      1,982      1,742
Other .......................................     2,566      2,390      5,153      3,483      5,259
                                               --------   --------   --------   --------   --------
    Total ...................................   358,250    334,880    268,931    242,301    209,661
Less allowance for possible loan losses .....     4,145      4,139      4,078      3,786      3,452
                                               --------   --------   --------   --------   --------
    Net loans ...............................  $354,105   $330,741   $264,853   $238,515   $206,209
                                               ========   ========   ========   ========   ========

     The following table identifies the maturities of all loans as of December 31, 1997 and addresses the sensitivity of these loans to changes in interest rates:



                               Loan Sensitivity





                                                                 December 31, 1997
                                                  -----------------------------------------------
                                                    Within    One To Five     After
                                                   One Year      Years      FiveYears     Total
                                                  ---------- ------------- ----------- ----------
                                                              (Dollars in thousands)
Real estate -- construction and land development   $ 33,851     $     --     $    --    $ 33,851
Commercial and industrial .......................    30,258       11,258         335      41,851
Other ...........................................   160,653      101,306      20,589     282,548
                                                   --------     --------     -------    --------
    Total .......................................  $224,762     $112,564     $20,924    $358,250
                                                   ========     ========     =======    ========
Loans maturing after one year with:
 Fixed interest rates ...........................               $ 81,046     $20,924    $101,970
 Floating or adjustable rates ...................                 31,518          --      31,518
                                                                --------     -------    --------
    Total .......................................               $112,564     $20,924    $133,488
                                                                ========     =======    ========



                             Nonperforming Assets


    The following analysis identifies other real estate owned and loans that were either non-accruing, past-due or restructured:




                                                                          December 31,
                                              ---------------------------------------------------------------------
                                                   1997          1996          1995          1994          1993
                                              ------------- ------------- ------------- ------------- -------------
                                                                     (Dollars in thousands)
Nonaccrual loans ............................   $      --     $      --     $      --     $      --     $      --
Restructured loans ..........................          --            --            --            --            --
                                                ---------     ---------     ---------     ---------     ---------
 Total nonperforming loans ..................          --            --            --            --            --
Other real estate ...........................          57            57            --            --         1,318
                                                ---------     ---------     ---------     ---------     ---------
 Total nonperforming assets .................   $      57     $      57     $      --     $      --     $   1,318
                                                =========     =========     =========     =========     =========
Accruing loans 90 days or more past due .....   $      --     $      85     $      10     $     109     $      --
Loans at December 31 ........................   $ 358,250     $ 334,880     $ 268,931     $ 242,301     $ 209,661
Ratio of nonperforming assets to total loans
 plus other real estate .....................        0.02%         0.02%         0.00%         0.00%         0.63%
Interest income that would have been
 earned on nonperforming loans had they
 been performing ............................   $      --     $      --     $      --     $      --     $      --
Interest income earned on nonperforming
 loans ......................................   $      --     $      --     $      --     $      --     $      --



     Loans are placed on a non-accrual basis when they become 90 days past due and the ability of the borrower to comply with the present terms is doubtful.

Table V. Summary of Loan Loss Experience


              Analysis of the Allowance for Possible Loan Losses

     The table presented below summarizes activity in the allowance for possible loan losses for each of the five years ended December 31, 1997:





                                                                                       December 31,
                                                           ---------------------------------------------------------------------
                                                                1997          1996          1995          1994          1993
                                                           ------------- ------------- ------------- ------------- -------------
                                                                                  (Dollars in thousands)
Allowance for possible loan losses -- beginning of year ..   $   4,139     $   4,078     $   3,786     $   3,452     $   3,096
Charge-offs:
 Commercial, financial, and agricultural .................         196            32            --            --             2
 Real estate:
   Construction ..........................................          --            --            --            --            --
   Mortgage:
     One to four family residential ......................         273           283            --            --            10
     Commercial ..........................................          --            --            --            --            --
     Equity lines of credit ..............................          --            19            --            --            --
     Other ...............................................          --            --            --            --            --
 Consumer ................................................         379           262           153            85            54
                                                             ---------     ---------     ---------     ---------     ---------
Total charge-offs ........................................         848           596           153            85            66
                                                             ---------     ---------     ---------     ---------     ---------
Recoveries:
 Commercial, financial, and agricultural .................          63             3             9            --             2
 Real estate:
   Construction ..........................................          --            --            --            --            --
   Mortgage:
     One to four family residential ......................         308            90            --             8             4
     Commercial ..........................................          --            --            --            --            --
     Equity lines of credit ..............................          --            19            --            --            --
     Other ...............................................          --            --            --            --            --
 Consumer ................................................         123            68            76            51            56
                                                             ---------     ---------     ---------     ---------     ---------
Total recoveries .........................................         494           180            85            59            62
                                                             ---------     ---------     ---------     ---------     ---------
Net charge-offs ..........................................         354           416            68            26             4
Provision for loan losses ................................         360           360           360           360           360
Addition from acquisition of Perpetual Savings Bank ......          --           117            --            --            --
                                                             ---------     ---------     ---------     ---------     ---------
Allowance for possible loan losses -- end of year ........   $   4,145     $   4,139     $   4,078     $   3,786     $   3,452
                                                             =========     =========     =========     =========     =========
Average loans outstanding during the year ................   $ 349,526     $ 297,229     $ 260,103     $ 226,400     $ 190,731
                                                             =========     =========     =========     =========     =========
Ratio of net charge-offs (recoveries) to average loans
 outstanding .............................................        0.10%         0.14%         0.03%         0.01%         0.00%
                                                             =========     =========     =========     =========     =========

             Allocation of the Allowance for Possible Loan Losses


     The composition of the allowance by loan category shown in the table below is based upon management's evaluation of the loan portfolio, past history, and prevailing economic conditions:




                                                        December 31,
                            --------------------------------------------------------------------
                                     1997                   1996                   1995
                            ---------------------- ---------------------- ----------------------
                                       % of loans             % of loans             % of loans
                                        in each                in each                in each
                                      category to            category to            category to
                             Amount   total loans   Amount   total loans   Amount   total loans
                            -------- ------------- -------- ------------- -------- -------------
                                                   (Dollars in thousands)
Real estate:
 Construction and land
   development ............  $  254        10%      $  216         9%      $  185         9%
 Mortgage:
   One to four family
    residential ...........     777        39          794        43          546        37
   Commercial .............     458        16          413        15          390        18
   Equity lines of
    credit ................     269        13          216        11          174        11
Commercial, industrial
 and agricultural .........     678        12          585        11          487        11
Consumer ..................   1,575         8        1,616         8        1,492         9
Other .....................      27         2          155         3          631         5
Unallocated ...............     107        --          144        --          173        --
                             ------        --       ------        --       ------        --
   Total ..................  $4,145       100%      $4,139       100%      $4,078       100%
                             ======       ===       ======       ===       ======       ===



                                            December 31,
                            --------------------------------------------
                                     1994                  1993
                            ---------------------- ---------------------
                                       % of loans             % of loans
                                        in each                in each
                                      category to            category to
                             Amount   total loans   Amount   total loans
                            -------- ------------- -------- ------------
                                       (Dollars in thousands)
Real estate:
 Construction and land
   development ............  $  183        10%      $  114         7%
 Mortgage:
   One to four family
    residential ...........     521        39          489        42
   Commercial .............     342        18          278        17
   Equity lines of
    credit ................     138         9          121        10
Commercial, industrial
 and agricultural .........     392        10          298         9
Consumer ..................   1,257         9        1,089         9
Other .....................     771         5          841         6
Unallocated ...............     182        --          222        --
                             ------        --       ------        --
   Total ..................  $3,786       100%      $3,452       100%
                             ======       ===       ======       ===


Table VI. Deposits

     The average monthly volume of deposits, which is considered representative of BancShares' operations, and the average rates paid on such deposits are presented below:




                                              1997                 1996                 1995
                                      -------------------- -------------------- ---------------------
                                        Average   Average    Average   Average    Average    Average
                                       Balances    Rates    Balances    Rates    Balances     Rates
                                      ---------- --------- ---------- --------- ---------- ----------
                                                          (Dollars in thousands)
Non-interest bearing demand .........  $ 61,395       --    $ 50,643       --    $ 42,403        --
Interest bearing demand .............   118,582     2.80%     99,928     2.69%     83,066      2.89%
Savings .............................    46,008     2.48      42,954     2.50      38,018      2.73
Time deposits .......................   262,000     5.43     221,304     5.51     159,865      5.56
                                       --------             --------             --------
 Total deposits .....................  $487,985             $414,829             $323,352
                                       ========             ========             ========


     Maturities of $100,000 or more time certificates of deposit at December 31, 1997 are summarized as follows (dollars in thousands):



  Maturity category:
  Three months or less ......................  $16,297
  Over three through six months .............   12,382
  Over six months through twelve months .....   12,475
  Over one year through five years ..........    8,749
  Over five years ...........................       --
                                               -------
                                               $49,903
                                               =======

Table VII. Return on Equity and Assets


     The following table presents certain ratios of BancShares:





                                                                                   Year ended December 31,
                                                                             ------------------------------------
                                                                                1997         1996         1995
                                                                             ----------   ----------   ----------
Return on assets (net income divided by average total assets) ............       1.32%        1.32%        1.62%
Return on equity (net income divided by average total equity) ............      13.47        13.46        15.30
Dividend payout ratio (dividends paid divided by net income) .............      12.31        14.51        11.42
Equity to assets ratio (average equity divided by average total assets) ..       9.83         9.83        10.58


Table VIII. Capital Adequacy

     The following table presents certain calculations of BancShares' capital and related ratios:




                                                  December 31,
                                     --------------------------------------
                                         1997         1996         1995
                                     ------------ ------------ ------------
                                             (Dollars in thousands)

Total shareholders' equity .........   $ 59,117     $ 51,242     $ 44,351
Leverage capital ...................     46,977       40,113       39,577
Tier 1 capital .....................     46,977       40,113       39,577
Total capital ......................     51,122       44,112       42,754
Leverage capital ratio (1) .........       8.52%        8.55%       10.74%
Tier 1 capital ratio ...............      12.80        12.54        15.57
Total capital ratio (2) ............      13.93        13.79        16.82
---------
(1) Bank holding companies operating at the 3% minimum are expected to have well diversified risk profiles, including no undue interest rate risk, excellent asset quality, high liquidity and strong earnings. Bank holding companies not meeting these requirements are expected to maintain a leverage ratio somewhat higher than the 3% minimum applicable to the highest rated companies.

(2) The minimum ratio of qualifying total capital to risk weighted assets is 8%, of which 4% must be Tier 1 capital, which is common equity, retained earnings, and a limited amount of perpetual preferred stock, less certain intangibles.


Table IX. Rate of Internal Capital Generation




                                                                               December 31,
                                                                   ------------------------------------
                                                                      1997         1996         1995
                                                                   ----------   ----------   ----------
Return on average assets (based on net income) .................       1.32%        1.32%        1.62%
Average equity as a percentage of total average assets .........       9.83         9.83        10.58
Return on average equity .......................................      13.47        13.46        15.30
Dividend payout ratio ..........................................      12.31        14.51        11.42
 (dividends paid divided by net income)
Earnings retention .............................................      87.69        85.49        88.58
 (net income less dividends divided by net income)
Rate of internal capital generation ............................      11.81        11.51        13.55
 (return on average equity ratio times earnings retention ratio)


                  Table X. Interest Rate Sensitivity Analysis




                                                       December 31, 1997
                                           -----------------------------------------
                                                1-30         31-90         91-180
                                                Days          Days          Days
                                             Sensitive     Sensitive     Sensitive
                                           ------------- ------------- -------------
                                                    (Dollars in thousands)
Assets:
Loans ....................................   $ 163,534     $  18,170     $  14,353
Investment securities ....................          --        88,213         2,000
Federal funds sold .......................      33,300            --            --
                                             ---------     ---------     ---------
 Total interest earning
   assets ................................   $ 196,834     $ 106,383     $  16,353
                                             =========     =========     =========
Liabilities
Savings and checking with interest .......   $      --     $      --     $      --
Money market savings accounts ............      58,061            --            --
Time deposits ............................      25,523        52,076        68,613
Short-term borrowings ....................      11,051            --            --
                                             ---------     ---------     ---------
 Total interest bearing
   liabilities ...........................   $  94,635     $  52,076     $  68,613
                                             =========     =========     =========
Interest sensitivity gap .................   $ 102,199     $  54,307     $ (52,260)
                                             =========     =========     =========
Cumulative interest sensitivity gap ......   $ 102,199     $ 156,506     $ 104,246
Cumulative interest sensitivity gap to
 total interest earning assets ...........       19.02%        29.13%        19.40%



                                                              December 31, 1997
                                           --------------------------------------------------------
                                              181-365        Total
                                                Days        One-Year        Total
                                             Sensitive     Sensitive    Nonsensitive      Total
                                           ------------- ------------- -------------- -------------
                                                            (Dollars in thousands)
Assets:
Loans ....................................   $  28,705     $ 224,762      $133,488      $ 358,250
Investment securities ....................      26,904       117,117        28,626        145,743
Federal funds sold .......................          --        33,300            --         33,300
                                             ---------     ---------      --------      ---------
 Total interest earning
   assets ................................   $  55,609     $ 375,179      $162,114      $ 537,293
                                             =========     =========      ========      =========
Liabilities
Savings and checking with interest .......   $      --     $      --      $114,813      $ 114,813
Money market savings accounts ............          --        58,061            --         58,061
Time deposits ............................      68,957       215,169        49,738        264,907
Short-term borrowings ....................          --        11,051            --         11,051
                                             ---------     ---------      --------      ---------
 Total interest bearing
   liabilities ...........................   $  68,957     $ 284,281      $164,551      $ 448,832
                                             =========     =========      ========      =========
Interest sensitivity gap .................   $ (13,348)    $  90,898      $ (2,437)     $  88,461
                                             =========     =========      ========      =========
Cumulative interest sensitivity gap ......   $  90,898     $  90,898      $ 88,461      $  88,461
Cumulative interest sensitivity gap to
 total interest earning assets ...........       16.92%        16.92%        16.46%         16.46%




     Assets and liabilities with maturities of one year or less and those that may be adjusted within this period are considered interest-sensitive. The interest-sensitivity position has meaning only as of the date for which it was prepared.


Table XI. Short-Term Borrowings





                                                     1997                1996                1995
                                              ------------------- ------------------- -------------------
                                               Amount     Rate     Amount     Rate     Amount     Rate
                                              -------- ---------- -------- ---------- -------- ----------
                                                                (Dollars in thousands)
Federal funds purchased:
 At December 31 .............................  $   --        --    $   --        --    $   --        --
 Average during year ........................     896      5.53%    1,359      5.37%      743      5.67%
 Maximum month end balance during year ......   4,800               7,100               4,950
Repurchase agreements:
 At December 31 .............................  $7,632      4.12%   $3,995      4.38%    4,322      4.43%
 Average during year ........................   4,741      3.86%    3,827      3.53%    3,278      4.20%
 Maximum month-end balance during year ......   7,632               4,111               4,414
U.S. Treasury tax and loan accounts:
 At December 31 .............................  $3,419      5.25%   $1,980      5.15%    1,170      5.15%
 Average during year ........................   1,752      5.20%    1,504      5.26%    1,442      5.63%
 Maximum month-end balance during year ......   3,594               3,441               3,718

              Table XII. Selected Quarterly Data -- Unaudited (1)





                                                           1997
                                  -------------------------------------------------------
                                      Fourth        Third         Second        First
                                  ------------- ------------- ------------- -------------
                                       (Dollars in thousands, except per share data)
SUMMARY OF OPERATIONS
Interest income .................  $   11,240    $   11,002    $   10,719    $   10,288
Interest expense ................       4,875         4,819         4,708         4,614
                                   ----------    ----------    ----------    ----------
Net interest income .............       6,365         6,183         6,011         5,674
Provision for loan losses .......          90            90            90            90
                                   ----------    ----------    ----------    ----------
Net interest income after
 provision for loan losses ......       6,275         6,093         5,921         5,584
Noninterest income ..............         992         1,065           997           920
Noninterest expense .............       4,358         3,922         3,835         3,762
                                   ----------    ----------    ----------    ----------
Income before income taxes ......       2,909         3,236         3,083         2,742
Income taxes ....................       1,154         1,232         1,189         1,007
                                   ----------    ----------    ----------    ----------
Net income ......................  $    1,755    $    2,004    $    1,894    $    1,735
                                   ==========    ==========    ==========    ==========
PER SHARE OF STOCK
Net income per common share .....  $    61.77    $    71.04    $    66.67    $    61.07
Cash dividends -- common ........        8.00          8.00          8.00          8.00
Common sales price
 High ...........................    1,500.00      1,500.00      1,500.00      1,500.00
 Low ............................    1,500.00      1,500.00      1,500.00      1,500.00



                                                          1996
                                  ----------------------------------------------------
                                      Fourth        Third       Second        First
                                  ------------- ------------ ------------ ------------
                                     (Dollars in thousands, except per share data)
SUMMARY OF OPERATIONS
Interest income .................  $   10,379    $    9,720   $    9,024   $    8,115
Interest expense ................       4,660         4,255        3,948        3,382
                                   ----------    ----------   ----------   ----------
Net interest income .............       5,719         5,465        5,076        4,733
Provision for loan losses .......          90            90           90           90
                                   ----------    ----------   ----------   ----------
Net interest income after
 provision for loan losses ......       5,629         5,375        4,986        4,643
Noninterest income ..............         837           966          848          697
Noninterest expense .............       4,107         3,956        3,284        2,844
                                   ----------    ----------   ----------   ----------
Income before income taxes ......       2,359         2,385        2,550        2,496
Income taxes ....................         519           994          907        1,067
                                   ----------    ----------   ----------   ----------
Net income ......................  $    1,840    $    1,391   $    1,643   $    1,429
                                   ==========    ==========   ==========   ==========
PER SHARE OF STOCK
Net income per common share .....  $    64.40    $    48.67   $    57.51   $    50.02
Cash dividends -- common ........        8.00          8.00         8.00         8.00
Common sales price
 High ...........................    1,500.00      1,300.00     1,300.00     1,100.00
 Low ............................    1,500.00      1,300.00     1,300.00     1,100.00


---------

(1) The selected quarterly data included in the tables for the quarterly periods in 1997 and 1996 are unaudited, and limited quarterly review procedures have not been performed by an independent certified public accountant.


For the Six Months Ended June 30, 1998 and 1997


Financial Condition and Results of Operations.


     Net Income. In the first six months of 1998, BancShares' net income increased $586,000 from $3.6 million in the first six months of 1997 to $4.2 million in the first six months of 1998, an increase of 16.28%. Growth in net income was limited due to the opening of three de novo branches in the first six months of 1998 and initial expenses related to three other de novo branches scheduled to open in the third quarter of 1998.

     Net income per share for the first six months of 1998 was $148.17 per share, an increase of $20.62, or 16.17%, from $127.55 per share in 1997. The return on average equity decreased to 13.80%, for the period ended June 30, 1998, from 13.82% for the period ended June 30, 1997 and the return on assets increased to 1.44% for the period ended June 30, 1998, from 1.33% for the period ended June 30, 1997. At June 30, 1998, BancShares' assets totaled $597.7 million, an increase of $14.7 million, or 2.52%, from the $583.0 million at December 31, 1997. During this six month period, gross loans increased $27.0 million or 7.54% from $358.3 million to $385.3 million. During the six months ended June 30, 1998 investment securities decreased $31.0 million or 21.60% from $143.9 million at December 31, 1997 to $112.9 million at June 30, 1998. Total deposits increased $10.7 million, or 2.12% from $505.2 million at December 31, 1997 to $515.9 million at June 30, 1998. The above increases resulted from internal growth as there were no branch acquisitions in the six months ended June 30, 1998.

     Interest Income. Interest and fees on loans increased $1.4 million or 8.53%, from $16.5 million for the six months ended June 30, 1997 to $18.0 million for the six months ended June 30, 1998. This increase was due to increased loan volume. Average loans for the six months ended June 30, 1998 were $370.5 million, an increase of 8.31% from $342.0 million for the prior year six month period. The yield on the loan portfolio was 9.71% in the six months ended June 30, 1998 and 9.69% in the six months ended June 30, 1997.


     Interest income from investments securities, including US Treasury and Government obligations, obligations of state and county subdivisions and other securities decreased $903,000 or 21.30%, from $4.2 million for the six months ended June 30, 1997 to $3.3 million for the six months ended June 30, 1998. This decrease was due to a large percentage of US Treasuries maturing in the six months ended June 30, 1998. For the six months ended June 30, 1998 and 1997, average securities totaled $126.0 million and $144.8 million, respectively. The yield on investment securities was 5.29% and 5.42% for the six months ended June 30, 1998 and 1997, respectively.

     Interest income on federal funds sold increased $918,000 or 441.35% from $208,000 for the six months ended June 30, 1997 to $1.1 million for the six months ended June 30, 1998. This increase in income resulted primarily from the increase in the average federal funds sold to $41.9 million for the six months ended June 30, 1998 from $8.3 million for the six months ended June 30, 1997. Average federal funds sold yields were 5.37% for the six months ended June 30, 1998, an increase from 5.03% for the six months ended June 30, 1997.


     Total interest income increased $1.4 million or 6.67%, from $21.0 million for the six months ended June 30, 1997 to $22.4 million for the six months ended June 30, 1998. This increase was the result of volume increases. Average earning asset interest yields for the six months ended June 30, 1998 and June 30, 1997 were 8.33% and 8.49%, respectively. Average earning assets increased from $495.1 million in the six months ended June 30, 1997 to $538.5 million in the period ended June 30, 1998. This $43.4 million increase in the average earning assets resulted from internal growth and the opening of three de novo branches in the six months ended June 30, 1998.


     Interest Expense. Total interest expense increased $364,000 or 3.90% from $9.3 million for the six months ended June 30, 1997 to $9.7 million for the six months ended June 30, 1998. The principal reason for the change was the increase in average interest bearing liabilities from $428.5 million for the six months ended June 30, 1997 to $448.1 million for the six months ended June 30, 1998. This increase was mitigated by a decrease in BancShares' total cost of funds from 4.35% for the six months ended June 30, 1997 to 4.32% for the six months ended June 30, 1998.


     Net Interest Income. Net interest income was up $1.0 million, or 9.10% from $11.7 million for the six months ended June 30, 1997 to $12.7 million for the six months ended June 30, 1998. This increase was primarily due to the increase in loan volume through the Bank's internal growth. The net interest margin at June 30, 1998 was 4.73%, an increase of 1 basis point from the 4.72% net interest margin at June 30, 1997.


     Asset Quality and Provision for Possible Loan Losses. For the six months ended June 30, 1998 and 1997, management added $180,000 as volume related additions to the provision for loan losses. During the six months of 1998 management charged-off loans totaling $898,000 and received recoveries of $282,000 resulting in net charge-offs of $616,000. During the same period in 1997, $341,000 in loans were charged-off and recoveries of $261,000 were received resulting in net charge-offs of $80,000. The increase in net charge-offs in 1998 was primarily due to management following its policy of charging loans off early and conservatively. In management's opinion, the charge-offs in the first six months of 1998 are not necessarily indicative of deterioration in the quality of the loan portfolio. The following table presents BancShares' comparative asset quality ratios:




                                                                            June 30,      December 31,
                                                                              1998            1997
                                                                         -------------   -------------
 Ratio of annualized net loans charged off to average loans ............         .33%            .10%
 Allowance for loan losses to loans ....................................         .96            1.16
 Non-performing assets to total gross loans and other real estate owned          .01             .02
 Non-performing assets to total assets .................................          --              --
 Allowance for loan losses to non-performing assets ....................    6,495.89%       7,271.93%



     The ratio of net charge-off to average loans outstanding increased to 0.33% (annualized) at June 30, 1998 from 0.10% for the year ended December 31, 1997 primarily due to loans charged off in June 1998. The allowance for loan losses represented 0.96% of loans at June 30, 1998, a decrease of 20 basis points from the December 31, 1997 ratio of 1.16%. Loans increased $27.0 million, or 7.54% from December 31, 1997 to June 30, 1998.

     Management considers the June 30, 1998 allowance for loan losses adequate to cover the losses and risks inherent in the loan portfolio at June 30, 1998 and will continue to monitor its portfolio and to adjust the relative level of the allowance as needed. BancShares had no impaired loans at June 30, 1998. At June 30, 1998, BancShares had no loans classified for regulatory purposes as loss or doubtful and less than $1.0 million of loans classified as substandard. Management actively maintains a current loan watch list and knows of no other loans which are material and (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.


     Noninterest Income. Noninterest income increased $731,000 for the period ended June 30, 1998 compared to the prior period ended June 30, 1997. Total noninterest income was $2.6 million at June 30, 1998 compared to $1.9 million at June 30, 1997. Noninterest income does not include any securities gains for either six month period. During the six months ended June 30, 1998, noninterest income was positively impacted by a gain of $507,000 on the sale of mortgage servicing rights. Service charges on deposit accounts increased by $124,000 or 11.40% from $1.1 million at June 30, 1997 to $1.2 million at June 30, 1998. This increase was primarily attributable to internal growth of the existing branch network. Additionally, other service charges, commissions and fees increased $100,000 or 12.21% from $819,000 for the six months ended June 30, 1997, to $919,000 for the six months ended June 30, 1998, due to increased ATM, mortgage and other miscellaneous fees.

     Noninterest Expense. Noninterest expense which includes personnel, occupancy, furniture and equipment, data processing, legal and professional fees, postage, intangible amortization, FDIC insurance and state assessments, printing and supplies and other expenses, increased $815,000 or 10.73% from $7.6 million for the six months ended June 30, 1997 to $8.4 million for the six months ended June 30, 1998.

     This increase was primarily due to an increase in personnel expense of $388,000 or 9.63%, from $4.0 million at June 30, 1997 to $4.4 million at June 30, 1998 and an increase in occupancy, furniture and equipment expense and other volume related expenses resulting from three new de novo branch openings in the six months ended June 30, 1998 and the expenses related to three more de novo branches being planned to open in the third quarter of 1998.

     Income taxes. In the six months ended June 30, 1998, BancShares had income tax expense of $2.6 million, an increase of $393,000, or 17.92%, from $2.2 million in the prior year period. This increase was due to increased profitability resulting from internal growth. The resulting effective income tax rates based on the accruals for the six months ended June 30, 1998 and 1997 were 38.06% and 37.70%, respectively.


Capital Resources.
     Shareholders' Equity and Capital Adequacy. Sufficient levels of capital are necessary to sustain growth and absorb losses. To this end, the Federal Reserve, which regulates BancShares, and the FDIC, which regulates the Bank, have established minimum capital guidelines for the institutions they supervise.

     Regulatory guidelines define minimum requirements for BancShares' leverage capital ratio. Leverage capital equals total equity less goodwill and certain other intangibles and is measured relative to total adjusted assets as defined by regulatory guidelines. According to these guidelines, BancShares' leverage ratio at June 30, 1998 was 8.82%. At December 31, 1997, BancShares' leverage capital ratio was 8.52%.

     BancShares is also required to meet minimum requirements for RBC. BancShares' assets, including loan commitments and other off-balance sheet items, are weighted according to federal guidelines for the risk considered inherent in each asset. At June 30, 1998, the Total Capital Ratio was 13.99%. At December 31, 1997 the Total Capital Ratio was 13.93%.

     The net unrealized gains on securities available-for-sale at June 30, 1998 of $4.9 million and at December 31, 1997 of $5.2 million, although a part of shareholders' equity, are not included in the calculation of either the Total Capital or Leverage Capital Ratios pursuant to regulatory definitions of these capital requirements. The following table presents capital adequacy calculations and ratios of BancShares:




                                    June 30, 1998     December 31, 1997
                                   ---------------   ------------------
                                          (Dollars in thousands)

Tier 1 capital .................      $ 51,029           $ 46,977
Total capital ..................        54,738             51,122
Tier 1 capital ratio ...........         13.04%(1)          12.80%(1)
Total capital ratio ............         13.99 (1)          13.93 (1)
Leverage capital ratio .........          8.82 (1)           8.52 (1)
---------
(1) These ratios exceed the minimum required regulatory capital ratios. See "Supervision and Regulation -- Capital Adequacy."

     At June 30, 1998 and December 31, 1997, the Bank also was in compliance with its regulatory capital requirements, and all of its regulatory capital ratios exceed the minimum ratios required for it to be classified as "well capitalized." See "Supervision and Regulation -- Capital Adequacy."


Liquidity, Market Risk and Interest Sensitivity.
     Liquidity. Liquidity refers to the ability of the bank to generate sufficient funds to meet its financial obligations and commitments at a reasonable cost. Maintaining liquidity ensures that funds will be available for reserve requirements, customer demand for loans, withdrawal of deposit balances and maturities of other deposits and liabilities. Past experiences help management anticipate cyclical demands and amounts of cash required. These obligations can be met by existing cash reserves or funds from maturing loans and investments, but in the normal course of business are met by deposit growth.

     In assessing liquidity, many relevant factors are considered, including stability of deposits, quality of assets, economy of the markets served, business concentration, competition and BancShares' overall financial condition. BancShares' liquid assets include cash and due from banks, federal funds sold and investments securities available-for-sale. The liquidity ratio, which is defined as net cash plus short-term and marketable securities divided by net deposits and short term liabilities, was 33.91% at June 30, 1998 and 34.74% at December 31, 1997.

     The consolidated statement of cash flows discloses the principal sources and uses of cash from operating, investing and financing activities for the six months ended June 30, 1998 and 1997, respectively. BancShares has no brokered deposits. Jumbo time deposits are considered to include all time deposits of $100,000 or more. BancShares has never aggressively bid on these deposits. Almost all jumbo deposit customers have other relationships with the Bank, including savings, demand and other time deposits, and in some cases, loans. At June 30, 1998 and at December 31, 1997 jumbo time deposits represented 9.52% and 9.88%, respectively, of total deposits.

     Management believes that BancShares has the ability to generate sufficient amounts of cash to cover normal requirements and any additional needs which arise, within realistic limitations, and management is not aware of any known demands, commitments or uncertainties that will affect liquidity in a material way.

     Market Risk and Interest Sensitivity. Management is of the opinion that there have been no material changes in BancShares' market risk and interest sensitivity since December 31, 1997.


Accounting and Other Matters.
     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues in recognition or measurement for comprehensive income and its components. The provisions of Statement 130 are effective for fiscal years beginning after December 31, 1997. BancShares adopted this statement in the first quarter of 1998. During the six months ended June 30, 1998 and 1997, comprehensive income, which consisted of net income and changes in net unrealized gains and losses, net of applicable tax effects, amounted to $3.9 million and $4.3 million, respectively.

     In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("Statement 131"). Statement 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The provisions of Statement 131 are effective for fiscal years beginning after December 31, 1997. Adoption of this pronouncement is not expected to have a material effect on BancShares' consolidated financial statements.

     In February 1998, the FASB issued SFAS No. 132, "Employer's Disclosures About Pension and Other Postretirement Benefits." This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact BancShares. This statement is effective for fiscal years beginning after December 15, 1997.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application of all provisions of this statement is encouraged. The Company plans to adopt this Statement on January 1, 2000 and does not anticipate any material effect on its consolidated financial statements.


     The Bank has opened six de novo branches subsequent to December 31, 1997. In addition, BancShares has entered into definitive agreements to acquire five additional branches in 1998.


     Management is not aware of any other trends, events, uncertainties, or current recommendations by regulatory authorities that will have or that are reasonably likely to have a material effect on BancShares' liquidity, capital resources or other operations.



Year 2000 Issue

Introduction.

     The year 2000 ("Y2K") issue confronting BancShares and its suppliers, customers, customers' suppliers and competitors centers on the inability of computer systems to recognize the year 2000. Many existing computer programs and systems originally were programmed with six digit dates that provided only two digits to identify the calendar year in the date field. With the impending new millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000. These problems may also arise from other sources as well, such as the use of special codes and conventions in software that make use of the date field.

     Financial institution regulators recently have increased their focus upon Y2K compliance issues and have issued guidance concerning the responsibilities of senior management and directors. The Federal Financial Institutions Examination Council ("FFIEC") has issued several interagency statements on Y2K Project Management Awareness. These statements require financial institutions to, among other things, examine the Y2K implications of their reliance on vendors and with respect to data exchange and the potential impact of the Y2K issue on their customers, suppliers and borrowers. These statements also require each federally regulated financial institution to survey its exposure, measure its risk and prepare a plan to address the Y2K issue. In addition, the federal banking regulators have issued safety and soundness guidelines to be followed by insured depository institutions, such as the Bank, to assure resolution of any Y2K problems. The federal banking agencies have asserted that Y2K testing and certification is a key safety and soundness issue in conjunction with regulatory exams and, thus, that an institution's failure to address appropriately the Y2K issue could result in supervisory action, including the reduction of the institution's supervisory ratings, the denial of applications for approval of mergers or acquisitions or the imposition of civil money penalties.


Risks.

     Like most financial service providers, BancShares and its operations may be significantly affected by the Y2K issue due to its dependence on information technology and date-sensitive data. Computer hardware and software and other equipment, both within and outside BancShares' direct control, and third parties with whom BancShares electronically or operationally interfaces (including without limitation its customers and third party vendors) are likely to be affected. If computer systems are not modified in order to be able to identify the year 2000, many computer applications could fail or create erroneous results. As a result, many calculations which rely on date field information, such as interest, payment or due dates and other operating functions, could generate results which are significantly misstated, and BancShares could experience an inability to process transactions, prepare statements or engage in similar normal business activities. Likewise, under certain circumstances, a failure to adequately address the Y2K issue could adversely affect the viability of BancShares' suppliers and creditors and the creditworthiness of its borrowers. Thus, if not adequately addressed, the Y2K issue could result in a significant adverse impact on BancShares' operations and, in turn, its financial condition and results of operations.


State of Readiness.

     During October 1997, BancShares developed its plan to address the Y2K issue. A substantial portion of BancShares' data processing functions are performed by FCB on its mainframe systems and/or on systems supported by FCB, which also provides similar services to several other financial institutions. See "Certain Relationships and Related Transactions." Therefore, BancShares' plan for addressing the Y2K issue divides information technology systems ("IT Systems") into groups which include (i) FCB's mainframe systems used for processing BancShares' data ("Group A Systems"), (ii) BancShares' non-mainframe systems which are supported by FCB ("Group B Systems"), and (iii) BancShares' separate non-mainframe systems ("Group C Systems"). BancShares' Y2K plan also addresses non-information technology systems ("Non-IT Systems"). As to Group A Systems and Group B Systems, BancShares' Y2K plan necessarily is designed to be implemented jointly with FCB. FCB has retained an outside consultant to plan and direct its Y2K compliance efforts, and BancShares participates in a committee made up of representatives of the consultant, FCB and each of the financial institutions for which FCB provides data processing services that meets periodically to monitor the status of FCB's compliance efforts. Periodic progress reports are made to Bancshares' Board of Directors.

     Separate from its Y2K plan, BancShares installed a new, on-line branch automation system during 1997. This installation had previously been planned and was not made in response to the Y2K issue. However, the timing was such that the new system, when acquired, was Y2K-ready, which eliminated the need to include many issues relating to that system in BancShares' Y2K plan.

     The following paragraphs summarize the phases of BancShares' Y2K plan:

     Assessment Phase. During the assessment phase, a Y2K corporate inventory and business risk assessment was made (jointly with FCB in the case of Group A Systems and Group B Systems, and separately in the case of Group C Systems and Non-IT Systems) to quantify the extent of BancShares' Y2K exposure and identify systems that required remediation. IT Systems identified as being affected by the Y2K issue were designated as (i) "Priority 1" or "mission critical" (where core operations could be sustained for up to three days in the event of a failure), (ii) "Priority 2" (where core operations could be sustained for up to seven days in the event of a failure), and (iii) "Priority 3" (where core operations could be sustained for more than seven days in the event of a failure). A general plan for dealing with each system was developed and responsibilities for each system were assigned. This phase has been completed.

     Remediation and Testing. With respect to IT Systems, this phase contemplates the implementation of modifications, upgrades or system replacements determined to be necessary to achieve Y2K compliance and the testing of modified or upgraded systems to determine their functionality and operating capability. As to Group A Systems and Group B Systems, FCB's outside consultant is responsible for coordinating necessary modifications, upgrades or replacements. This phase has been completed as to all Group A Systems and is scheduled to be completed by December 31, 1998 as to Priority 1 Group B Systems, and during the first and second quarters of 1999 as to Priority 2 and Priority 3 Group B Systems. As to Group C Systems, BancShares' staff is coordinating remediation (which, in most cases, entails the installation of upgrades provided by outside vendors) and testing, and this phase has been completed as to substantially all systems (with completion of this phase as to remaining systems scheduled for the fourth quarter of 1998).

     Validation. The validation phase contemplates intensive testing, in an isolated environment, of the ability of new and modified systems, which have been determined to be functional, to accurately process date sensitive data beginning January 1, 2000. Validation testing as to Group A Systems and Group B Systems is being conducted by FCB's outside consultant and is expected to be completed by December 31, 1998 as to all Group A Systems and Priority 1 Group B Systems, and during the first and second quarters of 1999 as to Priority 2 and Priority 3 Group B Systems. As to Group C Systems, BancShares' staff is conducting validation testing which is expected to be completed by December 31, 1998 in the case of most systems and during the first quarter of 1999 in the case of certain systems.

     Implementation. Under BancShares' plan, once new and modified systems have been tested for functionality, they are being put into production before validation testing is actually completed. BancShares' target is to have substantially completed the implementation and validation phase with respect to substantially all Priority 1 systems by December 31, 1998.

     Non-IT Systems, Loan Customers and Third Party Service Providers. Activities under BancShares' plan with respect to Non-IT Systems (including security systems, office equipment, etc.), substantially all of which have been categorized as Priority 3, primarily involve identifying potential Y2K problems and insuring that outside vendors provide necessary upgrades or replacements. Each system has been assigned to an officer of BancShares whose responsibility it is to communicate with the vendor of that system and coordinate remediation. Validation testing for Non-IT Systems is planned for the first quarter of 1999.


     During early 1998, BancShares identified those borrowing customers whose existing aggregate borrowings from BancShares exceeded $500,000 and whose businesses were of a nature that they could be adversely affected by the Y2K issue. A meeting was held individually with each such borrowing customer to assess the customer's plan for and progress toward addressing the Y2K issue. Individual follow-up meetings are being held with each such customer during the fourth quarter of 1998. With respect to new and renewed loans, an assessment of Y2K risk and steps being taken by the customer to address the Y2K issue is made as part of the credit approval process.


Costs.

     BancShares is expensing all costs associated with required system changes as those costs are incurred, and such costs are being funded through operating cash flows. Because a substantial portion of BancShares' data processing functions are performed by FCB on its mainframe systems and/or on systems supported by FCB, FCB is bearing a substantial portion of the expenses related to the remediation and testing of systems that affect BancShares. BancShares has budgeted $412,000 for its separate Y2K project expenses. Expenses actually incurred through June 30, 1998 were not material. BancShares does not expect significant increases in future data processing costs relating to Y2K compliance.


Contingency Plans.

     During the assessment phase, BancShares began to identify a back-up or contingency plan for each of its Priority 1 systems. Virtually all of BancShares' Priority 1 systems are dependent upon third party vendors or service providers, therefore, contingency plans include selecting a new vendor or service provider and converting to their system. In the event a current vendor's system fails during the validation phase and it is determined that the vendor is unable or unwilling to correct the failure, BancShares will convert to a new system from a pre-selected list of prospective vendors. In each case, realistic trigger dates have been established to allow for orderly and successful conversions. Contingency plans with respect to a Priority 1 system failure on or after January 1, 2000 are still being developed.

                                   BUSINESS


General

     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Fuquay-Varina, North Carolina. It was organized during 1987 as the holding company for the Bank. BancShares operates through the Bank which provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses in the communities it serves. At June 30, 1998, BancShares had total consolidated assets of approximately $597.7 million, total consolidated deposits of approximately $515.9 million, and total consolidated shareholders' equity of approximately $62.5 million.


     BancShares currently is engaged in an expansion program which involves acquisitions of other financial institutions, or offices and/or deposits of other institutions, and the opening of de novo branches. The Bank is a North Carolina-chartered bank that currently maintains 41 banking offices in 28 central North Carolina communities, 12 of which were opened or acquired within the last three fiscal years.


     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited product offerings of smaller institutions. By outsourcing its core data processing requirements to an affiliated financial institution (see "Certain Relationships and Related Transactions"), BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At June 30, 1998, transaction accounts and non-interest bearing accounts equaled 40.13% and 15.02%, respectively, of total deposits, with the remaining 44.85% of total deposits attributable to interest bearing savings and time deposit accounts.

     BancShares' return on average assets and return on average equity were 1.32% and 13.47%, respectively, for the year ended December 31, 1997, and an annualized 1.44% and 13.80%, respectively, for the six months ended June 30, 1998.

     Members of the Holding family, including Lewis R. Holding, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 77.31% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At June 30, 1998, BancShares' loan-to-deposit ratio was 74.67% and over 64% of its $158.1 million investment portfolio was invested in U.S. government obligations with an average maturity of 11 months. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At June 30, 1998, BancShares' non-performing assets were $57,000, or 0.01% of gross loans and other real estate. Net charge-offs for the year ended December 31, 1997 were 0.10% of average loans and, for the six-month period ended June 30, 1998, were an annualized 0.33% of average loans. The allowance for loan losses at June 30, 1998, was 0.96% of gross loans.

     BancShares' principal executive offices are located at 100 South Main Street, Fuquay-Varina, North Carolina 27526, and its telephone number is (919) 552-2242.

     For additional information regarding BancShares and its financial condition and results of operations, see "Available Information," "Risk Factors -- Risk Factors Relating to BancShares," "Consolidated Ratios of Earnings to Fixed Charges," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Supervision and Regulation," "Beneficial Ownership of Securities," "Directors and Executive Officers," "Executive Compensation," "Certain Relationships and Related Transactions," and "Fidelity BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."



Description of Business


     General. The Bank is a community-oriented bank which is engaged in a general commercial and consumer banking business. Its operations are primarily retail oriented and directed toward individuals, small- to medium-sized businesses and local governmental units in its market area. While the Bank provides most traditional commercial and consumer banking services, its principal activities are the taking of demand and time deposits and the making of secured and unsecured loans. The Bank's deposits are insured by the FDIC to the maximum amount permitted by law.


     The Bank's primary source of revenue is interest income from its lending activities. Since it commenced business, the Bank has pursued a strategy of growth through internal expansion by establishing branch offices in communities in its geographic market and by acquiring smaller institutions or offices of other institutions in its existing markets or in new markets.

     Lending Activities. The Bank's loans are concentrated in three major areas: (i) real estate loans; (ii) commercial and agricultural loans; and (iii) consumer loans.



     At June 30, 1998, approximately 78% of the Bank's loan portfolio consisted of real estate loans. All real estate loans are secured by liens on real property. However, in addition to real estate purpose loans (which generally are made up of loans made to individuals and businesses for the purchase and improvement of or investment in real estate, including construction loans to individuals and builders), the Bank's real estate loans include loans secured by first or junior liens on real estate but which were made for various other commercial, agricultural and consumer purposes. The high percentage of the Bank's loans which are secured by real estate generally is reflective of efforts by management to minimize credit risk by taking real estate as primary or additional collateral on loans made for purposes not directly related to the real estate itself. Real estate loans may be made at fixed or variable interest rates and for terms, or which provide for payments based on an amortization schedule, of up to 30 years. However, loans having terms of more than five years, or which are based on an amortization schedule of more than that many years, generally will contain contractual provisions which allow the Bank to call the loan in full, or provide for a "balloon" payment in full, at any time after the fifth year.

     In addition to the real estate loans described above which are carried in the Bank's loan portfolio, the Bank makes conventional, long-term mortgage loans which are underwritten to FHLMC guidelines, closed in the Bank's name, and then sold in the secondary market. The servicing rights on these loans are sold by the Bank to an affiliated financial institution. See "Certain Relationships and Related Transactions." With the exception of these conventional mortgage loans, none of the Bank's real estate loans are underwritten to conform to FNMA or FHLMC guidelines.


     The Bank's commercial and agricultural loans include loans to individuals and small- to medium-sized businesses in its market area for working capital, equipment purchases and various other business and agricultural purposes (other than any such loan secured by real estate) and loans made to finance the production of crops or livestock operations. A majority of the Bank's commercial and agricultural loans are secured by inventory, equipment or similar assets, but these loans also may be made on an unsecured basis. Commercial and agricultural loans may be made at variable or fixed rates of interest; however, it currently is the Bank's policy that those loans which have terms or amortization schedules of longer than five years normally will carry interest rates which vary with the prime lending rate and may be called in full at any time after the fifth year.

     The Bank's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes (other than any such loan secured by real estate), but also includes the outstanding balances on consumer revolving credit accounts, including credit card accounts. The majority of the Bank's installment loans are secured by liens on various personal assets of the borrowers, but these loans may also be made on an unsecured basis. Consumer loans are made at fixed and variable interest rates and for terms which generally do not exceed five years. However, the Bank will make consumer loans for terms of up to seven years.


     With the exception of conventional mortgage loans underwritten to FHLMC guidelines as described above, none of the Bank's loans are made or underwritten for sale in any secondary market, and there is no established secondary market into which any of the loans carried in the Bank's loan portfolio could be sold. However, while the Bank has not previously sold, or attempted to sell, any of its portfolio loans, management of the Bank believes that, should the need arise (for purposes of liquidity or otherwise), portions of its loan portfolio could be sold to other banks or financial institutions on a privately negotiated basis. Because it believes the Bank has adequate other sources of liquidity, and because the Bank's loans generally are made at variable interest rates and/or provide for a call option or a balloon payment after not more than five years (in order to minimize interest rate risk), management currently does not foresee a need to sell any of the Bank's portfolio loans.


     A discussion of and certain statistical information regarding the Bank's loan portfolio, reserve for loan losses and its nonaccrual, past due and restructured loans is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Loan Administration and Underwriting. As described above, the Bank's loan portfolio consists primarily of loans made for a variety of commercial, agricultural and consumer purposes. Because these types of loans are made based, to a great extent, on the Bank's assessment of borrowers' income, cash flows, character and abilities to repay (as compared to long-term residential mortgage loans in which greater emphasis is placed on collateral), such loans generally are viewed as involving a higher degree of credit risk than is the case with long-term residential mortgage loans. To manage this risk, the Bank's loan portfolio is managed under a defined credit review process which includes guidelines for loan underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration and regular portfolio reviews to assess loss exposure and to ascertain compliance with the Bank's credit policies and procedures. This process includes a centralized credit review and analysis prior to funding of all credit decisions in excess of $500,000, a review of all loans over $20,000 within 30 days after funding, and an annual review of all loans over $500,000.

     The Bank's loan approval policies generally provide for various levels of lending authority for lending personnel. All loans over $200,000 require the approval of senior management, and all loans over $500,000 require the approval of the Supervisory Loan Committee which consists of senior management officials of the Bank.

     During periodic reviews, loans are assigned a grade which indicates the level of management attention to be given to that loan to protect the Bank's position and to reduce loss exposure. Loans are placed in a nonaccrual status whenever, in the opinion of management, collection becomes doubtful, and they are charged off when the collection of principal and interest is doubtful and the loans can no longer be considered sound collectible assets. Management meets regularly to review asset quality trends and to discuss loan policy issues. Potential losses are identified during these reviews and reserves are established accordingly.

     Deposit Activities. The Bank's deposit services include business and individual checking accounts, savings accounts, NOW accounts, certificates of deposit and market rate checking accounts. It is the Bank's policy to monitor its competition in order to keep the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up approximately 9.52% of the Bank's total deposits at June 30, 1998. The vast majority of the Bank's deposits are generated from within its market area. The Bank does not accept brokered deposits but does actively solicit public funds deposits in its market area.

     A discussion of and certain statistical information regarding the Bank's deposit accounts is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Other Services. The Bank provides most other traditional commercial and consumer banking services. Nondeposit investment products and services are offered by the Bank through a subsidiary corporation, while discount brokerage services are offered through an unaffiliated broker. Trust services are provided through a correspondent bank.

     Investment Portfolio. At June 30, 1998, the Bank's investment portfolio consisted almost entirely of U.S. government securities and obligations of states and political subdivisions, 88.64% of which mature within one year and 11.35% of which mature after one through five years.

     A discussion of and certain statistical information regarding the Bank's investment portfolio is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Subsidiaries. The Bank has a wholly-owned subsidiary, TFB Financial Services, Inc., which provides non-deposit investment products, including mutual funds and annuities, to the Bank's customers. A second subsidiary corporation currently is inactive.


     Competition. Commercial banking in North Carolina is highly competitive. In its market areas, the Bank competes directly with a number of local, regional and superregional banking organizations. Competition among financial institutions for loans and deposits is based, to a large extent, on interest rates charged or paid. Fees and charges for other services, office location, the quality of customer services, community reputation and continuity of personnel, and, in the case of loans to large commercial borrowers, relative lending limits, also are important competitive factors. Many of the Bank's competitors have greater resources, broader geographic markets and higher lending limits and offer more services than the Bank, and they can better afford and make more effective use of media advertising, support services and electronic technology than can the Bank. The Bank depends on its reputation in its local community, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages.


     In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking, a North Carolina commercial bank may be required to compete not only with other North Carolina financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions and are able to provide certain financial services across state lines, thereby adding to the competitive atmosphere of the industry in general.

     Employees. At June 30, 1998, the Bank employed 226 full-time employees and 27 part-time employees. It is not a party to any collective bargaining agreements and considers relations with its employees to be good. BancShares does not have any separate employees.

     Property. BancShares does not own or lease any real property. Except for four tracts of land that are leased and upon which are constructed leasehold improvements for the conduct of its banking business, the Bank owns all of the real property utilized in its operations. At June 30, 1998, the Bank's investment in premises and equipment, net of depreciation, was approximately $22.8 million.


     Legal Proceedings. The Bank is a party to various legal proceedings in the ordinary course of its business. However, based on information presently available, and after consultation with legal counsel, BancShares' management believes that the ultimate outcome in such proceedings, in the aggregate, will not have any material adverse effect on BancShares' financial condition.

     Statistical Information. Certain statistical information with respect to BancShares' business is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" which appears elsewhere in this Prospectus.



Change in Accountants

     During April 1997, BancShares appointed KPMG Peat Marwick LLP to serve as its independent certified public accountants. KPMG Peat Marwick LLP replaced Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) which had previously been retained by BancShares. This change in accountants was approved by BancShares' audit committee.

     During BancShares' two fiscal years preceding the change (1996 and 1995), and through the date of the change in April 1997, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to such firm's satisfaction, would have caused it to make reference to the subject matter of such disagreement in its reports on BancShares' consolidated financial statements; and, during that period, Coopers & Lybrand L.L.P.'s reports on BancShares' consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG Peat Marwick LLP audited BancShares' consolidated financial statements for 1997.



                          SUPERVISION AND REGULATION


     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to BancShares or the Bank. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions.


     The business and operations of BancShares and the Bank are subject to extensive federal and state governmental regulation and supervision.


Regulation of BancShares

     BancShares is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve. Under the BHCA, the activities of BancShares are limited to banking, managing or controlling banks or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.


     The BHCA prohibits BancShares from acquiring direct or indirect control of more than 5.0% of the outstanding voting stock or substantially all of the assets of any financial institution, or merging or consolidating with another bank holding company or savings bank holding company, without prior approval of the Federal Reserve. Additionally, the BHCA prohibits BancShares from engaging in, or acquiring ownership or control of more than 5.0% of the outstanding voting stock of any company engaged in, a nonbanking activity unless such activity is determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. In approving an application by BancShares to engage in a nonbanking activity, the Federal Reserve must consider whether that activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.


     There are a number of obligations and restrictions imposed by law on a bank holding company and its insured depository institution subsidiaries that are designed to minimize potential loss to depositors and the FDIC insurance funds. For example, if a bank holding company's insured depository institution subsidiary becomes "undercapitalized," the bank holding company is required to guarantee (subject to certain limits) the subsidiary's compliance with the terms of any capital restoration plan filed with its appropriate federal banking agency. Also, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support such institutions in circumstances where it otherwise might not do so, absent such policy. Under the BHCA, the Federal Reserve has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of a depository institution subsidiary of the bank holding company.



Regulation of the Bank


     The Bank is a North Carolina-chartered commercial bank, and its deposits are insured by the FDIC. It is subject to supervision and examination by, and the regulations and reporting requirements of, the North Carolina Commissioner of Banks (the "Commissioner") and the FDIC. As a result of its ownership of the Bank, BancShares also is registered with and subject to regulation by the Commissioner under the state's bank holding company laws.

     As an insured institution, the Bank is prohibited from engaging as a principal in activities that are not permitted for national banks unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the Bank is, and continues to be, in compliance with all applicable capital standards. Insured institutions also are prohibited from directly acquiring or retaining any equity investment of a type or in an amount not permitted for national banks.


     The Federal Reserve, the FDIC and the Commissioner all have broad powers to enforce laws and regulations applicable to BancShares and the Bank and to require corrective action of conditions affecting the safety and soundness of the Bank. Among others, these powers include cease and desist orders, the imposition of civil penalties and the removal of officers and directors.


Payment of Dividends


     BancShares is a legal entity separate and distinct from the Bank. The principal sources of cash flow of BancShares, including cash flow to pay dividends to its shareholders, are dividends it receives from the Bank. There are statutory and regulatory limitations on the payment of dividends by the Bank to BancShares, as well as by BancShares to its shareholders. As an insured depository institution, the Bank also is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, it would become "undercapitalized" (as such term is defined in the Federal Deposit Insurance Act). See "Fidelity BancShares (N.C.), Inc. and Subsidiary Notes to Consolidated Financial Statements -- Note 10. Regulatory Restrictions."


     If, in the opinion of the FDIC, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the FDIC may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under current federal law, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See " -- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.


     At June 30, 1998, approximately $6.6 million was available for payment of dividends to BancShares from the Bank without affecting the Bank's classification as a "well capitalized" bank under federal bank regulatory capital guidelines and without regulatory approval.


     The payment of dividends by BancShares and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. See "Risk Factors -- Risk Factors Relating to BancShares -- Reliance on Dividend Payments by Bank."




Capital Adequacy


     BancShares and the Bank are required to comply with the capital adequacy standards established by the Federal Reserve in the case of BancShares and the FDIC in the case of the Bank. There are two basic measures of capital adequacy that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company or an insured depository institution to be considered in compliance.

     Under the Federal Reserve's standards, the minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At June 30, 1998, BancShares' consolidated Total Capital Ratio and its ratio of Tier 1 Capital to risk-weighted assets ("Tier 1 Capital Ratio") were 13.99% and 13.04%, respectively.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Capital Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimums. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "Tangible Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. BancShares' Leverage Capital Ratio at June 30, 1998 was 8.82%.

     The Bank is subject to risk-based and leverage capital requirements adopted by the FDIC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. At June 30, 1998, the Bank's consolidated Total Capital, Tier I Capital and Leverage Capital Ratios were 12.51%, 11.61% and 8.46%, respectively. Neither BancShares nor the Bank has been advised by any federal banking agency of any additional, specific minimum capital ratio requirement applicable to it.


     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See " -- Prompt Corrective Action."


     The Federal Reserve and the FDIC also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.



Prompt Corrective Action


     Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of such actions taken will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulators to appoint a receiver or conservator for an institution that is critically undercapitalized.

     Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency, is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater, is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0%, is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%, is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.


     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described above if it determines "that those actions are necessary to carry out the purpose" of the law.

     At June 30, 1998, the Bank had the requisite capital levels to qualify as well capitalized.



Reserve Requirements


     Pursuant to regulations of the Federal Reserve, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.7 million of transaction accounts, but reserves equal to 3% must be maintained on the aggregate balances of such accounts between $4.7 million and $47.8 million, and reserves equal to 10% must be maintained on aggregate balances in excess of $47.8 million. These percentages are subject to adjustment by the Federal Reserve. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of June 30, 1998, the Bank met its reserve requirements.



FDIC Insurance Assessments


     The FDIC currently uses a risk-based assessment system that takes into account the risks attributable to different categories and concentrations of assets and liabilities for purposes of calculating deposit insurance assessments to be paid by insured depository institutions. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

     In 1996, the FDIC imposed a special one-time assessment of approximately
65.7 basis points (0.657%) on a depository institution's assessable deposits insured by the SAIF held as of March 31, 1995 (or approximately 52.6 basis points on SAIF deposits acquired by banks in certain qualifying transactions), and adopted revisions to the assessment rate schedules that would generally eliminate the disparity between assessment rates applicable to the deposits insured by the BIF and the SAIF. BancShares anticipates that the net effect of the decrease in the premium assessment rate on SAIF deposits will result in a reduction in the Bank's total deposit insurance premium assessments through 1999 as compared to years prior to 1997, assuming no further changes in announced premium assessment rates. BancShares recorded a charge against earnings for the special assessment in 1996 in the pre-tax amount of approximately $353,000.


     Under the Federal Deposit Insurance Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment


     Under the Community Reinvestment Act ("CRA"), as implemented by FDIC regulations, an insured institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of an insured institution, to assess the institution's record of meeting the credit needs of its community, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of certain applications by the institution. All institutions are required to make public disclosure of their CRA performance rating. The Bank received a "satisfactory" rating in its last CRA examination by the FDIC as of March 2, 1998.


     On May 4, 1995, the bank regulatory agencies, including the FDIC, adopted new uniform CRA regulations that provide guidance to financial institutions on their CRA obligations and the methods by which those obligations will be assessed and enforced. The regulations establish three tests applicable to the
Bank: (i) a lending test to evaluate direct lending in low-income areas and indirect lending to groups that specialize in community lending; (ii) a service test to evaluate its delivery of services to such areas, and (iii) an investment test to evaluate its investment in programs beneficial to such areas. The new CRA regulations became effective on July 1, 1995, but reporting requirements were not effective until January 1, 1997. Evaluation under the regulations was not mandatory until July 1, 1997. The Bank believes its current operations and policies substantially comply with the regulations and therefore no material changes to operations or policies are expected.


Transactions With Affiliates

     The Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, BancShares and other affiliates and on investments in the stock or other securities thereof. These restrictions prevent BancShares and other affiliates from borrowing from the Bank unless the loans are secured by specified collateral, and require such transactions to have terms comparable to terms of arms-length transactions with third persons. Further, such secured loans and other transactions and investments by the Bank are generally limited in amount as to BancShares and as to any other affiliate to 10.0% of the Bank's capital and surplus and as to BancShares and all other affiliates to an aggregate of 20.0% of the Bank's capital and surplus. These regulations and restrictions may limit BancShares' ability to obtain funds from the Bank for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. The Bank's ability to extend credit to its and BancShares' directors, executive officers, and 10.0% stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve thereunder.



Interstate Banking and Branching

     The BHCA, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Law"), permits adequately capitalized and managed bank holding companies to acquire control of the assets of banks in any state. Acquisitions are subject to antitrust provisions that cap at 10.0% the portion of the total deposits of insured depository institutions in the United States that a single bank holding company may control and generally cap at 30.0% the portion of the total deposits of insured depository institutions in a state that a single bank holding company may control. Under certain circumstances, states have the authority to increase or decrease the 30.0% cap, and states may set minimum age requirements of up to five years on target banks within their borders.

     Beginning June 1, 1997, and subject to certain conditions, the Interstate Banking Law also permitted interstate branching by allowing a bank to merge with a bank located in a different state. A state was allowed to accelerate the effective date for interstate mergers by adopting a law authorizing such transactions prior to June 1, 1997, or it could "opt out" and thereby prohibit interstate branching by enacting legislation to that effect prior to that date. The Interstate Banking Law also permits banks to establish branches in other states by opening new branches or acquiring existing branches of other banks, provided the laws of those other states specifically permit that form of interstate branching. North Carolina has adopted statutes which, subject to conditions contained therein, specifically authorize out-of-state bank holding companies and banks to acquire or merge with North Carolina banks and to establish or acquire branches in North Carolina.

                       BENEFICIAL OWNERSHIP OF SECURITIES

Principal Shareholders

     As of the close of business on September 30, 1998, the following persons were known to management to own beneficially or of record more than 5% of BancShares' voting securities:

   Title              Name and address              Amount and nature of       Percentage
 of class           of beneficial owner           beneficial ownership (1)      of class
----------   ---------------------------------   --------------------------   -----------
Common       George H. Broadrick                            8,032(2)              28.27%
Stock        Post Office Box 31727
             Charlotte, North Carolina 28231
             Frank B. Holding                              11,155(3)              39.26
             Post Office Box 1377
             Smithfield, North Carolina 27577
             Lewis R. Holding                               3,123(3)              10.99
             Post Office Box 151
             Raleigh, North Carolina 27602

---------
(1) Except as otherwise indicated below and to the best knowledge of management of BancShares, the individuals named above exercise sole voting and investment power with respect to shares shown as beneficially owned.
(2) All shares are held by Mr. Broadrick as sole trustee or co-trustee of various trusts. He exercises shared voting and investment power with respect to 345 shares held as a co-trustee.
(3) Named individuals disclaim beneficial ownership with respect to the following numbers of shares held of record by members of their immediate families which are included in the shares listed for them above and as to which they may be deemed to exercise shared voting and investment power; Mr. F. Holding -- 3,968 shares; Mr. L. Holding -- 396 shares.

Management

     As of the close of business on September 30, 1998, the beneficial ownership of BancShares' voting securities by the directors of BancShares, individually and as a group, was as follows:


                                                               Amount and
   Title                  Name and address                nature of beneficial     Percentage
 of class               of beneficial owner                   ownership(1)          of class
----------   -----------------------------------------   ----------------------   -----------
Common       F. Ray Allen                                          102(2)              .36%
Stock        Biscoe, N.C.
             Wiley H. Cozart, M.D.                                   6                 .02
             Fuquay-Varina, N.C.
             Haywood A. Lane, Jr.                                  140                 .49
             Cary, N.C.
             Wallace H. Mitchell                                   100                 .35
             Fuquay-Varina, N.C.
             Sam C. Riddle, Jr.                                     87(2)              .31
             Carthage, N.C.
             Billy T. Woodard                                      731(2)             2.57
             Fuquay-Varina, N.C.
             All directors and executive officers as             1,166                4.10
             a group (6 persons)

---------
(1) Except as otherwise indicated below and to the best knowledge of management of BancShares, the individuals named and included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned.

(2) Individuals named or included in the group exercise shared voting and investment power with respect to the following numbers of shares: Mr. Allen -- 80 shares held jointly with his spouse (40 shares) and a corporation which he controls (40 shares); Mr. Riddle -- 22 shares held by his spouse; Mr. Woodard -- 318 shares held by his spouse and adult children.

                        DIRECTORS AND EXECUTIVE OFFICERS


Directors

     BancShares' Bylaws, provide for not less than five nor more than twelve directors, with the actual number being set and changed from time to time by the Board of Directors. Each director serves for a term of one year or until his successor has been duly elected and qualified. The following table contains the name and certain information about BancShares' current directors.





                                 Position(s)            Year
                               with BancShares         first              Principal occupation and
      Name and age                and Bank            elected      business experience for past five years
-----------------------   ------------------------   ---------   ------------------------------------------
F. Ray Allen              Director                     1993      President, Uwharrie Lumber Company,
 39                                                              Troy, N.C. (hardwood lumber manufacturer)
Wiley H. Cozart, M.D.     Director                   1963        Physician; Medical Consultant,
 76                                                              State of North Carolina, Raleigh, N.C.
Haywood A. Lane, Jr.      President and Director     1979        Formerly Executive Vice President of
 61                                                              the Bank and BancShares
Wallace H. Mitchell       Director                   1968        Retired; Partner, Mitchell Farms; former
 70                                                              Secretary-Treasurer and General Manager,
                                                                 Mitchell Chevrolet Company, Fuquay-
                                                                 Varina, N.C. (automobile dealership)
Sam C. Riddle, Jr.        Director                   1979        Owner and former President,
 71                                                              Riddle Equipment Company, Inc.,
                                                                 Carthage, N.C. (farm equipment dealer)
Billy T. Woodard          Chairman and Chief         1970        Formerly President of the Bank and
 67                       Executive Officer                      BancShares



Executive Officers

     Information regarding BancShares' and the Bank's executive officers is set forth in the following table. All executive officers serve at the pleasure of the Board of Directors.





     Name and age         Positions with BancShares and the Bank
----------------------   ---------------------------------------
Billy T. Woodard         Chairman and Chief Executive Officer
 67
Haywood A. Lane, Jr.     President
 61

                             EXECUTIVE COMPENSATION

Executive Officers

     Cash Compensation. The following table shows, for 1997, 1996, and 1995, the cash and certain other compensation paid to or received or deferred by the Chief Executive Officer and the President of BancShares and the Bank, respectively, in all capacities in which they served.


                           SUMMARY COMPENSATION TABLE





                                                Annual Compensation
                         ------------------------------------------------------------------
       Name and                                               Other annual      All other
       principal                     Salary        Bonus      compensation     compensation
       position           Year       ($)(1)         ($)          ($)(2)           ($)(3)
----------------------   ------   -----------   ----------   --------------   -------------
Billy T. Woodard         1997      $159,304      $44,000         $1,600           $7,260
Chairman and Chief       1996       148,883       39,000          1,600            7,240
Executive Officer        1995       139,143       24,000          1,600            7,066
Haywood A. Lane, Jr.     1997      $125,000      $30,000         $1,600           $6,921
President                1996       110,476        5,000          1,600            6,096
                         1995       103,249       14,000          1,600            5,276



---------
(1) Includes all amounts of salary deferred at the election of each named executive officer pursuant to the Bank's Section 401(k) salary deferral plan.

(2) Consists entirely of directors' fees received by each named executive officer.

(3) Consists entirely of the Bank's contributions on behalf of each named executive officer to the Bank's Section 401(k) salary deferral plan.

     Pension Plan. The following table shows the extimated annual benefits payable to a covered participant at normal retirement age under the Bank's qualified defined benefit pension plan based on various specified numbers of years of service with the Bank and various levels of compensation covered under the plan.





                                Years of service
    Final       -------------------------------------------------
   average
 compensation    10 years     20 years     30 years     40 years
-------------   ----------   ----------   ----------   ----------
   $ 50,000      $ 7,345      $14,690      $22,036      $ 28,708
     75,000       11,970       23,940       35,911        46,396
    100,000       16,595       33,190       49,786        64,083
    125,000       21,220       42,440       63,661        81,771
    150,000       25,845       51,690       77,536        99,458
    175,000       30,470       60,940       91,411       117,146



     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amounts. A participant's compensation covered by the pension plan includes base salary, bonuses, overtime pay, and earnings deferred by the participant's own contribution pursuant to the Bank's Section 401(k) salary deferral plan (but excluding any special bonuses, any directors' fees, the Bank's matching contributions to the Section 401(k) salary deferral plan, or any other incidental compensation), and benefits are calculated based on each participant's "final average compensation," which is defined as the participant's average earnings during the five highest consecutive earning years of the last ten complete calendar years as a participant.

     The estimated years of service and the estimated final average compensation as of December 31, 1997, for each of the named executive officers in the Summary Compensation Table above are as follows: Billy T. Woodard - 41 years and $170,469; and Haywood A. Lane, Jr. - 35 years and $125,935.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements. During 1986, the Bank entered into Post-Retirement Noncompetition and Consultation Agreements with Billy T. Woodard and Hayward A. Lane, Jr., both of which Agreements were amended on January 29, 1996. Each Agreement, as amended, provides that, upon the officer's retirement from full time employment with the Bank, he will serve as a consultant to the Bank and will receive monthly payments ($5,583 for Mr. Woodard and $4,143 for Mr. Lane) for a period of ten years. In the event of the officer's death prior to the expiration of the ten-year period, any remaining monthly payments will be paid to the officer's designated beneficiary or estate. If the officer dies prior to retirement, his designated beneficiary or estate will receive those payments for a period of ten years following his death.


Director Compensation

     Each director of BancShares and the Bank (including directors who also are employees) receives a fee of $400 for attendance at each meeting of BancShares' or the Bank's Board of Directors. However, only one fee is paid for joint meetings of the Boards and any committee meetings held on the same day.

     Members of the Executive Committee of the Board of Directors receive a fee of $300 for each Executive Committee meeting attended, except that Billy T. Woodard and Haywood A. Lane, Jr. receive no compensation for attendance at Executive Committee meetings. No fees are paid to any directors for attendance at any other committee meetings. Directors are reimbused for expenses of travel to and from all meetings.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with several of the directors, executive officers, and principal shareholders of BancShares and the Bank and their associates. Loans included in those transactions were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features. Each such transaction has been approved by the Board of Directors of the Bank.



     The Bank is party to a contract with FCB, an affiliated financial institution located in Raleigh, North Carolina, pursuant to which FCB provides the Bank with certain management consulting services and with various support and data processing services relating to (i) its deposit and loan, item processing, general ledger, statement rendering and securities portfolio management functions which the Bank has chosen not to provide for itself, and
(ii) service as trustee for the Bank's pension plan and Section 401(k) salary deferral plan. The Bank also purchases business forms, equipment and supplies through FCB. Fees paid by the Bank to FCB for such services during 1997, 1996 and 1995 totaled approximately $1.9 million, $1.6 million and $1.3 million, respectively. Management of the Bank estimates that fees payable during 1998 will total approximately $2.0 million.


     FCB is the wholly-owned bank subsidiary of FCBancShares. Frank B. Holding, who is a principal shareholder of BancShares, and Lewis R. Holding, also a principal shareholder of BancShares, are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares; and, the Holding family, whose control of BancShares' outstanding capital stock is described under "Benficial Ownership of Securities," also controls 43.0% of the Class A, and 68.8% of the Class B, common stock of FCBancShares. The Bank's contract with FCB was negotiated at arms-length and was approved by BancShares' Board of Directors. Based on its comparison of the terms of the contract in previous years with terms available to it from other providers of the services being obtained from FCB, management of the Bank believes the terms of its contract with FCB, including prices, are no less favorable to the Bank than could be obtained from an unrelated provider.


     The Bank also has agreed to purchase assets (including premises and loans) totaling approximately $35.5 million, and to assume an aggregate of approximately $72.6 million in deposit liabilities, of five branch offices of FCB located in Gastonia (three branches), Salisbury and Siler City, North Carolina. In connection with those transactions (which are expected to be consummated during October 1998), the Bank expects to pay an aggregate deposit premium of approximately $5.0 million.


     During January 1998, the Bank sold rights to service $51 million in mortgage loans to Southern Bank and Trust Company ("SBT"), Mount Olive, North Carolina, for $522,000. The Holding family controls an aggregate of 51.55% of the outstanding common stock of SBT's parent holding company, Southern BancShares (N.C.), Inc. ("Southern"). Lewis R. Holding and Frank B. Holding, who are principal shareholders of BancShares, also are principal shareholders of Southern, and Frank B. Holding serves as a director of Southern and Chairman of its executive committee.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trust by contacting the Issuer Trustees.



General


     The Capital Securities will be limited to $20,000,000 aggregate Liquidation Amount outstanding (unless the Underwriter's over allotment option is exercised, in which case they will be limited to $23,000,000 aggregate Liquidation Amount). The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under " -- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by Bankers Trust, as Property Trustee, in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."




Distributions

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Capital Security will be payable at an annual rate equal to * % on the stated Liquidation Amount of $10.00, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first
Distribution Date for the Capital Securities will be    *   , 1998. The amount
of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. As a consequence of any such deferral, quarterly distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to * % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock,
(c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that BancShares may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Federal Income Tax Consequences -- Interest Income and Original Issue Discount."



     BancShares has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.


     The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of the Junior Subordinated Debentures." If BancShares does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by BancShares on a limited basis as set forth herein under "Description of the Guarantee."



Redemption


     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date"). See "Description of the Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     BancShares has the right to redeem the Junior Subordinated Debentures (i)
on or after   *  , 2003, in whole at any time or in part from time to time, or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to possible regulatory approval. See " -- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.



     The Redemption Price, in the case of a redemption under (i) or (ii) above, shall equal the Liquidation Amount, together with accumulated Distributions to but excluding the date fixed for redemption.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York, New York, or the City of Raleigh, North Carolina are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $10.00 per Trust Security.



     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by BancShares on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by BancShares, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.


     "Capital Treatment Event" means, in respect of the Issuer Trust, the reasonable determination by BancShares that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that BancShares will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as Tier 1 Capital (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to BancShares.


     Payment of Additional Sums. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, BancShares will pay Additional Sums (as defined herein), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.


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

Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " -- Subordination of Common Securities."



     If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price and any Distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by BancShares pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.



     Subject to applicable law (including, without limitation, United States federal securities laws), BancShares or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.


     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.


     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless BancShares defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or BancShares pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities



     Payment of Distributions (including "Additional Amounts", as defined in the Trust Agreement, if applicable) on, the Liquidation Distribution in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution (including Additional Amounts) on, or Liquidation Distribution in respect of, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts) on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, or Liquidation Distribution in respect of, the Capital Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Capital Securities to accelerate the maturity thereof.


     In the case of any Event of Default resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice" and "Description of the Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.



Liquidation Distribution Upon Dissolution


     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $10.00 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions.


     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event BancShares, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by BancShares may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on BancShares that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of BancShares or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under " -- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.


     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See " -- Subordination of Common Securities."


     After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities represented by Global Capital Securities (as herein described) shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to such Global Capital Securities, and (iii) each certificate representing the Capital Securities other than Global Capital Securities will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.



     If BancShares does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.



Events of Default; Notice

     Any one of the following events constitutes an event of default under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) the occurrence of a Debenture Event of Default (see "Description of the Junior Subordinated Debentures -- Debenture Events of Default");

      (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

      (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;


      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and BancShares by the holders of at least


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

   25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

      (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. BancShares, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See " -- Subordination of Common Securities," " -- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures -- Debenture Events of Default."


Removal of Issuer Trustees; Appointment of Successors


     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities then outstanding. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and, at the time of appointment, have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.



Merger or Consolidation of Issuer Trustees

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or
(b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the


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

Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) BancShares or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.


Voting Rights; Amendment of Trust Agreement

     Except as provided below and under " -- Removal of Issuer Trustees; Appointment of Successors" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's being taxable as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the


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Capital Securities, before taking any of the foregoing actions, the Property
Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.


     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by BancShares, the Issuer Trustees or any affiliate of BancShares or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.


Form, Denomination, Book-Entry Procedures and Transfer

     The Capital Securities to be issued in the offering may be transferred or exchanged in the manner and at the offices described below.


     The Capital Securities to be issued in the offering initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of Cede & Co. as nominee for DTC or another nominee designated by DTC, in each case for credit to an account of a direct or indirect participant in DTC, as described below.


     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities evidenced by separate certificates ("Certificated Capital Securities") except in the limited circumstances described under " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.




Depositary Procedures

     DTC has advised the Issuer Trust and BancShares that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Issuer Trust and BancShares that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants on behalf of purchasers of the Capital Securities with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial


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

interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Certificated Capital Securities and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer Trust and BancShares that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the account of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Issuer Trust or BancShares. Neither the Issuer Trust nor BancShares or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Issuer Trust or BancShares and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


     DTC has advised the Issuer Trust and BancShares that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Certificated Capital Securities and to distribute such Certificated Capital Securities to its Participants.


     The information in this section concerning DTC and book-entry systems has been obtained from sources that the Issuer Trust and BancShares believe to be reliable, but neither the Issuer Trust nor BancShares takes responsibility for the accuracy thereof.


Exchange of Book-Entry Capital Securities for Certificated Capital Securities


     A Global Capital Security is exchangeable for Certificated Capital Securities if (i) DTC (x) notifies BancShares and the Property Trustee in writing that it is unwilling or unable to properly discharge its responsibilities as depositary for the Global Capital Security and BancShares is unable to locate a qualified successor, or (y) has ceased to be a clearing agency registered under the Exchange Act and BancShares is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC, or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for Certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, Certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).



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Expenses and Taxes

     In the Trust Agreement, BancShares has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of BancShares under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of BancShares directly against BancShares, and BancShares has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against BancShares. BancShares has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


Payment and Paying Agency

     Payments in respect of the Capital Securities will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.


Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.


Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


     For information concerning the relationships between the Property Trustee and BancShares, see "Description of the Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."



Miscellaneous

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of BancShares for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

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Governing Law

   The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


     The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.



General



     Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by BancShares for the Common Securities, in the Junior Subordinated Debentures issued by BancShares. The Junior Subordinated Debentures will bear interest, accruing from the date of original issuance, at a rate equal to * % per annum on the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment
Date"), commencing    *   , 1998, to the person in whose name each Junior
Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest ("Additional Interest") on the amount thereof (to the extent permitted by law) at a rate equal to * % per annum, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of Additional Interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, Additional Interest and Additional Sums (as defined under "Description of the Capital Securities -- Redemption"), as applicable.


     The Junior Subordinated Debentures will mature on    *   , 2028.


     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of BancShares. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by BancShares. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by BancShares, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that BancShares may enter into in the future or otherwise. See " -- Subordination."


Option to Extend Interest Payment Period


     So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. At the end of such Extension Period, BancShares must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to * % per annum, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate



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



per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income (in the form of
OID) for United States federal income tax purposes. See "Federal Income Tax Consequences -- Interest Income and Original Issue Discount."



     During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock,
(c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that BancShares may elect to begin an Extension Period.


Redemption


     The Junior Subordinated Debentures are redeemable prior to maturity at the
option of BancShares (i) on or after   *  , 2003, in whole at any time or in
part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of the Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.


     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the Junior Subordinated Debentures by BancShares prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve.

     The redemption price for Junior Subordinated Debentures in the case of a redemption under (i) or (ii) above shall equal their principal amount, together with accrued interest to but excluding the date fixed for redemption.


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Additional Sums


     BancShares has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, BancShares will pay as Additional Sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the Capital Securities -- Redemption."



Registration, Denomination and Transfer


     The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."


     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.


     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.


     The Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $10.00. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by BancShares for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. BancShares will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. BancShares may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither BancShares nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.


     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by BancShares in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of BancShares, be repaid to BancShares and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to BancShares for payment thereof.



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Restrictions on Certain Payments; Certain Covenants of BancShares

     BancShares has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock, (c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which BancShares has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that BancShares has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, BancShares is in default with respect to its payment of any obligations under the Guarantee or (z) BancShares has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     BancShares has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to BancShares' ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind up or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue to be taxable as a grantor trust for United States federal income tax purposes.


Modification of Junior Subordinated Indenture

     From time to time, BancShares and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to BancShares and the assumption by such person of the obligations of BancShares under the Junior Subordinated Indenture and the Junior Subordinated Debentures; (ii) add further covenants for the benefit of holders of the Junior Subordinated Debentures, or surrender any right or power conferred upon BancShares by the Junior Subordinated Indenture; (iii) cure ambiguities or correct or supplement any provision in the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures or the Capital Securities in any material respect; (iv) change the terms of the Junior Subordinated Indenture to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the acceptance of appointment under the Junior Subordinated Indenture of a successor Debenture Trustee; (vi) comply with the requirements of the Commission to qualify, or maintain the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on BancShares in the Junior Subordinated Indenture; (viii) establish the form or terms of any series of the Junior Subordinated Debentures as permitted by the Junior Subordinated Indenture; (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures; or (x) add any additional Debenture Events of Default for the holders of the Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting BancShares and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior


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

Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of, or to waive certain matters provided for in, the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


Debenture Events of Default

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:


      (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period);

      (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise;


      (iii) failure to duly observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to BancShares from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

      (iv) certain events in bankruptcy, insolvency or reorganization of BancShares.



     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of the Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.



     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable upon a Debenture Event of Default which is continuing, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Issuer Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " -- Modification of Junior Subordinated Indenture." BancShares is required to file annually with the Debenture Trustee a


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

certificate as to whether or not BancShares is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.


Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of BancShares to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against BancShares for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). BancShares may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. BancShares will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by BancShares in connection with a Direct Action.

     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of the Capital Securities -- Events of Default; Notice."


Consolidation, Merger, Sale of Assets and Other Transactions

     The Junior Subordinated Indenture provides that BancShares may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into BancShares or convey, transfer or lease its properties and assets substantially as an entirety to BancShares, unless (i) if BancShares consolidates with or merges into another Person or conveys, or transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state thereof or the District of Columbia, and such successor Person expressly assumes BancShares' obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving BancShares that may adversely affect holders of the Junior Subordinated Debentures.


Satisfaction and Discharge



     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i)(a) have become due and payable or (b) will become due and payable at the Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee, and (ii) BancShares deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will, upon BancShares' request, be satisfied and discharged and cease to be of further effect (except as to any surviving rights of registration of transfer or exchange, certain obligations of BancShares to the Debenture Trustree and the obligations of the Debenture Trustee to apply money deposited by BancShares in payment of the Junior Subordinated Debentures).




Subordination

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of BancShares. If BancShares defaults in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and


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

payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.


     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of BancShares and whether or not contingent, (i) every obligation of BancShares for money borrowed; (ii) every obligation of BancShares evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of BancShares with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of BancShares; (iv) every obligation of BancShares issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of BancShares; (vi) every obligation of BancShares for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which BancShares has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any indebtedness of BancShares which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to BancShares, (iii) any indebtedness of BancShares to any of its subsidiaries, (iv) indebtedness to any executive officer or director of BancShares, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with BancShares that is a financing entity of BancShares in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.


     In the event of (i) certain events of bankruptcy, dissolution or liquidation of BancShares, (ii) any proceeding for the liquidation, dissolution or other winding up of BancShares, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by BancShares for the benefit of creditors or (iv) any other marshalling of the assets of BancShares, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of BancShares ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of BancShares the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of BancShares ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of BancShares, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of BancShares. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.


     At June 30, 1998, BancShares had no Senior Indebtedness. However, the Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by BancShares. BancShares expects from time to time to incur indebtedness that will constitute Senior Indebtedness. See "Risk Factors -- Risk Factors Relating to the



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Capital Securities -- Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures" and " -- Risk Factors Relating to BancShares -- Status of BancShares as a Bank Holding Company."



Information Concerning the Debenture Trustee

     The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture, and, after such Debenture Event of Default, must exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


     The Debenture Trustee may serve from time to time as trustee under other indentures or trust agreements with BancShares or its subsidiaries relating to other issues of their securities. In addition, BancShares and certain of its affiliates may have other banking relationships with the Debenture Trustee and its affiliates.



Governing Law

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.


                         DESCRIPTION OF THE GUARANTEE


     The Guarantee will be executed and delivered by BancShares concurrently with the issuance of Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Capital Securities. Bankers Trust will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.



General

     BancShares will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. BancShares' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BancShares to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If BancShares does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of BancShares. See " -- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of BancShares, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that BancShares may enter into in the future or otherwise.


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

     BancShares has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."


Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of BancShares and will rank subordinate and junior in right of payment to all Senior Indebtedness of BancShares in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.


Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of BancShares and shall inure to the benefit of the holders of the Capital Securities then outstanding.


Events of Default

     An event of default under the Guarantee will occur upon the failure of BancShares to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     BancShares, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not BancShares is in compliance with all the conditions and covenants applicable to it under the Guarantee.


Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by BancShares in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


     For information concerning the relationship between the Guarantee Trustee and BancShares, see "Description of the Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."



Termination of the Guarantee



     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities, upon liquidation of the




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Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.


Governing Law

   The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by BancShares as and to the extent set forth under "Description of the Guarantee." Taken together, BancShares' obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that BancShares does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against BancShares for enforcement of payment of BancShares' obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of BancShares under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.


Sufficiency of Payments



     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities;
(iii) BancShares will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.



     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, BancShares has the right to set-off any payment it is otherwise required to make thereunder against and to the extent BancShares has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


Enforcement Rights of Holders of Capital Securities

     A holder of any Capital Security may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of the Guarantee."

     A default or event of default under any Senior Indebtedness of BancShares would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of BancShares, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of the Junior Subordinated Debentures -- Subordination."


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Limited Purpose of Issuer Trust

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from BancShares payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from BancShares under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.


Rights Upon Dissolution

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of BancShares, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of BancShares, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of BancShares receive payments or distributions. Since BancShares is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of BancShares in the event of liquidation or bankruptcy of BancShares are expected to be substantially the same.




                        FEDERAL INCOME TAX CONSEQUENCES



General

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Hunton & Williams, Richmond, Virginia, special tax counsel to BancShares. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders", persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


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


Classification of the Junior Subordinated Debentures

     The Junior Subordinated Debentures are intended to be, in the opinion of Hunton & Williams should be, and BancShares intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, that the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to BancShares and the Issuer Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.



Classification of the Issuer Trust


     In the opinion of Hunton & Williams, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest, including any OID, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.



Interest Income and Original Issue Discount

     Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. BancShares believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Hunton & Williams, the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than any portion of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

     Under the Regulations, if BancShares should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though BancShares would not make any cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.


Market Discount and Amortizable Premium


     A secondary market purchaser of Capital Securities at a discount from the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless



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the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.


     A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and Capital Securities are acquired at a premium, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.



Distribution of Junior Subordinated Debentures to Holders of Capital Securities



     Except as noted below, under current law a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities -- Liquidation Distribution Upon Dissolution," would not be a taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under " -- Interest Income and Original Issue Discount" and " -- Market Discount and Amortizable Premium." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.



Sale or Redemption of Capital Securities


     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that BancShares does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of BancShares' deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.


     Should BancShares exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


Backup Withholding Tax and Information Reporting

     The amount of interest paid and any OID accrued with respect to the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each


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calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.


United States Alien Securityholders

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, non-resident alien individual, foreign partnership, foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

     Under current United States federal income tax law:

      (i) payments by the Issuer Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other Untied States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of BancShares entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to BancShares through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Issuer Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and

      (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.


Possible Tax Law Changes

     In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest and OID on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of BancShares to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit BancShares, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption."


                             ERISA CONSIDERATIONS

     Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined


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

in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. ss. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by BancShares.


     Under another exception contained in the Plan Assets Regulation, if the Capital Securities qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act. However, the Capital Securities are being offered pursuant to an effective Registration Statement.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Issuer Trust. In the event that assets of the Issuer Trust are considered assets of an investing Plan, the Trustees, BancShares and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Issuer Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if BancShares is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between BancShares and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code.


     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, BancShares and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) BancShares and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees.

     Insurance companies considering an investment in the Capital Securities should note that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor issued proposed regulations (the "Proposed General Accounting Regulations") in December 1997 with respect to insurance policies that are supported by an insurer's general account. The Proposed General Accounting Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.

     Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with the advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, BancShares and the Issuer Trust have agreed that the Issuer Trust will sell 2,000,000 Capital Securities to Wheat First Union, a division of Wheat First Securities, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase that number of Capital Securities from the Issuer Trust.

     Under the terms and conditions set forth in the Underwriting Agreement, the Underwriter is committed to take and pay for all such Capital Securities offered hereby, if any are taken.

     The Underwriter proposes to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less
a concession of $   *    per Capital Security. The Underwriter may allow, and
such dealers may reallow, a concession not to exceed $   *    per Capital
Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriter.



     BancShares and the Issuer Trust have granted to the Underwriter an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional $3,000,000 aggregate Liquidation Amount of Capital Securities (300,000 Capital Securities) at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, plus accumulated Distributions, if any, from the date of issuance. To the extent that the Underwriter exercises such option, the Issuer Trust will be obligated, pursuant to the option, to sell such additional Capital Securities to the Underwriter. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of Capital Securities offered hereby. If purchased, the Underwriter will offer such additional Capital Securities on the same terms as those on which the $20,000,000 aggregate Liquidation Amount of the Capital Securities are being offered.


     In connection with the offering of the Capital Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Capital Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for their own account by selling more Capital Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriter may exercise the over-allotment option described above or may purchase Capital Securities in the open market following completion of the initial offering of Capital Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, Capital Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The Underwriter also may reclaim any selling concessions allowed to a dealer if the Underwriter repurchases shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities at a level above that which might otherwise prevail in the open market. Neither BancShares nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.


     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by BancShares, the Underwriting Agreement provides that BancShares will pay as compensation for the Underwriter's arranging the investment therein of such
proceeds an amount of $   *    per Capital Security for the account of the
Underwriter.

     BancShares and the Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of 180 days following the Closing Date, they will not offer, sell, contract to sell or otherwise dispose of any additional securities of the Issuer Trust or BancShares substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent of the Underwriter.


     Prior to this offering, there has been no public market for the Capital Securities. The Capital Securities have been approved for listing on AMEX, subject to notice of issuance. However, no assurance can be given as to the liquidity of any trading market for the Capital Securities.



     BancShares and the Issuer Trust have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter or its affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to BancShares and its affiliates, for which the Underwriter or its affiliates have received or will receive customary fees and commissions.

                                 LEGAL MATTERS



     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to BancShares and the Issuer Trust. Certain tax matters relating to the Capital Securities and the Issuer Trust will be passed upon for BancShares by Hunton & Williams, Richmond, Virginia, special tax counsel to BancShares. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for BancShares by Ward and Smith, P.A., Raleigh, North Carolina, General Counsel to BancShares, and for the Underwriter by Alston & Bird LLP, Washington, D.C., special counsel to the Underwriter. Ward and Smith, P.A. and Alston & Bird LLP, will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A., and as to certain matters of New York law on the opinion of White & Case LLP. A member of Ward and Smith, P.A. beneficially owns 153 shares of BancShares' common stock.




                                    EXPERTS


     The consolidated balance sheet of Fidelity BancShares (N.C.), Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheet of Fidelity BancShares (N.C.), Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996, have been included herein and in the Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                                            Page
                                                                                           -----
Independent Auditors' Report .............................................................  F-2
Independent Auditors' Report .............................................................  F-3
Consolidated Balance Sheets as of June 30, 1998 (unaudited), and as of December 31, 1997    F-5
  and 1996
Consolidated Statements of Income for the six months ended June 30, 1998 and 1997
(unaudited), and for each of
 the years in the three-year period ended December 31, 1997 ..............................  F-6
Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended
 December 31, 1997 and for the six months ended June 30, 1998 (unaudited) ................  F-7
Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997
(unaudited), and for
 each of the years in the three-year period ended December 31, 1997 ......................  F-8
Notes to Consolidated Financial Statements ...............................................  F-9

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Fidelity BancShares (N.C.), Inc.:


     We have audited the accompanying consolidated balance sheet of Fidelity BancShares (N.C.), Inc. and subsidiary (the "Company") as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fidelity BancShares (N.C.), Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                          KPMG Peat Marwick LLP

Raleigh, North Carolina
February 6, 1998

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Fidelity BancShares (N.C.), Inc. and Subsidiary
Fuquay-Varina, North Carolina

     We have audited the accompanying consolidated balance sheet of Fidelity BancShares (N.C.), Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fidelity BancShares (N.C.), Inc. and subsidiary as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                          Coopers & Lybrand L.L.P.



                          By: /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
February 28, 1997

                      (This Page Intentionally Left Blank)

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS





                                                                               June 30,               December 31,
                                                                                 1998             1997             1996
                                                                           ---------------- ---------------- ----------------
                                                                              (Unaudited)
Assets
Cash and due from banks ..................................................   $ 23,766,730     $ 17,125,430     $ 16,516,187
Federal funds sold .......................................................     43,400,000       33,300,000       23,700,000
                                                                             ------------     ------------     ------------
   Total cash and cash equivalents .......................................     67,166,730       50,425,430       40,216,187
                                                                             ------------     ------------     ------------
Investment securities (note 3):
  Held to maturity (estimated fair value of $102,125,862, $132,289,335
   and $129,044,000, respectively) .......................................    102,052,076      132,131,039      128,811,330
  Available-for-sale (cost of $2,644,600, $3,100,600 and $3,100,600,
   respectively) .........................................................     10,804,252       11,809,125        8,917,876
                                                                             ------------     ------------     ------------
   Total investment securities ...........................................    112,856,328      143,940,164      137,729,206
                                                                             ------------     ------------     ------------
Loans (note 4) ...........................................................    385,270,983      358,250,205      334,880,101
Allowance for possible loan losses (note 4) ..............................     (3,708,958)      (4,144,752)      (4,138,816)
                                                                             ------------     ------------     ------------
   Loans, net ............................................................    381,562,025      354,105,453      330,741,285
Federal Home Loan Bank of Atlanta stock, at cost (note 1) ................      1,862,400        1,803,300        1,653,900
Premises and equipment, net (note 5) .....................................     22,816,231       20,906,093       19,843,077
Accrued interest receivable ..............................................      3,629,714        4,069,044        3,747,816
Intangible assets ........................................................      6,628,320        6,903,955        7,289,642
Other assets .............................................................      1,201,342          841,139          916,871
                                                                             ------------     ------------     ------------
   Total assets ..........................................................   $597,723,090     $582,994,578     $542,137,984
                                                                             ============     ============     ============
Liabilities and Shareholders' Equity
Deposits (note 6):
  Noninterest-bearing demand deposits ....................................   $ 77,518,550     $ 67,456,795     $ 55,465,256
  Savings and interest-bearing demand deposits ...........................    175,027,491      172,873,085      165,519,791
  Time deposits ..........................................................    263,390,987      264,907,190      258,154,974
                                                                             ------------     ------------     ------------
   Total deposits ........................................................    515,937,028      505,237,070      479,140,021
Short-term borrowings (note 7) ...........................................     11,037,014       11,051,315        5,974,642
Accrued interest payable .................................................      3,894,955        3,303,447        3,136,280
Other liabilities ........................................................      4,312,111        4,285,643        2,645,048
                                                                             ------------     ------------     ------------
   Total liabilities .....................................................    535,181,108      523,877,475      490,895,991
                                                                             ------------     ------------     ------------
Commitments and contingencies (note 11)
Shareholders' equity (note 10):
  Common stock ($25 par value; 29,200 shares authorized; 28,410
   shares issued and outstanding) ........................................        710,250          710,250          710,250
  Surplus ................................................................      6,251,174        6,251,174        6,251,174
  Net unrealized gain on securities available-for-sale ...................      4,905,955        5,235,996        3,839,402
  Retained earnings ......................................................     50,674,603       46,919,683       40,441,167
                                                                             ------------     ------------     ------------
   Total shareholders' equity ............................................     62,541,982       59,117,103       51,241,993
                                                                             ------------     ------------     ------------
                                                                             $597,723,090     $582,994,578     $542,137,984
                                                                             ============     ============     ============


          See accompanying notes to consolidated financial statements.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY


                       CONSOLIDATED STATEMENTS OF INCOME





                                                      Six months ended June 30,
                                                  ---------------------------------
                                                        1998             1997
                                                  ---------------- ----------------
                                                             (Unaudited)
Interest income:
 Interest and fees on loans .....................   $ 17,970,223     $ 16,557,710
 Interest and dividends on investment
   securities:
   Non taxable interest income ..................         22,699            1,010
   Taxable interest and dividend income .........      3,315,355        4,240,482
 Interest on federal funds sold .................      1,126,085          207,950
                                                    ------------     ------------
    Total interest income .......................     22,434,362       21,007,152
                                                    ------------     ------------
Interest expense:
 Deposits (note 6) ..............................      9,494,947        9,176,481
 Short-term borrowings ..........................        191,747          146,186
                                                    ------------     ------------
    Total interest expense ......................      9,686,694        9,322,667
                                                    ------------     ------------
    Net interest income .........................     12,747,668       11,684,485
Provision for possible loan losses (note 4) .....        179,819          180,008
                                                    ------------     ------------
    Net interest income after provision for
     possible loan losses .......................     12,567,849       11,504,477
                                                    ------------     ------------
Noninterest income:
 Service charges on deposit accounts ............      1,212,880        1,088,713
 Other service charges, commissions and
   fees .........................................        918,688          819,352
 Gain on sale of assets acquired in
   settlement of loans ..........................             --               --
 Gain on sale of mortgage servicing rights
   (note 15) ....................................        507,456               --
                                                    ------------     ------------
    Total noninterest income ....................      2,639,024        1,908,065
                                                    ------------     ------------
Noninterest expenses:
 Salaries and employee benefits .................      4,419,429        4,031,082
 Occupancy and equipment ........................      1,563,510        1,482,155
 Data processing ................................        657,768          602,835
 Other ..........................................      1,770,202        1,479,720
                                                    ------------     ------------
    Total noninterest expense ...................      8,410,909        7,595,792
                                                    ------------     ------------
    Net income before income taxes ..............      6,795,964        5,816,750
Income tax expense (note 8) .....................      2,586,484        2,193,134
                                                    ------------     ------------
    Net income ..................................   $  4,209,480     $  3,623,616
                                                    ============     ============
Per share information:
 Net income .....................................   $     148.17     $     127.55
 Cash dividends declared ........................   $      16.00     $      16.00
 Weighted average shares outstanding ............         28,410           28,410



                                                               Year ended December 31,
                                                  --------------------------------------------------
                                                        1997             1996             1995
                                                  ---------------- ---------------- ----------------
Interest income:
 Interest and fees on loans .....................   $ 34,116,250     $ 29,060,388     $ 25,467,719
 Interest and dividends on investment
   securities:
   Non taxable interest income ..................          3,150            7,387           36,227
   Taxable interest and dividend income .........      8,668,343        7,466,128        4,445,352
 Interest on federal funds sold .................        461,434          703,633          657,582
                                                    ------------     ------------     ------------
    Total interest income .......................     43,249,177       37,237,536       30,606,880
                                                    ------------     ------------     ------------
Interest expense:
 Deposits (note 6) ..............................     18,692,963       15,957,942       12,335,539
 Short-term borrowings ..........................        323,548          287,329          280,473
                                                    ------------     ------------     ------------
    Total interest expense ......................     19,016,511       16,245,271       12,616,012
                                                    ------------     ------------     ------------
    Net interest income .........................     24,232,666       20,992,265       17,990,868
Provision for possible loan losses (note 4) .....        360,000          360,000          360,000
                                                    ------------     ------------     ------------
    Net interest income after provision for
     possible loan losses .......................     23,872,666       20,632,265       17,630,868
                                                    ------------     ------------     ------------
Noninterest income:
 Service charges on deposit accounts ............      2,310,203        1,999,341        1,570,107
 Other service charges, commissions and
   fees .........................................      1,664,193        1,345,255        1,058,301
 Gain on sale of assets acquired in
   settlement of loans ..........................             --            3,391               --
 Gain on sale of mortgage servicing rights
   (note 15) ....................................             --               --               --
                                                    ------------     ------------     ------------
    Total noninterest income ....................      3,974,396        3,347,987        2,628,408
                                                    ------------     ------------     ------------
Noninterest expenses:
 Salaries and employee benefits .................      8,232,811        7,045,092        5,594,048
 Occupancy and equipment ........................      3,164,555        2,454,998        1,864,910
 Data processing ................................      1,213,034        1,225,585        1,012,214
 Other ..........................................      3,267,203        3,464,266        2,526,873
                                                    ------------     ------------     ------------
    Total noninterest expense ...................     15,877,603       14,189,941       10,998,045
                                                    ------------     ------------     ------------
    Net income before income taxes ..............     11,969,459        9,790,311        9,261,231
Income tax expense (note 8) .....................      4,581,823        3,486,933        3,253,778
                                                    ------------     ------------     ------------
    Net income ..................................   $  7,387,636     $  6,303,378     $  6,007,453
                                                    ============     ============     ============
Per share information:
 Net income .....................................   $     260.04     $     220.63     $     210.18
 Cash dividends declared ........................   $      32.00     $      32.00     $      24.00
 Weighted average shares outstanding ............         28,410           28,570           28,582


          See accompanying notes to consolidated financial statements.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY



           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY






                                                                                      Net
                                                                                   unrealized
                                                                                      gain
                                                Common Stock                     on securities                      Total
                                           ----------------------                available-for-    Retained     shareholders'
                                             Shares      Amount      Surplus          sale         earnings        equity
                                           ---------- ----------- ------------- --------------- -------------- --------------
Balance, December 31, 1994 ...............   28,582    $714,550    $6,289,020     $1,485,000     $29,944,094    $38,432,664
 Net income ..............................       --          --            --             --       6,007,453      6,007,453
 Cash dividends ($24.00 per share) .......       --          --            --             --        (685,968)      (685,968)
 Change in net unrealized gain, net of
   deferred taxes of $566,000 ............       --          --            --        596,500              --        596,500
                                             ------    --------    ----------     ----------     -----------    -----------
Balance, December 31, 1995 ...............   28,582     714,550     6,289,020      2,081,500      35,265,579     44,350,649
 Net income ..............................       --          --            --             --       6,303,378      6,303,378
 Cash dividends ($32.00 per share) .......       --          --            --             --        (914,336)      (914,336)
 Purchase and retirement
   of common stock .......................     (172)     (4,300)      (37,846)            --        (213,454)      (255,600)
 Change in net unrealized gain, net of
   deferred taxes of $646,874 ............       --          --            --      1,757,902              --      1,757,902
                                             ------    --------    ----------     ----------     -----------    -----------
Balance, December 31, 1996 ...............   28,410     710,250     6,251,174      3,839,402      40,441,167     51,241,993
 Net income ..............................       --          --            --             --       7,387,636      7,387,636
 Cash dividends ($32.00 per share) .......       --          --            --             --        (909,120)      (909,120)
 Change in net unrealized gain, net of
   deferred taxes of $1,152,886 ..........       --          --            --      1,396,594              --      1,396,594
                                             ------    --------    ----------     ----------     -----------    -----------
Balance, December 31, 1997 ...............   28,410     710,250     6,251,174      5,235,996      46,919,683     59,117,103
 Net income (Unaudited)...................       --          --            --             --       4,209,480      4,209,480
 Cash dividends ($16.00 per
   share) (Unaudited) ....................       --          --            --             --        (454,560)      (454,560)
 Change in net unrealized gain, net of
   deferred taxes of $
   (218,832) (Unaudited) .................       --          --            --       (330,041)             --       (330,041)
                                             ------    --------    ----------     ----------     -----------    -----------
Balance, June 30, 1998 (Unaudited)........   28,410    $710,250    $6,251,174     $4,905,955     $50,674,603    $62,541,982
                                             ======    ========    ==========     ==========     ===========    ===========


          See accompanying notes to consolidated financial statements.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                Six months ended June 30,
                                                            ---------------------------------
                                                                  1998             1997
                                                            ---------------- ----------------
                                                                       (Unaudited)
Cash flows from operating activities:
 Net income ...............................................  $    4,209,480   $    3,623,616
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization ..........................         831,808          768,150
   Amortization (accretion) on investment securities ......         (12,647)          (2,460)
   Gain on sale of assets acquired in settlement of
    loans .................................................              --               --
   Loss (gain) on sales of premises and equipment .........         (10,000)             (50)
   Provision for possible loan losses .....................         179,819          180,008
   Origination of loans held for sale .....................      (9,560,050)      (2,728,425)
   Proceeds from sales of loans held for sale .............       9,592,734        2,744,037
   Gain on sale of mortgage servicing rights ..............        (507,456)              --
   Gain on sales of loans held for sale ...................         (32,684)         (15,612)
   Deferred income taxes ..................................         490,488         (316,952)
   Decrease (increase) in accrued interest receivable .....         439,330         (370,103)
   Decrease (increase) in other assets ....................         (84,568)         (16,547)
   Increase (decrease) in other liabilities ...............         210,812          478,634
   Increase in accrued interest payable ...................         591,508          532,462
                                                             --------------   --------------
    Net cash provided by operating activities .............       6,338,574        4,876,758
                                                             --------------   --------------
Cash flows from investing activities:
 Purchase of securities available-for-sale ................              --               --
 Purchase of securities held to maturity ..................     (60,111,328)     (24,957,731)
 Proceeds from maturities and issuer calls of
   securities held to maturity ............................      90,202,938        7,300,522
 Purchase of FHLB of Atlanta stock ........................         (59,100)        (149,400)
 Proceeds from the redemption of FHLB of Atlanta
   stock ..................................................              --               --
 Net increase in loans ....................................     (27,636,391)     (19,213,638)
 Expenditures for premises and equipment ..................      (2,741,946)        (489,676)
 Proceeds from sales of premises and equipment ............          10,000               50
 Proceeds from sales of assets acquired in settlement
   of loans ...............................................              --               --
 Proceeds from sale of mortgage servicing rights ..........         507,456               --
 Net cash received on purchases of bank and branches                     --               --
                                                             --------------   --------------
    Net cash used in investing activities .................         171,629      (37,509,873)
                                                             --------------   --------------
Cash flows from financing activities:
 Net increase in deposits .................................      10,699,958        5,577,496
 Net increase (decrease) in short-term borrowings .........         (14,301)       7,122,584
 Cash dividends paid ......................................        (454,560)        (454,560)
 Purchase and retirement of common stock ..................              --               --
                                                             --------------   --------------
    Net cash provided by financing activities .............      10,231,097       12,245,520
                                                             --------------   --------------
    Net increase (decrease) in cash and cash
     equivalents ..........................................      16,741,300      (20,387,595)
Cash and cash equivalents at beginning of period ..........      50,425,430       40,216,187
                                                             --------------   --------------
Cash and cash equivalents at end of period ................  $   67,166,730   $   19,828,592
                                                             ==============   ==============
Supplemental disclosures of cash flow information:
 Cash paid during the period for interest .................  $    9,095,186   $    8,790,205
                                                             ==============   ==============
 Cash paid during the period for income taxes .............  $    2,314,126   $    1,877,546
                                                             ==============   ==============
Supplemental disclosure of noncash financing and
 investing activities:
 Unrealized gains (losses) on available-for-sale
   securities, net of deferred tax effects of
   $(218,832), $1,152,886, $646,874 and $566,000,
   respectively ...........................................  $     (330,041)  $      628,631
                                                             ==============   ==============

                                                                          Year ended December 31,
                                                            ---------------------------------------------------
                                                                  1997              1996             1995
                                                            ---------------- ----------------- ----------------
Cash flows from operating activities:
 Net income ...............................................  $    7,387,636   $     6,303,378   $    6,007,453
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization ..........................       2,192,046         1,659,572        1,176,643
   Amortization (accretion) on investment securities ......         (16,999)           68,723          (36,615)
   Gain on sale of assets acquired in settlement of
    loans .................................................              --            (3,391)              --
   Loss (gain) on sales of premises and equipment .........          (4,569)           (6,900)           4,112
   Provision for possible loan losses .....................         360,000           360,000          360,000
   Origination of loans held for sale .....................      (6,811,425)      (16,006,555)     (17,191,218)
   Proceeds from sales of loans held for sale .............       6,845,794        16,056,305       17,249,987
   Gain on sale of mortgage servicing rights ..............              --                --               --
   Gain on sales of loans held for sale ...................         (34,369)          (49,750)         (58,769)
   Deferred income taxes ..................................        (163,177)         (125,411)        (367,800)
   Decrease (increase) in accrued interest receivable .....        (321,228)       (1,197,301)        (375,292)
   Decrease (increase) in other assets ....................         258,732          (340,251)        (675,801)
   Increase (decrease) in other liabilities ...............         126,118           548,851          369,884
   Increase in accrued interest payable ...................         167,167           568,451        1,111,768
                                                             --------------   ---------------   --------------
    Net cash provided by operating activities .............       9,985,726         7,835,721        7,574,352
                                                             --------------   ---------------   --------------
Cash flows from investing activities:
 Purchase of securities available-for-sale ................              --        (1,000,600)              --
 Purchase of securities held to maturity ..................     (46,854,606)     (115,082,700)     (21,024,924)
 Proceeds from maturities and issuer calls of
   securities held to maturity ............................      43,551,896        59,500,000       16,500,000
 Purchase of FHLB of Atlanta stock ........................        (149,400)         (105,200)      (1,177,200)
 Proceeds from the redemption of FHLB of Atlanta
   stock ..................................................              --            48,900               --
 Net increase in loans ....................................     (23,724,169)      (26,665,184)     (10,087,866)
 Expenditures for premises and equipment ..................      (3,840,387)       (6,587,279)      (2,055,138)
 Proceeds from sales of premises and equipment ............         975,581           554,309           75,089
 Proceeds from sales of assets acquired in settlement
   of loans ...............................................              --            67,832               --
 Proceeds from sale of mortgage servicing rights ..........              --                --               --
 Net cash received on purchases of bank and branches                     --        42,028,648        5,334,523
                                                             --------------   ---------------   --------------
    Net cash used in investing activities .................     (30,041,085)      (47,241,274)     (12,435,516)
                                                             --------------   ---------------   --------------
Cash flows from financing activities:
 Net increase in deposits .................................      26,097,049        36,577,301       33,102,501
 Net increase (decrease) in short-term borrowings .........       5,076,673           482,553       (1,951,807)
 Cash dividends paid ......................................        (909,120)         (914,336)        (685,968)
 Purchase and retirement of common stock ..................              --          (255,600)              --
                                                             --------------   ---------------   --------------
    Net cash provided by financing activities .............      30,264,602        35,889,918       30,464,726
                                                             --------------   ---------------   --------------
    Net increase (decrease) in cash and cash
     equivalents ..........................................      10,209,243        (3,515,635)      25,603,562
Cash and cash equivalents at beginning of period ..........      40,216,187        43,731,822       18,128,260
                                                             --------------   ---------------   --------------
Cash and cash equivalents at end of period ................  $   50,425,430   $    40,216,187   $   43,731,822
                                                             ==============   ===============   ==============
Supplemental disclosures of cash flow information:
 Cash paid during the period for interest .................  $   18,849,344   $    15,466,820   $   11,504,244
                                                             ==============   ===============   ==============
 Cash paid during the period for income taxes .............  $    4,437,300   $     3,599,540   $    3,585,973
                                                             ==============   ===============   ==============
Supplemental disclosure of noncash financing and
 investing activities:
 Unrealized gains (losses) on available-for-sale
   securities, net of deferred tax effects of
   $(218,832), $1,152,886, $646,874 and $566,000,
   respectively ...........................................  $    1,396,594   $     1,757,902   $      596,500
                                                             ==============   ===============   ==============

          See accompanying notes to consolidated financial statements.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995
                      June 30, 1998 and 1997 (unaudited)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

     (a) Nature of Operations

     Fidelity BancShares (N.C.), Inc. (the "Company") is a bank holding company incorporated under the General Corporation Law of the State of Delaware. The principal activity of the Company is ownership of The Fidelity Bank (the "Bank"), which operates thirty-five offices in eastern and central North Carolina. The Bank's primary source of revenue is derived from loans to customers and from its investment securities portfolio. The loan portfolio is comprised mainly of real estate, commercial, consumer, and equity line of credit loans. These loans are primarily collateralized by residential and commercial properties, commercial equipment, and personal property.


     (b) Consolidation


     The accompanying consolidated financial statements of the Company include the accounts the Bank, its wholly-owned subsidiary. The Bank also has two wholly-owned subsidiaries, Fidelity Properties, Inc. and TFB Financial Services. Fidelity Properties, Inc. was incorporated on November 2, 1995 under the laws of the State of North Carolina. There have been no transactions by Fidelity Properties, Inc. other than the initial capitalization of 100,000 shares of no par value common stock. TFB Financial Services, Inc., formerly Servco Service Corporation, was acquired in the purchase of Perpetual State Bank in 1996 (see note 2). TFB Financial Services, Inc., provides depositors alternative non-deposit investment products. All significant intercompany transactions have been eliminated in consolidation, and all adjustments considered necessary for a fair presentation of the results for the interim periods presented, which are unaudited, have been included (such adjustments are normal and recurring in nature). Operating results for the six-month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.



     (c) Basis of Financial Statement Presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (d) Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.


     (e) Investment Securities


     The Company accounts for investment securities under Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are to be classified into three categories and accounted for as follows: (1) debt securities that the entity has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and (3) debt and equity securities not classified as either securities held to maturity or trading securities are classified as available-for-sale and consist of securities which may be sold in response to changes in interest rates, prepayment risk, regulatory capital requirements and liquidity needs. Such securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. The classification of securities is determined by management at the date of purchase.


     Amortization of premiums and accretion of discounts are recognized as adjustments to interest income using the interest method. Gains and losses on sales of securities, computed based on specific identification of adjusted cost of each security, are included in other income at the time of the sale.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES -- (Continued)

     (f) Loans

     Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is recorded as earned on an accrual basis.


     Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are current or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms.

     While a loan (including an impaired loan) is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding. When the future collectibility of the recorded loan balance is not in doubt, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged-off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.



     (g) Allowance and Provision for Possible Loan Losses

     The Company provides for loan losses on the allowance method. Additions to the allowance for possible loan losses are provided by charges to operations based on various factors which, in management's judgment, deserve current recognition in estimating possible losses. Such factors considered by management include the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, delinquency trends, and economic conditions.

     Management evaluates the carrying value of loans periodically and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations.


     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for possible loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     Allowances for possible loan losses related to loans that are identified as impaired are based on discounted cash flows using the loans' initial interest rates or the fair value of the collateral if the loan is collateral dependent. Larger groups of smaller balance homogeneous loans that are collectively evaluated for impairment (such as credit card, residential mortgage and consumer installment loans) are excluded from this impairment evaluation and their allowance for possible loan losses is calculated in accordance with the allowance for possible loan losses policy discussed above.



     (h) Assets Acquired in Settlement of Loans

     Assets acquired in settlement of loans consists of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. In accordance with SFAS No. 114, a loan is classified as in-substance foreclosure when the Company has taken possession of the collateral regardless of whether formal foreclosure proceedings have taken place. Assets acquired in settlement of loans are recorded initially at the lower of the loan balance plus unpaid accrued interest or estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings, if the estimated fair value of the property declines below the initial recorded value. Costs related to the improvement of the property are capitalized, whereas those related to holding the property are expensed.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES -- (Continued)


     (i) Membership/Investment in Federal Home Loan Bank of Atlanta Stock


     The Company is a member of the Federal Home Loan Bank of Atlanta ("FHLB"). Membership provides the Company with the ability to draw $40 million of advances from the FHLB, subject to a signed blanket collateral agreement. No advances were drawn by the Company in 1997 or 1996.

     As a requirement for membership, the Company invests in stock of the FHLB in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. Such stock is pledged as collateral for any FHLB advances drawn by the Company. At December 31, 1997 and 1996, the Company owned 18,033 and 16,539 shares of the FHLB's $100 par value capital stock, respectively. No ready market exists for such stock, which is carried at cost.


     (j) Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using an accelerated method based on the estimated useful lives of assets. Useful lives range from 10 to 31.5 years for premises and from 5 to 10 years for equipment and fixtures. Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or other disposition of the assets, the cost and the related accumulated depreciation are removed from the accounts and any gains or losses are included in income.


     (k) Intangible Assets

     Intangible assets are composed primarily of goodwill and core deposit premiums. Amortization of goodwill and core deposit premiums is computed using the straight-line method based on the estimated useful lives of the assets (current useful lives range from 10 - 15 years). The lives of the assets are estimated by management at the time the assets are acquired using information available at that time and are subject to re-evaluation as new information becomes available.


     (l) Income Taxes

     Income tax expense is based on consolidated net income and generally differs from income taxes paid due to deferred income taxes and benefits arising from income and expenses being recognized in different periods for financial and income tax reporting. The Company uses the asset and liability method to account for deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities at enacted rates expected to be in effect when such amounts are recovered or settled. The Bank and its subsidiaries are included in the consolidated federal return filed by the Company. Each subsidiary pays its allocation of federal income taxes or receives a payment to the extent that tax benefits are realized. The Company and its subsidiaries each file separate state income tax returns.



     (m) Net Income Per Share

     Net income per share is computed based on the weighted average number of common shares outstanding during the year. The Company adopted SFAS No. 128, "Earnings Per Share," in 1997, which requires net income per share to be calculated on both a basic and diluted basis. Because the Company has no potentially dilutive securities, the adoption of SFAS No. 128, had no impact on the Company's consolidated financial statements and restatement of prior years' net income per share amounts was not necessary.


     (n) New Accounting Standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. The provisions of SFAS No. 130 are effective for fiscal years beginning after December 15, 1997. The Company adopted this statement in the first quarter of fiscal 1998. During the six months ended June 30, 1998 and 1997, comprehensive income, which consisted of net income and changes in net unrealized gains and losses, net of applicable tax effects, amounted to $3,879,439 (unaudited) and $4,252,247 (unaudited), respectively.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES -- (Continued)


     (o) Reclassifications

     Certain amounts in the 1995 and 1996 consolidated financial statements of the Company have been reclassified to conform with the 1997 presentation, with no effect on previously reported stockholders' equity or net income.



(2) ACQUISITIONS

     On September 1, 1996, the Company acquired Perpetual State Bank ("Perpetual"). The Company paid $17.85 per share for the 600,000 shares and 23,280 shares of Perpetual's common and restricted stock, respectively. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of the acquisition. Goodwill of approximately $971,000 was recorded, representing the excess of the purchase price over the fair value of the net assets acquired. Loans and deposits acquired in the acquisition were $40 million and $35 million, respectively. The results of operations of Perpetual have been included in the consolidated financial statements from the date of acquisition.


     Pro-forma net interest income and net income for 1996 and 1995 would have been approximately $22,350,000 and $19,638,000 and $6,550,000 and $6,203,000,
respectively, assuming the acquisition of Perpetual occurred at the beginning of the respective periods.

     On April 16, 1996 the Company purchased four branches from a North Carolina commercial bank for which $4,026,000 was paid by the Company. Assets and deposits acquired were $928,000 and $55,304,000, respectively.

     There were no acquisitions by the Company during 1997 or 1998.



(3) INVESTMENT SECURITIES

     The amortized cost and estimated fair values of investment securities at December 31, 1997 and 1996 are as follows:



                                                                      1997
                                            ---------------------------------------------------------
                                                                 Gross        Gross       Estimated
                                                Amortized     unrealized   unrealized       fair
                                                  cost           gains       losses         value
                                            ---------------- ------------ ------------ --------------
   Available-for-sale:
     Marketable equity securities .........  $   3,100,600    $8,708,525   $      --    $ 11,809,125
                                             =============    ==========   =========    ============
   Held to maturity:
     U.S. agency obligations ..............  $     217,718    $    2,867   $      --    $    220,585
     U.S. Treasury ........................    129,913,321       180,789     (25,360)    130,068,750
     State and political subdivisions .....      2,000,000            --          --       2,000,000
                                             -------------    ----------   ---------    ------------
                                             $ 132,131,039    $  183,656   $ (25,360)   $132,289,335
                                             =============    ==========   =========    ============



                                                                  1996
                                      ------------------------------------------------------------
                                                           Gross         Gross        Estimated
                                          Amortized     unrealized    unrealized         fair
                                            cost           gains        losses          value
                                      ---------------- ------------ -------------- ---------------
   Available-for-sale:
    Marketable equity securities ....  $   3,100,600    $5,817,276    $       --    $  8,917,876
                                       =============    ==========    ==========    ============
   Held to maturity:
    U.S. Treasury ...................  $ 128,591,717    $  378,695    $ (149,412)   $128,821,000
    State and political subdivisions         219,613         3,387            --         223,000
                                       -------------    ----------    ----------    ------------
                                       $ 128,811,330    $  382,082    $ (149,412)   $129,044,000
                                       =============    ==========    ==========    ============

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(3) INVESTMENT SECURITIES -- (Continued)


     The amortized cost and estimated fair value of debt securities at December 31, 1997 by contractual maturities are as follows:




                                                                 Estimated
                                                 Amortized          fair
                                                   cost            value
                                             ---------------- ---------------
          Due in one year or less:
  U.S. Treasury ............................  $ 114,916,857    $114,965,625
  U.S. agency obligations ..................        200,000         200,178
  State and political subdivisions .........      2,000,000       2,000,000
          Due after one year through five years:
  U.S. Treasury ............................     14,996,464      15,103,125
          Due after ten years:
  U.S. agency obligations ..................         17,718          20,407
                                              -------------    ------------
                                               $132,131,039    $132,289,335
                                               ============    ============

     There were no sales of investment securities during 1997, 1996 and 1995.

     Investment securities with an amortized cost of approximately $27,343,000 were pledged to secure public deposits at December 31, 1997.


(4) LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Major classifications of loans as of December 31, 1997 and 1996 are summarized as follows:




                                                  1997             1996
                                           ----------------- ----------------
  Loans secured by real estate:
  Construction ...........................   $  33,850,960     $ 28,786,688
  Single-family residential ..............     186,216,002      180,301,590
  Commercial .............................      57,221,618       51,628,480
  Other ..................................       4,579,022        5,839,090
  Commercial .............................      41,850,966       36,330,439
  Consumer ...............................      28,630,156       26,934,399
  Agricultural ...........................       3,335,116        2,669,149
  Other ..................................       2,566,365        2,390,266
                                             -------------     ------------
                                               358,250,205      334,880,101
  Allowance for possible loan losses .....      (4,144,752)      (4,138,816)
                                             -------------     ------------
                                             $ 354,105,453     $330,741,285
                                             =============     ============


     There were no loans designated as held for sale at December 31, 1997 and 1996.

     The Company offers loans to its officers, directors, and employees for the financing of their personal residences and for other personal purposes. These loans are made in the ordinary course of business and are made on substantially the same terms prevailing at the time as comparable transactions with other persons. Management does not believe these loans involve more than the normal risk of collectibility or present other unfavorable features.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(4) LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES -- (Continued)

     The following is a reconciliation of aggregate loans outstanding to executive officers, directors, and their immediate families for the year ended December 31, 1997:


  Balance at beginning of year .....  $ 1,641,214
  New loans ........................      800,000
  Principal repayments .............     (294,183)
                                      -----------
  Balance at end of year ...........  $ 2,147,031
                                      ===========

     A summary of the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 is as follows:



                                           1997           1996          1995
                                      -------------- ------------- -------------
  Balance at beginning of year ......  $ 4,138,816    $4,077,691    $3,785,930
  Allowance acquired in acquisition .           --       116,765            --
  Provision for possible loan losses       360,000       360,000       360,000
  Charge-offs .......................     (848,275)     (595,288)     (152,513)
  Recoveries ........................      494,211       179,648        84,274
                                       -----------    ----------    ----------
  Balance at end of year ............  $ 4,144,752    $4,138,816    $4,077,691
                                       ===========    ==========    ==========

     At December 31, 1997 and 1996, the Company had no nonaccrual loans. In addition, at and during the years ended December 31, 1997 and 1996, the Company had no impaired loans as defined by SFAS No. 114. Accruing loans ninety or more days past due totaled $-0- and $85,000 at December 31, 1997 and 1996, respectively.

     At December 31, 1997 and 1996 the Company was servicing loans for others amounting to $47,936,000 and $46,257,000, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes service fees from investors and certain charges collected from borrowers, such as late fees (see note 15).

     Effective January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS No. 125"). Among other provisions, SFAS No. 125 provides accounting standards for contractually specified servicing fees. Servicing rights were previously accounted for under the provisions of SFAS No. 122, "Accounting for Mortgage Servicing Rights". There were no capitalized servicing rights material to the consolidated financial statements at either December 31, 1997 or 1996.



(5) PREMISES AND EQUIPMENT

     Premises and equipment at December 31, 1997 and 1996 are as follows:



                                            1997            1996
                                      --------------- ---------------
  Land ..............................  $  6,069,565    $  5,114,063
  Building and improvements .........    16,746,236      16,023,395
  Furniture and equipment ...........     5,704,251       6,064,833
                                       ------------    ------------
                                         28,520,052      27,202,291
  Less accumulated depreciation .....    (7,613,959)     (7,359,214)
                                       ------------    ------------
  Premises and equipment, net .......  $ 20,906,093    $ 19,843,077
                                       ============    ============

(6) DEPOSITS

     At December 31, 1997 and 1996, time deposits of $100,000 or more amounted to approximately $49,903,000 and $47,353,000, respectively. For the years ended December 31, 1997, 1996 and 1995 interest expense on time deposits of $100,000 or more amounted to approximately $2,596,000, $2,304,000 and $1,444,000, respectively.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(6) DEPOSITS -- (Continued)

     Time deposit accounts as of December 31, 1997, mature in the following years and approximate amounts: 1998 - $215,169,000; 1999 - $28,836,000; 2000 -
$20,140,000; and thereafter - $762,000.


(7) SHORT-TERM BORROWINGS

     Short-term borrowings at December 31, 1997 and 1996 consist of the following:



                                                         1997           1996
                                                    -------------- -------------
Securities sold under agreements to repurchase .....  $ 7,632,000   $3,995,000
Treasury tax and loan deposits -- note option ......    3,419,315    1,979,642
                                                     ------------   ----------
                                                      $11,051,315   $5,974,642
                                                      ===========   ==========

     Information concerning securities sold under agreements to repurchase is summarized as follows:


  Average rate during year ..................          3.86%          3.53%
  Average balance during year ...............   $ 4,741,000     $3,827,000
  Maximum month-end balance during year .....   $ 7,632,000     $4,111,000

     These borrowings have maturities of less than 90 days. Securities sold under agreements to repurchase represent transactions whereby the Company sells investment securities to certain of its commercial customers on an overnight basis and repurchases such securities the next day.


(8) INCOME TAXES

     The components of income taxes for the years ended December 31, 1997, 1996 and 1995 are as follows:




                         1997           1996          1995
                    -------------- ------------- -------------
  Current:
  Federal .........  $ 4,399,708    $3,374,644    $3,201,216
  State ...........      345,292       237,700       420,362
                     -----------    ----------    ----------
                       4,745,000     3,612,344     3,621,578
                     -----------    ----------    ----------
  Deferred:
  Federal .........     (139,382)     (197,950)     (367,800)
  State ...........      (23,795)       72,539            --
                     -----------    ----------    ----------
                        (163,177)     (125,411)     (367,800)
                     -----------    ----------    ----------
                     $ 4,581,823    $3,486,933    $3,253,778
                     ===========    ==========    ==========


     The reconciliation of expected income tax expense at the statutory federal rate with income tax expense for the years ended December 31, 1997, 1996 and 1995 is as follows:




                                                                    1997           1996          1995
                                                               -------------- ------------- -------------
     Expected income tax expense at statutory rate (35%) .....  $ 4,189,311    $3,426,609    $3,241,431
     Increase (decrease) in income tax expense resulting from:
      State taxes, net .......................................      208,973       (48,560)      273,235
      Tax exempt income ......................................      (25,389)      (23,482)      (14,328)
      Other, net .............................................      208,928       132,366      (246,560)
                                                                -----------    ----------    ----------
      Income tax expense .....................................  $ 4,581,823    $3,486,933    $3,253,778
                                                                ===========    ==========    ==========

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(8) INCOME TAXES -- (Continued)

     The deferred tax components at December 31, 1997 and 1996 are as follows:




                                                               1997           1996
                                                          -------------- -------------
           Deferred tax assets:
    Allowance for loan losses ...........................  $ 1,312,939    $1,259,625
    Amortization of intangibles .........................      102,750        94,305
    Deferred compensation ...............................      163,777       121,189
    Depreciation ........................................       54,474        15,522
    Other ...............................................      155,525       155,115
                                                           -----------    ----------
  Total gross deferred tax assets .......................    1,789,465     1,645,756
                                                           -----------    ----------
           Less: Valuation allowance ....................           --            --
                                                           -----------    ----------
  Net deferred tax asset ................................    1,789,465     1,645,756
           Deferred tax liabilities:
    Premises and equipment ..............................      193,426       194,022
    Bond accretion ......................................       70,309        64,811
    Pension costs .......................................       58,824        83,194
    Unrealized gains on available-for-sale securities ...    3,472,529     1,977,874
                                                           -----------    ----------
  Total gross deferred tax liabilities ..................    3,795,088     2,319,901
                                                           -----------    ----------
  Net deferred tax liability ............................  $ 2,005,623    $  674,145
                                                           ===========    ==========



     No valuation allowance for deferred tax assets was required at December 31, 1997 or 1996 as management has determined that it is more likely than not that the net deferred tax asset can be realized. During 1997, the net deferred tax liability related to unrealized gains on available-for-sale securities increased approximately $1,152,886 due to 1997 fair value adjustments required under SFAS 115 for securities available-for-sale and further increased due to other adjustments totaling $341,769.



(9) EMPLOYEE BENEFIT PLANS

     Capital Accumulation Plan

     The Company has a profit sharing 401(k) plan (the "Plan") for all full time employees with at least one year of service, which covers substantially all employees. Under the Plan, employees may contribute up to an annual maximum as determined under the Internal Revenue Code, not to exceed 16% of the participant's compensation. The Company matches 100% of such contributions for the first three percent of the participant's contributions and 50% of the next three percent. Further, the Company may make additional contributions on a discretionary basis. The Plan provides that employees' contributions are 100% vested at all times and the Company's contributions are 100% vested after five years of service. The Company incurred $227,427, $196,491 and $166,242 of expense related to the Plan for the years ended December 31, 1997, 1996 and 1995, respectively.


     Pension Plan

     The Company has a noncontributory, defined benefit pension plan which covers substantially all full-time employees. The Company's funding policy is based on actuarially calculated amounts to fund normal pension cost and any unfunded accrued liability. The Plan utilizes the projected unit credit actuarial cost method.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(9) EMPLOYEE BENEFIT PLANS -- (Continued)

     Net pension expense for the years ended December 31, 1997, 1996 and 1995 includes the following components:



                                                                      1997           1996           1995
                                                                --------------- ------------- ---------------
    Service cost -- benefits earned during the year ...........  $    167,609    $  131,738    $    130,738
    Interest cost on projected benefit obligation .............       343,859       310,667         295,047
    Return on assets ..........................................    (1,244,808)     (496,602)     (1,279,949)
    Net deferral of actuarial gain ............................       840,787       123,257         912,783
    Net amortization of unrecognized net transition asset .....       (45,613)      (55,173)        (55,173)
                                                                 ------------    ----------    ------------
       Net pension expense ....................................  $     61,834    $   13,887    $      3,446
                                                                 ============    ==========    ============

     The funded status of the Plan as of December 31, 1997 and 1996 was as follows:



                                                                       1997            1996
                                                                  -------------- ---------------
      Actuarial present value of benefit obligation:
        Accumulated benefit obligation:
         Vested benefits ........................................  $  4,225,782   $  3,715,927
         Nonvested benefits .....................................       125,663         58,409
                                                                   ------------   ------------
          Total accumulated benefit obligation ..................     4,351,445      3,774,336
         Effect of anticipated salary increases .................       986,675        812,726
                                                                   ------------   ------------
      Projected benefit obligation ..............................     5,338,120      4,587,062
      Plan assets, at fair value ................................    (7,296,169)    (6,178,798)
                                                                   ------------   ------------
      Plan assets in excess of projected benefit obligation .....     1,958,049      1,591,736
      Unrecognized prior service costs ..........................        76,588         86,148
      Unrecognized net gain .....................................    (1,457,873)      (984,113)
      Unrecognized net asset from transition date ...............      (257,491)      (312,664)
                                                                   ------------   ------------
          Prepaid pension expense ...............................  $    319,273   $    381,107
                                                                   ============   ============

     Actuarial assumptions used to determine the Plan's funded status were as follows:



                                                  1997        1996
                                               ----------  ----------
  Discount rate ..............................     7.25%       7.25%
  Rate of increase in compensation levels ....     4.25%       4.25%
  Expected long-term rate of return on assets      8.25%       8.25%

     The Plan's investment portfolio consists of approximately 50% equity securities, 49% fixed income investments, and 1% cash equivalents at December 31, 1997.


     Employee Death Benefit and Post-Retirement Non-Competition and Consultation Agreements


     The Company has in place Employee Death Benefit and Post-Retirement Non-Competition and Consultation Agreements (the "Agreements") covering two of its executive officers. The Agreements provide for certain benefits to be paid to the executive officers upon either their retirement (as defined in the Agreements) or their death. The Company's accrual for these future benefits was $420,000 and $310,000 at December 31, 1997 and 1996, respectively.



(10) REGULATORY RESTRICTIONS

     The Company is regulated by the Board of Governors of the Federal Reserve System ("FRB"). The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") and the State of North Carolina Office of the Commissioner of Banks.

     Subject to applicable law, the Boards of Directors of the Company and the Bank may each provide for the payment of dividends. Future declarations of cash dividends, if any, by the Company may depend upon dividend payments by the Bank

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(10) REGULATORY RESTRICTIONS -- (Continued)

to the Company. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the bank.

     Under regulations of the Federal Reserve, banking affiliates are required to maintain certain average reserve balances which include both cash on hand and deposits with the Federal Reserve. These deposits are included in cash and cash equivalents in the accompanying balance sheets. At December 31, 1997 and 1996 the Bank was required to maintain such balances at $5,782,000 and $4,375,000, respectively.

     The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios, as set forth in the table below. Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The actual capital amounts and ratios for the Company and the Bank are presented in the table below (dollars in thousands):




                                                                    Actual                                      To be well
                                                -----------------------------------------------     For         capitalized
                                                        Company                  Bank             capital      under prompt
                                                ----------------------- -----------------------   adequacy      corrective
                                                   Amount      Ratio       Amount      Ratio      purposes   action provisions
                                                ----------- ----------- ----------- ----------- ----------- ------------------
 As of December 31, 1997:
 Total Capital (to Risk Weighted Assets) ......  $ 51,122       13.93%   $ 48,345       13.55%    >=8.00%     >=10.00%
 Tier 1 Capital (to Risk Weighted Assets) .....    46,977       12.80      44,200       12.39     >=4.00      >= 6.00
 Tier 1 Capital (to Average Adjusted Assets) ..    46,977        8.52      44,200        7.87     >=4.00      >= 5.00




                                                                    Actual                                      To be well
                                                -----------------------------------------------     For         capitalized
                                                        Company                  Bank             capital      under prompt
                                                ----------------------- -----------------------   adequacy      corrective
                                                   Amount      Ratio       Amount      Ratio      purposes   action provisions
                                                ----------- ----------- ----------- ----------- ----------- ------------------
 As of December 31, 1996:
 Total Capital (to Risk Weighted Assets) ......  $44,112       13.79%   $42,111   13.80%       >=8.00%     >=10.00%
 Tier 1 Capital (to Risk Weighted Assets) .....   40,113       12.54     37,972   12.44        >=4.00      >= 6.00
 Tier 1 Capital (to Average Adjusted Assets) ..   40,113        8.55     37,972    8.21        >=4.00      >= 5.00



(11) COMMITMENTS AND CONTINGENCIES

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, lines of credit and standby letters of credit. These instruments involve elements of credit risk in excess of amounts recognized in the accompanying consolidated financial statements.

     The Company's risk of loss in the event of nonperformance by the other party to the commitment to extend credit, line of credit or standby letter of credit is represented by the contractual amount of these instruments. The Company uses the

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(11) COMMITMENTS AND CONTINGENCIES -- (Continued)

same credit policies on the borrower in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, real estate and time deposits with financial institutions. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.


     As of December 31, 1997 and 1996, outstanding financial instruments whose contract amounts represent credit risk were as follows:



                                                         1997           1996
                                                   -------------- --------------
  Outstanding commitments to lend, unfunded loans
  and lines of credit ............................  $113,927,044    $92,233,410
                                                    ============    ===========
  Standby and commercial letters of credit          $  5,806,858    $   877,918
                                                    ============    ===========

     The Company's lending is concentrated primarily in eastern and central North Carolina and the surrounding communities in which it operates. Credit has been extended to certain of the Company's customers through multiple lending transactions; however, there is no concentration to any single customer or industry.


(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Company's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Company taken as a whole. The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     Cash and Due from Banks and Federal Funds Sold

   The carrying amounts of cash and due from banks from federal funds sold are equal to the fair value due to the liquid nature of these financial instruments.


     Investment Securities

   Fair values of investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar investment securities.


     Loans Receivable

   Fair values have been estimated by type of loan: residential real estate loans, consumer loans, and commercial and other loans. For variable-rate loans that reprice frequently and with no significant credit risk, fair values are based on carrying values. The fair values of fixed rate loans are estimated by discounting the future cash flows using the current rates at which loans with similar terms would be made to borrowers with similar credit ratings and for the same remaining maturities. The Company has assigned no fair value to off-balance sheet financial instruments since they are either short term in nature or subject to immediate repricing.


     Deposits

   The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at year end. Fair value of certificates of deposit is estimated by discounting the future cash flows using the current rate offered for similar deposits with the same maturities.

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS -- (Continued)

     Short-Term Borrowings

   The carrying amounts of short-term borrowings approximate fair values due to the fact these borrowings mature within 90 days.


     Accrued Interest Receivable and Payable

     The carrying amount of accrued interest approximates market.

   The following table presents information for financial assets and liabilities as of December 31, 1997 and 1996 (in thousands):



                                                           1997                   1996
                                                 ------------------------ ---------------------
                                                               Estimated              Estimated
                                                   Carrying       fair     Carrying     fair
                                                     value       value       value      value
                                                 ------------ ----------- ---------- ----------
      Financial assets:
       Cash and due from banks .................  $  17,125    $ 17,125    $ 16,516   $ 16,516
       Federal funds sold ......................     33,300      33,300      23,700     23,700
       Investment securities available-for-sale      11,809      11,809       8,918      8,918
       Investment securities held to maturity ..    132,131     132,289     128,811    129,044
       Federal Home Loan Bank of Atlanta stock .      1,803       1,803       1,654      1,654
       Accrued interest receivable .............      4,069       4,069       3,748      3,748
       Loans, net ..............................    354,105     353,561     330,741    332,062
                                                  ---------    --------    --------   --------
          Total financial assets ...............  $ 554,342    $553,956    $514,088   $515,642
                                                  =========    ========    ========   ========
      Financial liabilities:
       Deposits ................................    505,237     503,848     479,140    477,025
       Short-term borrowings ...................     11,051      11,051       5,975      5,975
       Accrued interest payable ................      3,303       3,303       3,136      3,136
                                                  ---------    --------    --------   --------
          Total financial liabilities ..........  $ 519,591    $518,202    $488,251   $486,136
                                                  =========    ========    ========   ========

(13) PARENT COMPANY FINANCIAL DATA

     The Company's principal asset is its investment in The Fidelity Bank. Condensed financial statements for the parent company as of December 31, 1997 and 1996 and for the three years then ended are as follows (in thousands):


                           Condensed Balance Sheets




                                                  1997       1996
                                              ----------- ----------
       Cash .................................  $    141    $    34
       Investments ..........................    11,809      7,900
       Investment in wholly-owned subsidiary     50,604     45,273
       Other assets .........................        36          8
                                               --------    -------
  Total assets ..............................  $ 62,590    $53,215
                                               ========    =======
       Deferred tax liability ...............     3,473      1,973
       Shareholders' equity .................    59,117     51,242
                                               --------    -------
  Total liabilities and stockholders' equity   $ 62,590    $53,215
                                               ========    =======

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(13) PARENT COMPANY FINANCIAL DATA -- (Continued)

                        Condensed Statements of Income




                                                                      1997       1996       1995
                                                                   ---------- ---------- ---------
      Dividends from wholly-owned subsdiairy .....................  $ 1,971     $  965    $  768
      Other dividends ............................................      100         90        81
      Miscellaneous expenses .....................................      (26)       (40)      (47)
                                                                    -------     ------    ------
          Income before equity in undistributed earnings of
            wholly-owned subsidiary ..............................    2,045      1,015       802
      Equity in undistributed earnings of wholly-owned subsidiary     5,343      5,288     5,205
                                                                    -------     ------    ------
          Net income .............................................  $ 7,388     $6,303    $6,007
                                                                    =======     ======    ======


                      Condensed Statements of Cash Flows




                                                                              1997        1996        1995
                                                                           ---------- ----------- -----------
      Cash flow from operating activities:
       Net income ........................................................  $  7,388   $  6,303    $  6,007
       Equity in undistributed earnings of wholly-owned subsidiary .......    (5,343)    (5,288)     (5,205)
       Dividend of investment securities from wholly-owned subsidiary ....    (1,001)        --          --
       (Increase) decrease in other assets ...............................       (28)         1          37
                                                                            --------   --------    --------
          Net cash provided by operating activities ......................     1,016      1,016         839
                                                                            --------   --------    --------
      Cash flows from financing activities:
       Dividends paid ....................................................      (909)      (914)       (686)
       Redemption of common stock ........................................        --       (255)         --
                                                                            --------   --------    --------
          Net cash used in financial activities ..........................      (909)    (1,169)       (686)
          Net increase (decrease) in cash and cash equivalents ...........       107       (153)        153
      Cash and cash equivalents at beginning of year .....................        34        187          34
                                                                            --------   --------    --------
      Cash and cash equivalents at end of year ...........................  $    141   $     34    $    187
                                                                            ========   ========    ========



(14) RELATED PARTIES

     The Company has entered into various service contracts with another bank holding company and its subsidiary (the "Corporation"). The Corporation has two significant shareholders, which are also significant shareholders of the Company. At December 31, 1997, the first significant shareholder beneficially owned 11,155 shares, or 39.26 percent, of the Company's outstanding common stock. At the same date, the second significant shareholder beneficially owned 3,123 shares, or 10.99 percent, of the Company's outstanding common stock.

     These two significant shareholders are directors and executive officers of the Corporation and at December 31, 1997, beneficially owned 2,548,519 shares, or 26.46 percent, and 1,157,052 shares, or 12.01 percent, respectively, of the Corporation's outstanding Class A common stock, and 632,146 shares, or 36.04 percent, and 190,191 shares, or 10.84 percent, respectively, of the Corporation's outstanding Class B common stock. The above totals include 258,136 Class A common shares, or 2.68 percent, and 41,825 Class B Common shares, or 2.38 percent, that are considered to be beneficially owned by both of the shareholders and, therefore, are included in each of their totals. A subsidiary of the Corporation is First-Citizens Bank & Trust Company ("FCB").

     Data and item processing expenses, including courier services, proof and encoding, microfilming, check storage, statement rendering and item processing forms, paid by the Company to the Corporation totaled approximately $1,213,000, $1,226,000 and $1,012,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Other expenses paid by the Company to the Corporation totaled approximately $639,000, $392,000 and $329,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company also has a correspondent relationship with the Corporation. Correspondent

                FIDELITY BANCSHARES (N.C.), INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(14) RELATED PARTIES -- (Continued)


account balances with the Corporation included in cash, due from banks and federal funds sold totaled $41,253,338 and $30,905,906 at December 31, 1997 and 1996, respectively.


(15) SUBSEQUENT COMPANY EVENTS (UNAUDITED)

     During January 1998, the Company sold rights to service $51 million in mortgage loans to Southern Bank and Trust Company ("SBT"), Mount Olive, North Carolina, for $522,000 (including accrued interest), resulting in a gain of $507,456. The two significant shareholders of the Company also are significant shareholders of Southern BancShares (N.C.), Inc., the parent holding company for SBT.


     The Company has entered into an agreement, subject to regulatory approval, to buy five branches from FCB. The effect on the Company will be an increase of approximately $72.6 million in deposits and $35.5 million in assets (including premises and loans). This transaction is scheduled to be completed October 1998.

     The Company has opened six de novo branches subsequent to December 31, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by BancShares, the Issuer Trust or by the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of BancShares or the Issuer Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until       *      , 1998 all dealers effecting transactions in the Capital
Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                       --------------------------------

                               TABLE OF CONTENTS



                                                                  Page
                                                               ---------
Available Information ......................................        4
Prospectus Summary .........................................        5
Risk Factors ...............................................       12
Fidelity BancShares (N.C.), Inc. ...........................       18
FIDBANK Capital Trust I ....................................       20
Accounting Treatment .......................................       20
Use of Proceeds ............................................       20
Consolidated Ratios of Earnings to Fixed Charges ...........       21
Capitalization .............................................       22
Selected Consolidated Financial Data .......................       23
Management's Discussion and Analysis of Financial
   Condition and Results of Operations .....................       24
Business ...................................................       48
Supervision and Regulation .................................       51
Beneficial Ownership of Securities .........................       56
Directors and Executive Officers ...........................       57
Executive Compensation .....................................       58
Certain Relationships and Related Transactions .............       59
Description of the Capital Securities ......................       60
Description of the Junior Subordinated Debentures ..........       71
Description of the Guarantee ...............................       78
Relationship Among the Capital Securities, the Junior
   Subordinated Debentures and the Guarantee ...............       80
Federal Income Tax Consequences ............................       81
ERISA Considerations .......................................       84
Underwriting ...............................................       86
Legal Matters ..............................................       87
Experts ....................................................       87
Fidelity BancShares (N.C.), Inc. and Subsidiary
   Index to Consolidated Financial Statements ..............      F-1



                                  $20,000,000







                            FIDBANK Capital Trust I






                             * % Capital Securities
                     fully and unconditionally guaranteed,
                            as described herein, by







                              Fidelity BancShares
                                 (N.C.), Inc.





                          --------------------------

                                   PROSPECTUS
                          --------------------------

                               Wheat First Union





                               October *  , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II.
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:




  Printing fees and expenses ...........  $ 40,000
  Legal fees and expenses ..............    75,000
  Accounting fees and expenses .........    75,000
  Blue Sky fees and expenses ...........     1,000
  Trustees' fees and expenses ..........     7,500
  Other (1) ............................    20,000
                                          --------
    Total ..............................  $218,500
                                          ========
---------
(1) Includes Securities and Exchange Commission registration fee of $6,785.




Item 14. Indemnification of Directors and Officers.

     Permissible Indemnification. Under the General Corporation Law of the State of Delaware, Registrant generally may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Registrant), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In the case of an action or suit by or in the right of Registrant to procure a judgment in its favor, Registrant generally may indemnify any person who was or is a party, or is threatened to be made a party, to any such threatened, pending or completed action or suit by reason of the fact that he is or was a director or officer of Registrant, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant and, if he shall have been adjudged to be liable to Registrant, only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Mandatory Indemnification. To the extent that a director or officer of Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Advance for Expenses. Expenses incurred by a director or officer of Registrant in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by Registrant in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay amounts advanced if it ultimately is determined that such person is not entitled to be indemnified by Registrant against such expenses.

     Indemnification by Registrant. Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under Delaware law, Registrant may purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Registrant would have the power to indemnify him against such liability. Registrant maintains a liability insurance policy covering its directors and officers.


Item 15. Recent Sales of Unregistered Securities

     Registrant has not sold any securities within the past three years.

Item 16. Exhibits.


     An index of exhibits appears at page II-5 and is incorporated herein by reference.



Item 17. Undertakings.


     Each of the undersigned Registrants hereby undertakes that:


     1. The Registrants will provide to the Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     2. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     3. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Fidelity BancShares (N.C.), Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fuquay-Varina, North Carolina, on October 21, 1998.


                          FIDELITY BANCSHARES (N.C.), INC.



                          By: /s/   BILLY T. WOODARD
                             ---------------------------------
                                    Billy T. Woodard
                                    Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.






              Signature                             Title                     Date
-------------------------------------  ------------------------------ --------------------
/s/  BILLY T. WOODARD                  Chairman, Chief Executive      October 21, 1998
---------------------------------      Officer and Director
 Billy T. Woodard                      (principal executive officer)

/s/   HAYWOOD A. LANE                  President and Director         October 21, 1998
---------------------------------
 Haywood A. Lane
 /s/    F. RAY ALLEN                   Director                       October 21, 1998
---------------------------------
 F. Ray Allen
/s/   WILEY H. COZART, M.D.            Director                       October 21, 1998
---------------------------------
 Wiley H. Cozart, M.D.
 /s/   WALLACE H. MITCHELL             Director                       October 21, 1998
---------------------------------
 Wallace H. Mitchell
 /s/   SAM C. RIDDLE                   Director                       October 21, 1998
---------------------------------
 Sam C. Riddle, Jr.



     Pursuant to the requirements of the Securities Act of 1933, FIDBANK Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fuquay-Varina, North Carolina, on October 21, 1998.

                               FIDBANK CAPITAL TRUST I

                               By: FIDELITY BANCSHARES (N.C.), INC.




                               By: /s/  BILLY T. WOODARD
                                  ---------------------------------
                                        Billy T. Woodard
                                        Chairman and Chief Executive Officer

                                 EXHIBIT INDEX



 Exhibit No.                                               Description                                              Page No.
------------- ---------------------------------------------------------------------------------------------------- ---------
  1.1        *Form of Underwriting Agreement for Capital Securities
  3.1        *BancShares' Certificate of Incorporation
  3.2        *BancShares' By-laws
  4.1        *Initial Trust Agreement of FIDBANK Capital Trust I, as amended
  4.2        *Certificate of Trust of FIDBANK Capital Trust I
  4.3        *Form of Amended and Restated Trust Agreement of FIDBANK Capital Trust I
  4.4        *Form of Capital Security Certificate for FIDBANK Capital Trust I (included as an Exhibit to
              Exhibit 4.3 hereto)
  4.5        *Form of Guarantee Agreement
  4.6        *Form of Junior Subordinated Indenture between BancShares and Bankers Trust Company, as
              Debenture Trustee
  4.7        *Form of Junior Subordinated Debenture (included in Section 2.2 of Exhibit 4.6 hereto)
  5.1         Opinion of Ward and Smith, P.A., relating to the legality of the Junior Subordinated Debentures and the Guarantee (filed herewith)
  5.2         Opinion of Richards, Layton & Finger, P.A., as to the legality of the Capital Securities (filed herewith)
  8.1         Opinion of Hunton & Williams as to certain federal income tax matters (filed herewith)
 10.1        *Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement between
              Billy T. Woodard and The Fidelity Bank
 10.2        *First Amendment to Employee Death Benefit and Post-Retirement Noncompetition and Consultation
              Agreement between Billy T. Woodard and The Fidelity Bank
 10.3        *Employee Death Benefit and Post-Retirement Noncompetition and Consultation Agreement between
              Haywood A. Lane, Jr., and The Fidelity Bank
 10.4        *First Amendment to Employee Death Benefit and Post-Retirement Noncompetition and Consultation
              Agreement between Haywood A. Lane, Jr., and The Fidelity Bank
 10.5         Agreement for Banking Support Services
 12.1        *Statement re: computation of ratio of earnings to fixed charges
 16.1        *Letter regarding change in certifying accountant
 21.1        *List of subsidiaries
 23.1         Consent of KPMG Peat Marwick LLP (filed herewith)
 23.2         Consent of PricewaterhouseCoopers LLP (filed herewith)
 23.3         Consent of Ward and Smith, P.A. (included in Exhibit 5.1 hereto)
 23.4         Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)
 23.5         Consent of Hunton & Williams (included in Exhibit 8.1 hereto)
 23.6         Consent of White & Case LLP (included as Exhibit A to Exhibit 5.1 hereto)
 25.1        *Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust
              Company, as Trustee under the Junior Subordinated Indenture, as Property Trustee under the
              Amended and Restated Trust Agreement of FIDBANK Capital Trust I, and as Guarantee Trustee
              under the Guarantee for the benefit of holders of Capital Securities of FIDBANK Capital Trust I
 27.1        *Financial data schedule
 27.2        *Financial data schedule

---------
* Previously filed.